EXPLORATION AND EXPLOITATION CONTRACT FOR SECTOR SANTIAGO DE LA
ATALAYAS I ENTERED INTO BETWEEN THE EMPRESA COLOMBIANA DE
PETROLEOS AND TRITON COLOMBIA, INC.



Between the EMPRESA COLOMBIANA DE PETROLEOS, hereunder called ECOPETROL, a commercial and industrial company of the State, with its own juridical identity, created by Law 165 and 1948 and presently governed by Decree No. 062 of 1970, represented by Jose Fernando Osaza Delgado, of age, resident of this city, bearer of citizenship certificate No. 17.143.307 issued in Bogota, Colombia, who acts as its President and duly authorized by the Board of Directors, as witnessed by instrument No. 1,504 dated the 21st day of April, 1982, for one party, and for the other party, TRITON COLOMBIA, INC., hereinafter called "TRITON" with a branch established in Bogota and represented by John P. Tatum, of age, a citizen of the United States of America, resident of Dallas, Texas, U.S.A., holder of passport #C1006930, issued in Houston, Texas, U.S.A., who acts as its President, duly authorized as its legal representative, a contract has been entered into as described in the following clauses:

CHAPTER I.	GENERAL PROVISIONS.

	  CLAUSE 1.	OBJECT OF THIS CONTRACT

	  1.1	The object of this contract is the exploration of the
     Contract Area and the exploitation of  petroleum of National
     Ownership which may be found in such area described in Clause 3.

	  1.2	In accordance with Article I of Decree 2310 of 1974, the
       exploration and exploitation of State-owned hydrocarbons is under the direction of ECOPETROL which may carry out these activities directly or by means of contracts with private parties. In accordance with this authority ECOPETROL has agreed with TRITON to explore the Contract Area and exploit the petroleum that may be found in it, in accordance with the terms and provisions of this instrument.

	  1.3	Without prejudice to the stipulations of this Contract, it
       is understood that TRITON shall have in the petroleum which may be produced in the Contract Area and in its corresponding share, the same rights and obligations observed by all those who exploit State-owned petroleum - within the country in accordance with Colombian Law.

	  1.4	ECOPETROL and TRITON agree that they carry out the work of
       exploration and exploitation on the lands of the Contract Area, that they will share the cost and risks of the same in the proportions and under the terms provided for in this contract, and that the properties they may acquire and the petroleum produced and stored will belong to each party in the proportions stipulated.

	CLAUSE 2 - APPLICABILITY OF THE CONTRACT

	This contract applies to the Contract Area, delineated in Clause 3, or to the part of it, subject to the same terms, when
Clause 8 may have been applied.


	CLAUSE 3 - CONTRACT AREA

	An area of approximately 159,150 hectares, located in the Municipality of Casanare in the Department of Boyaca, as described below, and as it appears on the attached map as Addendum "A", which forms a part of this contract, as well as the respective set of calculations: take as the point of reference the geodetic vertex Yopal-916 of the Agostin Codazzi Geographic Institute and which Gauss-system coordinates based on Bogota are: N 1,084,033.90 meters, E 1,183,699.03 meters and whose geographic coordinates are: Latitude 5 degrees 21'24.174" North of the Ecuator and longitude 72 degrees 25'25.767" West of Greenwich. From this geodetic vertex, continue on a bearing of 217 degrees 42'18.77" West for a distance of 4,313.32 meters until point "A", the starting point of the Santiago coordinate grid of which the Gauss coordinates are: N 1.080,621.34 meters E 1,181,061.01 meters. From point "A" , bear 127 degrees 42'17.879" for a distance of 13,873.90 meters until arriving at point "B" of which the Gauss coordinates are: N 1,072,136.07 meters E 1,192,037.59 meters. The line "AB" bordering in part with the line "CB" of the Tame Association Contract with Provincia. From point "B", bear 223 degrees 49'39.931" for a distance of 16,820.45 meters until arriving at point "C" of which the Gauss coordinates are: N 1,060,001.38 meters, E 1,180,389.55 meters. The line "BC" bordering in part with the line "AN" of the Casanare A-1 Association Contract with Elf Aquitaine. From Point "C", bear 134 degrees 31'29.374" for a distance of 14,221.94 meters until arriving at point "D" at which the Guass coordinates are: N 1,049,853.26 meters, E 1,190,353.44 meters. From point "D", bear 226 degrees
20'38.964" for a distance of 21,506.38 meters until arriving at point "E" of which the Gauss coordinates are: N 1,035,006.87 meters, E 1,174,793.59 meters. Lines "CD" and "DE" are coincident with the lines "NM" and "ML" of the Casanare A-1 Association Contract. From point "E", bear 136 degrees 20'56.981" for a distance of approximately 1,410.00 meters until arriving at point "F" located on the right bank of the Rio Cusiana and of which the Gauss coordinates are: N 1,033,986.65 meters, E 1,175,766.86 meters. From point "F", continue upstream along the right bank of the Rio Cusiana until arriving at point "G" located on the same right bank of the Rio Cusiana and where the mouth of the Rio Caja enters into the Rio Cusiana and of which the Gauss coordinates are: N 1,046,780 meters, E 1,153,620 meters. The straight line that connects "F" and "G" has a bearing from point "F" of 300 degrees 00'47.873" and a separation distance of 25,576.42 meters. From point "G", continue upstream along the right bank of the Rio Cusiana until arriving at point "H" located on the same right bank of the Rio Cusiana and of which the Gauss coordinates are: N 1,059,259.92 meters, E 1,148,411.31 meters. The straight line that connects "G" and "H" has a bearing of 337 degrees 20'45.668" and a separation distance of 13,523.27 meters. From point "H", continue upstream along the right bank of the Rio Cusiana until arriving at point "J" located on the same right bank of the Rio Cusiana and of which the Gauss coordinates are: N 1,084,962.50 meters, E 1,154,473.62 meters. The straight line that connects "H" and "J" has a bearing of N 13 degrees 16'17".213" and a separation distance of 26,407.84 meters. From point "J", bear N 49 degrees 00'35.778" for a distance of 13,080.00 meters until arriving at point "K" of which the Gauss coordinates are: N 1,093,542.04 meters, E1,164,346.71 meters. From point "K", bear
127 degrees 42'17.879" for a distance of 21,126,10 meters until arriving at point "A", starting point of the grid. The areal closure of the Contract Area is 159,150 hectares 2,118 square meters and is located in the Municipalities of Yopal and Aguazul in the Province of Casanare and Municipality of Pajarito in the Department of Boyaca.

	Paragraph A. It is agreed that in the contract area there are 53,700 hectares of private mineral ownership in the sectors known as Santiago de Atalayas and Pueblo Viejo de Cusiana; in these sectors, ECOPETROL has the responsibility to negotiate with the private mineral owners. TRITON will repay ECOPETROL for the payments that it makes to the residents of Santiago de
Atalayas and Pueblo Viejo de Cusiana, at 16.00 Pesos per hectare/annually according to each resident's quota under the 45% private mineral ownership. The first payment will be made by ECOPETROL for the first two years of the option contract.
From then on a payment will be made equivalent to the sum paid the past year + 30% of that payment. ECOPETROL will be responsible for all claims and for the handling of relations with the owners of the private property mentioned above and will maintain all contracts made with the private owners during the term of this Association Contract. If TRITON is presented with any claim from any of the private mineral owners, TRITON should give the corresponding information in writing to ECOPETROL within 10 days following receipt of such claim to maintain this clause in effect.


	CLAUSE 4.	DEFINITIONS

	For the purpose of this contract, the terms listed below will have the following meanings:

	A.	Contract Area:  The lands defined in Clause 3 above, subject to Clause 8.

	B.	Petroleum:  The natural mixture of hydrocarbons in liquid or gaseous state, as well as those substances accompanying or derived from them except helium and rare gases.

	C.	Operator: The party designated by the parties who, for their account, will directly conduct the necessary operations for the exploitation of petroleum that may be found in the Contract Area.

	D.	Joint Account:  The records maintained by means of
    accounting journals, in accordance with Colombian Law, to credit or charge the parties with their proportionate shares of the joint operation.

	E.	Interest in the Operation:  The participation in the
    obligations and rights which each of the parties acquires in the exploitation of the contract area.

	F.	Commercial Field:  That portion of the Contract Area capable of producing petroleum in such quantity and of such quality as to make it commercially exploitable.

	G.	Budget:  The investment and expense estimates for each
    calendar year or portion of a calendar year or for a project.

	H.	Effective Date:  The 1st day of July 1982.

	I.	Parties  On the effective date, ECOPETROL and TRITON.
    Thereafter and at any time, ECOPETROL on the one hand, and TRITON or its assignees for the other party.

	J.	Exploration Period:  The time available to TRITON  to comply with the obligations stipulated in Clause 5 of this Contract and which will not be longer than six (6) years beginning with the effective date, except in such cases as are contemplated in Clauses 9.3 and 34.

	K.	Exploration Program:  The operations conducted by TRITON
    relating to the search and discovery of petroleum within the Contract Area.

	L.	Period of Exploitation:  The time beginning when the period
    of exploration ends until the termination of this contract.

	M.	Exploratory Well:  Is any well designated as such by TRITON
    to be drilled or deepened for its account in the Contract Area in the search for petroleum.

	N.	Development Well:  Is any well previously programmed for the
    Joint Operation and for production.

	O.	Joint Operation:  The activities and work conducted or in
    the process of being conducted in the name of the parties and for their account.

	P.	Commercial Interest:  The rate of interest that the Banco de
    Bogota, in the case of pesos, charges commercial borrowers with good credit rating on 180-day loans; in the case of United
    States dollars, the prime rate fixed by CitiBank of New York.


CHAPTER II.		EXPLORATION

	CLAUSE 5.	TERMS AND CONDITIONS

	  5.1a.	TRITON agrees to conduct a seismic program of
        approximately 150 kilometers during the first year starting with the effective date of this contract, or before if ECOPETROL so authorizes. During the second year, TRITON will be obligated to drill the first exploration well, deep enough to penetrate formations that can produce petroleum in the area. At the end of the first year or at the end of such drilling, TRITON will have the option to terminate the contract, only after having complied with the above-mentioned obligations.

		      During the third year, TRITON agrees to drill a second exploratory well to a depth required to reach producing formations. Upon completion of this drilling, TRITON may terminate the contract if it has complied with the above-mentioned obligation.

	  5.2	If TRITON has satisfactorily complied with the obligations
       stipulated in Clause 5, ECOPETROL, upon request by TRITON, will extend the exploration period annually for up to three (3) additional years; during each extension, TRITON will be obligated to conduct exploration work in the area involving the drilling of a minimum of two exploratory wells each year.

	  5.3	If during any year of the exploration period TRITON decides
       to accelerate work corresponding to the following year's commitments, TRITON may seek ECOPETROL's approval to undertake such work. If the request is accepted by ECOPETROL, ECOPETROL will decide in what form and amount the transfer of said work will be effected.

	  5.4	During the term of this contract TRITON  may conduct
       exploration work in the areas it retains in accordance with Clause 8, and TRITON will be solely responsible for the risks and costs of such activities and therefore, will have complete and exclusive control of same without modifying the term of the contract.

	CLAUSE 6.	PROVISION OF INFORMATION DURING EXPLORATION

	  6.1	ECOPETROL will furnish TRITON with all the information it
       possesses in the Contract Area when TRITON so requests. The costs incurred in the reproduction and delivery of said information will be borne by TRITON.

	  6.2	During the exploration period, TRITON will deliver to
       ECOPETROL, as it obtains it, all geological and geophysical information, edited magnetic tapes, processed seismic sections and all supportive field information, magnetic and gravity profiles, all in reproducible originals, copies of geophysical reports, reproducible originals of all well logs of the wells drilled by TRITON including a Final Composite Log of each well and copies of the final drilling report, including core analyses, results of production tests and any other information related to the drilling, study or interpretation of any kind performed by TRITON on the Contract Area, without limitation. ECOPETROL has the right at all times to use procedures it considers appropriate and/or necessary to witness all operations and to verify all data listed above.

	  6.3	The Parties agree that all information obtained under this
       contract is of a confidential nature during the term of such contract. By agreement between the Parties, they may exchange such information with companies that are or are not associated with ECOPETROL. It is understood that all that is agreed to herein is without prejudice to TRITON's obligation to submit to the Ministry of Mines and Energy all information which the latter may request, in accordance with all legal and regulatory requirements now in force. It is understood and agreed that TRITON may provide such information as it deems necessary for its parent or affiliates, or to lending institutions in connection with financing arrangements, and as required by any competent authority with jurisdiction over TRITON or its parent, or by the rules of any stock exchange in which the shares of TRITON or related companies may be registered.

	CLAUSE 7.	BUDGET AND EXPLORATION PROGRAMS.

		     Under this contract, TRITON will have the responsibility to prepare, the necessary programs and budgets to conduct exploration of the Contract Area. Said budgets and programs will be timely presented to ECOPETROL.


	CLAUSE 8.	RELINQUISHMENT OF AREAS.

	  8.1. Upon the termination of the initial exploration period or extensions thereof, but no later than the 6th year. If a commercial field has been discovered in the Contract Area, said area will be reduced to fifty percent (50%) of the original area; two (2) years later the Area will be reduced to twenty-five percent (25%) of the original Area, and two (2) years later the Area will be reduced to the area of the commercial field or fields which are in production or development plus a reserve zone of five kilometers wide around each field. The commercial fields plus the zone surrounding each field will be designated the exploitation area and this will be the only portion of the Contract Area that will remain subject to the terms of this contract.

	  8.2.	TRITON will determine the areas it will relinquish to
        ECOPETROL in lots with a minimum size of five thousand (5,000) hectares each, unless TRITON can demonstrate that this is not possible. Notwithstanding the obligation to relinquish the areas discussed in Clause 8.1., TRITON will not be obligated to relinquish areas under development or production, including the reserve zones of five (5) kilometers wide surrounding such areas, unless TRITON suspends its development and/or production operations for more than one year, continuously, without just cause. In such case, TRITON will return such areas to ECOPETROL terminating the contract for such areas or part of an area.

CHAPTER III.  EXPLOITATION


	CLAUSE 9.	TERMS AND CONDITIONS

	  9.1	To initiate the joint operation under the terms of this
       contract, it is understood that exploitation work will begin once both parties recognize the existence of a commercial field or upon compliance with the provisions of Clause 9.5. The existence of a commercial field will be determined by the drilling, by TRITON, within the proposed commercial field, of a sufficient number of wells to permit a reasonable assessment of the Commerciality of the field. In this case, TRITON will notify ECOPETROL, in writing, of the discovery of a commercial field, furnishing the studies upon which it has based this conclusion. ECOPETROL, within a period of sixty (60) calendar days, counting from the day of said notification, may accept or reject the existence of the commercial field.

	  9.2	If ECOPETROL accepts the existence of the commercial field,
       it shall so advise TRITON within a period of sixty (60) days in accordance with Clause 9.1. and shall commence participation, within the terms of this contract, in the development of the commercial field discovered by TRITON. ECOPETROL shall reimburse TRITON for fifty percent (50%) of the cost of drilling and completing the wells which, having been drilled by TRITON as exploratory wells within the commercial field mentioned in Clause 9.1. have proven commercially productive and have been put on production by the Operator. Payment shall be made by ECOPETROL to TRITON with the total amount of its participation in the production of said wells in United States of America dollars, or in petroleum at the option of ECOPETROL, deducting the royalty mentioned in Clause 13, and said wells shall be property of the Joint Account from the moment they are put on production.

	  9.3	Should ECOPETROL not accept the existence of the commercial
       field as mentioned in Clause 9.1., it may inform TRITON of the additional work that it considers necessary to prove the existence of a commercial field. The cost of said work may not exceed US $1,000,000 nor may it require for its completion a period in excess of one year, in which event, the period of exploration for the Contract Area will be extended automatically for a period equal to that which the parties have agreed to as being necessary to conduct the additional work requested by ECOPETROL in this clause but without prejudice to the stipulation of Clause 8.1. regarding the reduction of areas.

	  9.4	If ECOPETROL accepts the existence of the commercial field
       described in Clause 9.1., after the additional work has been completed in accordance with Clause 9.3., it will begin to participate in the development operations of the above-mentioned field, under the terms of this contract, and will reimburse
       TRITON in the manner stipulated in Clause 9.2 . for fifty percent (50%) of the costs of the requested additional work described in clause 9.3. plus a twelve percent (12%) annual interest charge, after which time the finished work will become the property of the Joint Account. Said interest will be computed beginning with the date on which said expenses were incurred and up to the date of their reimbursement.

	  9.5	If ECOPETROL does not accept the existence of a commercial
       field after the additional work described in Clause 9.3. has been completed, TRITON will have the right to conduct the work it deems necessary for the exploitation of said field, and to reimburse itself two hundred percent (200%) of the total cost of the work done at its own risk and for its own account, from the petroleum produced, less the royalties under Clause 13, deducting the costs of production, gathering, transportation and sale. For the purposes of this Clause, the value of each barrel of petroleum produced in said field during a calendar month will be the average price per barrel received by TRITON from the sale of its share of such petroleum produced in the Contract Area during the same month. When TRITON has recouped the percentage established in this Clause, all wells drilled, the installations and all the assets acquired by TRITON for the exploitation of the field and paid for as indicated in this Clause, will become the property of the Joint Account at no cost whatsoever.

	  9.6	ECOPETROL may, at any time, begin to participate in the
       operation of the field discovered and developed by TRITON without diminishing TRITON's right to reimburse itself for the investment it may have made for its own account in the manner and percentage stipulated in Clause 9.5. Once TRITON has recouped this cost, ECOPETROL will begin participating in the economic benefits of the wells developed for the exclusive account of TRITON.

	  9.7	To delineate a commercial field, all the geological and
       geophysical information and data from the wells drilled within said field or which may have any connection with it will be taken into consideration.

	  9.8	If at the end of the exploration period of six (6) years,
       discussed in Clause 5.2., TRITON has drilled one or more exploratory wells which indicate the possible existence of a commercial field, ECOPETROL, upon request by TRITON, will extend the exploration phase for a period not to exceed one year, so that TRITON may have the opportunity to prove the existence of said commercial field.


	CLAUSE 10.	TECHNICAL CONTROL OF THE OPERATIONS

	 10.1	The Parties agree that TRITON shall be the Operator and as
       such, with the limitations provided for in this contract, will have control of all the operations and activities that it considers necessary for the technical, efficient, and economic exploitation of the petroleum which may be found within the area of the commercial field.

	 10.2	The Operator has the obligation to conduct all operations
       of development and production in accordance with the known rules and practices of the industry, utilizing for this purpose the best technical methods and systems required for the economic and efficient exploitation of petroleum, and to apply all legal requirements and regulations pertaining to the matter.

	 10.3	The Operator will be considered a distinct entity for all
       the purposes of this contract, as well as for the application of civil, labor and administrative laws and its relationship to personnel employed by it, in accordance with Clause 32.

	 10.4	The Operator will have the right to resign as such,
       notifying the parties in writing six (6) months in advance of the date on which it desires its resignation to become effective. The Parties will designate a new Operator.

	CLAUSE 11.	EXPLOITATION PROGRAMS AND BUDGET

	 11.1	Within two (2) months following the acceptance of a
       commercial field in the Contract Area, the Operator will present to the Parties a program of activities and a budget for the rest of the relevant calendar year. In case that less than six and a half (6 1/2) months remain before the end of said year, the Operator will prepare and present a budget and program for the following calendar year, within two (2) months. Future budgets and programs will be presented to the Parties no later than the 15th of August of the preceding year. Within twenty (20) days following the receipt of such budgets and programs, the Parties will inform the Operator in writing of any changes they wish to propose. In such case, the Operator will take into account the Parties' recommendations for changes in the budgets and programs which will be re-submitted for final approval of the Executive Committee at a meeting called for that purpose; such meeting will take place on a date prior to the 15th of October of each year, except in the event that less than six and a half (6 1/2) months remain before the end of the year in which the existence of the commercial field is recognized. In the event the total budget has not been approved before the 15th of October, those items of the budget for which agreement has been reached will be approved by the Executive Committee, and those items not approved will be submitted immediately to the Parties for later study and final decision in the manner prescribed in Clause 20.

	 11.2	The Parties may suggest additions or revisions to budgets
       and approved programs, but, except in cases of emergency, such changes may not be proposed more frequently than every three (3) months. The Executive Committee will decide on the proposed additions and revisions at a meeting called within thirty (30) days immediately following the receipt of said proposed changes.

	 11.3	The principal objectives of the programs and budgets are:

 	A.	  To determine the operations to be carried out during the
       following calendar year; and

	 B.	  To determine expenses and investments which the Operator is authorized to make.

	 11.4	The terms "Program" and "Budget" mean the outline work
       program and the estimated expenses and investments which the Operator will apply to the different items of the Operation, such as:

	 A.  	Capital investment for production:  reservoir development
       drilling, reconditioning or workover of wells, specific production facilities;

	 B.  	Equipment and General Installations:  Industrial and field
       installations, transportation and construction equipment, drilling and production equipment. Other equipment and installations;

	 C.  	Operating and maintenance expenses:  Production, geological, and administrative expenses;

	 D.  	Working capital requirements; and

	 E.	  Contingency fund.


  11.5	The Operator will pay for all expenses and investments and
       will carry out all the development and production operations in accordance with the programs and budgets referred to in Clause 11.1., without exceeding ten percent (10%) of the total budget, for each year, except with the other Parties' authorization in special cases.

	 11.6	The Operator will not initiate any project on his own, nor
       will he charge the Joint Account, for any expenses not approved in the budget in excess of Ten Thousand Dollars (US$ 10,000.00) or its equivalent in Colombian money for any project or in any calendar quarter.

	 11.7	The Operator is fully authorized to pay expenses for the
       Joint Account without prior authorization from the Executive Committee when confronted with the following emergencies: acts affecting the safety of the Parties' personnel or property; destruction caused by fire, flood, storms or other disasters; emergency expenses associated with the production and maintenance of the property; emergency associated with the operation and maintenance of the production facilities; all maintenance required to keep the wells producing efficiently; emergency expenses associated with the safety of the workers; emergency expenses associated with the protection and maintenance of materials and equipment necessary for the operations. If any of the above emergencies should happen, the Operator must call a special meeting of the Executive Committee as soon as possible to obtain its approval to continue with the emergency measures.


	CLAUSE 12.	PRODUCTION

	 12.1	Subject to the approval of the Executive Committee, the
       Operator will determine every six months, or with the necessary frequency, the Maximum Efficiency Rate (MER) for each commercial field. This Maximum Efficiency Rate (MER) will be the sum of the Maximum Efficiency Rate (MER) for each producing well based on technical field reservoir data. The estimated production must be decreased to compensate for actual or anticipate conditions of the operation, such as non-producing wells under repair, capacity limitations in gathering lines, pumps, separators, tanks, or pipelines or other installations.

	 12.2	The Operator will determine, at least once a year, with
       the approval of the Executive Committee, the area considered capable of producing petroleum in commercial quantities in each field and will propose a spacing and development drilling program on the basis of economy and efficiency.

	 12.3	The Operator will prepare and deliver to each of the
       Parties, at regular intervals of three (3) months, a forecast indicating each Party's share of production, and another indicating the share of production for each Party for the following six (6) months. The production forecast will be based on the Maximum Efficiency Rate (MER) as stipulated in Clause
       12.1. and adjusted to the rights of each Party, in accordance with this contract. The Production Sharing Forecast will be based on the periodic request of each Party, and in accordance with Clause 14.2. with the necessary corrections to ensure that none of the Parties, entitled to petroleum, will receive less than the amount it is entitled to in accordance with the provisions of Clause 14, and without prejudice to the stipulations of Clauses 21.2. and 22.5.

	 12.4	If any of the Parties foresee a reduction in its capacity
       to lift Petroleum with respect to the forecast submitted to the Operator, it must so inform him as soon as possible, and if such reduction is due to an emergency situation, it will notify the Operator within twelve (12) hours immediately following the event causing the reduction. Said Party will then submit to the Operator a new forecast delineating the revised quantity of petroleum to be lifted.

	 12.5	The Operator may use the crude petroleum and gas in the
       production operations of the Contract Area, and this consumption will be exempt from the royalties referred to in Clause 13.1. and 13.2.

	CLAUSE 13.	ROYALTIES.

	 13.1	During the exploitation of the Contract Area, the Operator
       will deliver to ECOPTEROL as royalty or participation share twenty percent (20%) of the production of liquid hydrocarbons in said area. The Operator will tender the royalty on the basis of the MER for the corresponding month. Within the first five (5) days of the following month, the Operator will determine the average production of the previous month and on the basis of this average will make the necessary adjustments, delivering to ECOPETROL, as soon as possible, the balance of the amount which may not have been delivered during the previous month, or reducing the necessary amount if an excess had been delivered during said month. ECOPETROL, at its own cost and risk, will take in kind from the tanks owned by the Joint Account the percentage of production corresponding to the royalty.

	 13.2	The Operator will deliver to ECOPETROL twenty percent
       (20%) of the gas production, as royalty or participation share.

	 13.3	From the percentage of production corresponding to the
       royalty, ECOPETROL, will pay the Nation, Departments and Municipalities, and private mineral owners the corresponding royalties of the total production from the commercial field in the manner and under the terms determined by Law. In no event will TRITON be responsible for any payment to these entities in this respect.

	CLAUSE 14.	DISTRIBUTION AND DISPOSAL OF THE PETROLEUM

	 14.1	The Petroleum produced, excepting that which may have been
       used for the benefit of the operations covered by this contract, and that which will inevitably be wasted in the operations, will be transported to the jointly owned tanks of the Parties or to other measuring installations that the Parties will have agreed upon. The petroleum will be measured in accordance with the standards and methods accepted in the petroleum industry, and based on these measurements the percentage referred to in Clause
       13 will be determined, and the remaining petroleum from this moment becomes the property of each party in the proportions specified by this contract.

	 14.2	After deducting the percentage corresponding to the
       royalty, the rest of the petroleum and gas produced and originating from the field is owned by the Parties in the following proportions: ECOPETROL fifty percent (50%) and TRITON fifty percent (50%).

	 14.3	Besides the tanks and other installations owned jointly,
       each Party will have the right to build its own tanks, pipelines and pumping stations in the Contract Area for its sole and exclusive use, as long as the Parties comply with the legal standards. The transportation and delivery of petroleum by each Party to the pipeline or other type of storage which is not owned jointly will be done at the sole risk and cost of the Party receiving the petroleum.

	 14.4	In the event production is obtained in locations not
       connected to public pipelines, the Parties may agree to the construction of pipelines up to the point where the Petroleum may be sold or to a point connecting with a pipeline for public use. If the Parties agree to the construction of such pipelines, they will enter into contracts which they deem convenient for that purpose.

	 14.5	Each Party will be the owner of the petroleum produced,
       stored and placed at its disposal as a result of the operations, in accordance with the terms of this contract, and at its expense must receive it in kind or sell it or dispose of it separately, as provided for in Clause 14.3.

	 14.6	If any of the Parties, for any reason, cannot separately
       dispose of, or take from the tanks of the Joint Account, all or part of the petroleum belonging to it in accordance with this Contract, the following conditions shall be observed:

	 A.  	If ECOPETROL is the Party which cannot take all or part of
       its petroleum quota (participation plus royalty) in accordance with Clause 12.3., the Operator may continue producing the field and delivering to TRITON in addition to the share representing the quota of TRITON in the operations on the basis of one hundred percent (100%) of the MER, all that petroleum which TRITON elects and is capable of taking up to a limit of one hundred percent (100%) of the MER, crediting ECOPETROL for later delivery with the volume of petroleum that ECOPETROL had the right to take but did not take. But if petroleum not taken corresponds in a month to ECOPETROL's royalty, TRITON upon request by ECOPETROL shall pay (in U.S. currency) the difference that may exist between the amount of petroleum it took and the amount of petroleum belonging to it (ECOPETROL) as royalty, as described in Clause 13.1. and 13.2., it being understood that any taking of petroleum effected by ECOPETROL will be applied in the first place to the payment in kind of the royalty, and that once this is covered, additional taking of petroleum that it may make will apply to the share belonging to it, in accordance with Clause 14.2.

	 B.	  In the event that TRITON is the party which cannot take all or part of its share designated under Clause 12.3., the Operator will deliver to ECOPETROL on the basis of one hundred percent
       (100%) of the MER, not only its (ECOPETROL's) own share and quota but also all the petroleum that ECOPETROL is capable of taking up to a limit of one hundred percent (100%) of the MER, crediting TRITON for later delivery, with the portion that corresponds to its (TRITON's) quota and that it (TRITON) had not been able to take.

	 14.7	When both Parties are able to take the petroleum
       designated in Clause 12.3., the Operator will deliver to the party which had previously been unable to take its share of the production, upon its request, and in addition to its participation in the operation, a minimum of ten percent (10%) per month of the production belonging to the other Party, and by agreement until one hundred percent (100%) of the quota not taken has been credited to the Party previously unable to take its petroleum.

	 14.8	Without prejudice to the legal regulations, each Party
       will be at liberty, at any time, to sell or export its share of the petroleum obtained, according to this contract, or dispose of same in any manner.

	CLAUSE 15.	GAS UTILIZATION

	In the event that one or more oil fields with associated gas are discovered and if within two (2) years of initial production, and the Operator does not have plans to utilize the natural gas for the benefit of the Joint Account, ECOPETROL may take for its own account, freely, all the available gas, above that is not required for the efficient exploitation of the field at the end of the second year of exploitation. If the Operator has plans to utilize the natural gas for the benefit of the Joint Account, the Executive Committee will decide the timing for execution of these plans.


 CLAUSE 16.	UNITIZATION

	When an economically exploitable field extends continuously in a structure located in the Contract Area and in other areas, the Operator shall formulate, in agreement with ECOPETROL and with the other interested parties, subject to the approval of the Ministry of Mines and Energy, a unitary exploitation plan; which conforms to accepted reservoir engineering technology practices.


 CLAUSE 17.	REPORTING OF INFORMATION AND INSPECTIONS
 	 		       DURING THE EXPLOITATION PHASE

	 17.1 	The Operator shall deliver to the Parties, as they are
        obtained, reproducible originals (sepias), of the well drilling logs, history, electric logs, radioactivity logs, sonic logs, core analysis, production tests, and all routing data produced or received in connection with the operations and activities conducted in the Contract Area.

	 17.2	 Each of the Parties, at its own risk, cost and expense,
        shall have the right, through duly authorized representatives, to inspect the wells and installations of the Contract Area and all activities in connection with same. Such representatives shall have the right to examine cores, samples, maps, drilling records, surveys, books, and any other source of information related to the activities of this contract.

	 17.3 	In order that ECOPETROL may comply with the requirements
        of Clause 29, the Operator shall prepare and deliver to ECOPETROL the information required by the national government.

	 17.4 	All information and data related to the work of
        exploitation must be held as confidential under the same conditions of those of Clause 6.3. of this Contract.


CHAPTER IV.	EXECUTIVE COMMITTEE

	CLAUSE 18.	CONSTITUTION

	 18.1 	Within the first thirty (30) calendar days following the
        acceptance of a commercial field, each Party must name a representative and his respective first and second alternates, to form the Executive Committee and shall notify the other Party in writing as to the names and addresses of its representatives and alternates. The Parties may replace their representatives or alternates at any time, but must so advise the other Party in writing. The vote or decision of the representative of each Party will be considered binding on that Party. If the principal representative of one of the Parties should not be able to attend a meeting of the Committee, he will designate in writing an alternate who shall attend, and who will have the same authority as his principal.

	 18.2 	The Executive Committee shall meet for ordinary meetings
        during the months of January, April, July and October, at which the development program submitted by the Operator and the immediate plans will be reviewed. Annually and during the month of November, the Executive Committee shall meet for a special meeting with the object of discussing and approving the annual operating program and the expense and investment budget for the next calendar year.

	 18.3 	Any party and the Operator may request special meetings of
        the Executive Committee to analyze specific operating conditions. The Chairman of the Committee shall give notice ten
        (10) calendar days in advance, of the date of the meeting and the matters to be dealt with. Any matter which was not announced in the notice of such meeting may be dealt with during such meeting, if it is unanimously accepted by the representatives of all of the Parties.

	 18.4	 The representatives of each of the Parties shall have a
        vote equivalent to fifty percent (50%) of the total interest in the joint operation in all matters discussed by the Executive Committee. Any resolution or decision made by the Executive Committee must have for it to be valid the affirmative vote of more than fifty percent (50%) of the total interest. The decisions made by the Executive Committee in accordance with the above-defined procedure, will be obligatory and definitive for the Parties and for the Operator.


	CLAUSE 19.	FUNCTIONS

	 19.1 	The representatives of the Parties shall constitute the
        Executive Committee invested with full authority and responsibility to set and adopt exploitation, development, operating programs and budgets relative to this contract. A representative of the Operator will preside over the Committee. The representatives of the Parties shall alternatively preside over the Executive Committee meetings.

	 19.2 	The Executive Committee shall name the Secretary.  The
        Secretary shall maintain complete and detailed minutes and instruments of all meetings, as well as notes of all the discussions and decisions made by the Committee. The copies of these intruments, to be valid, must be approved and signed by the representatives of the Parties before the close of the meeting and be delivered to the Parties as soon as possible.

	 19.3 	The functions of the Executive Committee are, among
        others, as follows:

	 A.   	Adopt its own regulations;

	 B.   	Designate the Operator in the event of a resignation;

	 C.   	Designate the External Auditor of the Joint Account;

	 D.   	Approve or disapprove the annual operating program and
        budget as well as any modification or revision and to authorize extraordinary expenses;

	 E.   	Determine the standards and policies for expenses;

	 F.   	Approve or disapprove any expense recommendation made by the
        Operator which had not been included in the approved budget, when such expense exceeds the amount of ten thousand dollars
        (U.S. $10,000.00) or its equivalent in Colombian currency;

	 G.   	To give advice to the Operator and to decide upon the
        matters submitted for the consideration of the Executive
        Committee;

	 H.   	To create subcommittees and establish the functions these
        subcommittees must perform under the direction of the Executive Committee with respect to the Joint Account;

	 I.   	Define the type and frequency of the drilling, operating and production reports, and any other information that must be submitted by the Operator to the Parties with respect to the Joint Account;

	 J.   	Supervise the work of the Joint Account;

	 K.   	Authorize the Operator to enter into contracts in the name
        of the joint operations whose value of exceeds ten thousand dollar (U.S.$ 10,000.00) or its equivalent in legal tender of Colombia.

	 L.   	In general, to carry out all the functions authorized in
        this contract, and which do not correspond to another entity or person in a specific clause, or by legal statute or regulation.

	CLAUSE 20.	DECISION IN CASE OF DISAGREEMENT IN THE
			         OPERATIONS

	 20.1 	Any project relating the operation which needs the
        approval of the Executive Committee for its execution, as established in this contract, and on which the representatives of the Parties in said Committee do not agree, will be submitted directly to the highest officer of each of the Parties, residing in Colombia, so that they may make a joint decision.

	 20.2	 If the Parties reach an agreement or decision on the
        particular matter within sixty (60) calendar days after it was submitted for consultation, they will so advise the Secretary of the Executive Committee, who must call a meeting within fifteen
        (15) calendar days following the receipt of such communication and the members of said Committee will be obligated to adopt this decision at that meeting.

	 20.3 	If the Parties should not reach an agreement on this
        difference within sixty (60) calendar days following the date it was submitted for consultation, the operations may be carried out in accordance with Clause 21.

	CLAUSE 21.	OPERATIONS FOR THE ACCOUNT OF ONE OF THE PARTIES

	 21.1	 If at any time one of the Parties wishes to drill a
        development well not approved in the operating program, it will notify the other Party in writing, at least thirty (30) days prior to the next meeting of the Executive Committee, of its desire to drill such well and include such information as location, drilling recommendation, depth and estimated cost. The Operator will include such proposal among the items to be considered at the next Executive Committee meeting. If said proposal is approved by the Executive Committee, said well will be drilled for the Joint Account. If such proposal is not accepted by the Executive Committee, the Party wishing to drill said well (who hereafter will be known as the Participating Party), will have the right to drill, complete, produce or abandon such well at its own exclusive risk and expense.

		      The Party not wishing to participate in the above-mentioned operation will be known as the Non-Participating Party. The Participating Party must commence the drilling of said well within one hundred eighty (180) days following the rejection by the Executive Committee. If drilling is not commenced within this period, it must be submitted again for the consideration of the Executive Committee. At the request of the Participating
        Party, the Operator shall drill the aforementioned well at the risk and expense of the Participating Party, provided that in the judgment of the Operator such operation does not interfere with the normal operation of the field, having the Participanting Party advance to the Operator the amount which the Operator estimates necessary to carry out said drilling. In the event that said well cannot be drilled by the Operator without interfering with the normal operation of the field, the Participating Party will have the right to drill said well itself or through a service company which is competent, and in such event the Participating Party shall be responsible for such operation, without interfering with the normal development of the field operations.

	 21.2 	If the well referred to in Clause 21.1. is completed as a
        producer, it will be administered by the Operator and the production from such well after deducting the royalties referred to in Clause 13, will be the property of the Participating
        Party, who will bear all costs of operating said well until the net value of the production, after deducting production, gathering, storage, transportation and similar expenses, and the cost of sale, equals two hundred percent (200%) of the cost of drilling and completing said well, which, from that moment and for the purposes of this contract, will become the property of the Joint Account as though it had been drilled with the approval of the Executive Committee for the account of the Parties. For the purpose of this clause, the value of each barrel of oil produced from said well, during a calendar month, before deducting the above-mentioned costs, will be the average price per barrel received by the Participating Party from the sale of its share in the oil produced in the Contract Area during the same month.

	 21.3 	If at any time one of the Parties wishes to recondition,
        deepen, or plug a well which is not producing in commercial quantities or a dry hole which was drilled for the Joint Account, and if these operations have not been included in the program approved by the Executive Committee, such Party must notify the other Party of its intention to recondition, deepen or plug such well. If there is no equipment on the site, the procedure described in Clauses 21.1. and 21.2. will be followed. If at the well site there is adequate equipment to conduct the proposed operations, the Party receiving the notice of the operations which the other Party wished to conduct will have a period of forty-eight (48) hours beginning with the receipt of the notice, within which to approve or disapprove of the operation, and if during this time, no reply is received, it is understood that the operation will be carried out at the cost and expense of the Joint Account. If the proposed work is carried out at the sole risk and expense of a Participating Party, the well will be administered subject to Clause 21.2.

	 21.4 	If at any time, one of the Parties wishes to build new
        installations for the extraction of liquefied gas and for the export and transportation of petroleum (which shall be called additional installations), said Party will notify the other Party in writing furnishing the following information:

	 A.   	General description, design, specification and estimated
        cost of the additional installations;

	 B.   	Projected capacity;

	 C.   	Approximate date of commencement of the construction and
        duration of the construction.

	Within ninety (90) days beginning on the date of notification, the other Party shall have the right to decide whether it will participate in the projected additional installations, by giving written notice. In the event that said Party elects not to participate in the additional installations, or does not reply to the Participating Party's proposal (who hereafter shall be called the Construction Party), the latter will proceed with the additional installations and will order the Operator to build, operate and maintain said installations at the exclusive risk and expense of the Construction Party, without prejudice to the normal development of the joint operations. The Construction
Party will be able to negotiate with the other Party for the use of said installations for the joint operations. During the time the installations are operated at the risk and expense of the Construction Party, the Operator will charge this Party will all the operating and maintenance costs of the additional installations in accordance with good accounting practices.


CHAPTER V.		JOINT ACCOUNT.

	CLAUSE 22.	MANAGEMENT

	 22.1 	Without prejudice to the stipulations of other clauses in
        this contract, the expenses attributable to the work of exploration will be for the risk and account of TRITON.

	 22.2 	From the moment the Parties accept the existence of a
        commercial field and subject to the provisions of Clauses 5.2., 13.1., and 13.2., the ownership of the rights or interests in the Contract Area will be divided as follows:

				         ECOPETROL      		-       	fifty percent (50%)
 						                       and
				         TRITON		         -       	fifty percent (50%)

		      From then on, all the expenses, payments, investments, costs and obligations that are made and agreed upon for the development of the operation, in accordance with this contract, and the investments made by TRITON before and after the recognition of a commercial field, in the drilling and completion of the wells that have become producers in the field, will be charged to the Joint Account. Except as provided in Clauses 14.3 and 21, all the property acquired or used from then on for the fulfillment of operating activities of the commercial fields, will be paid for and belong to the Parties in the same proportions described in this clause.

	 22.3 	The Parties will tender to the Operator at the bank
        designated by the Operator their proportionate shares in the budget, as needed, within the first five (5) days of each month in the same currency in which the expenses must be made, that is to say, in Colombian pesos, or in United States dollars, as requested by the Operator, in accordance with the programs and budgets approved by the Executive Committee. When TRITON does not have the necessary pesos to cover its portion of this currency, ECOPETROL shall have the right to furnish such pesos and be credited for the contribution that is to be made in dollars, converted at the official rate for purchase of exchange certificates by the Bank of the Republic on the date ECOPETROL is to make its contributions, provided such transaction does not violate and legal provision.

	 22.4 	The Operator will present monthly to the Parties, and
        within the thirty (30) calendar days following the end of each month, a monthly statement showing the anticipated amounts, the expenses made, outstanding obligations, and a report of all charges and credits to the Joint Account. Such report will be made in accordance with Addendum B. If the payments referred to in Clause 22.3. are not made within the agreed term and the Operator elects to make them, the delinquent Party shall pay the commercial interest, in the same currency during the period of delinquency.

	 22.5 	If one of the Parties should fail to pay to the Joint
        Account the amounts pertaining to it in due time, from that date said party shall be considered a Delinquent Party and the other Party the Performing Party. If the Performing Party should make the payment belonging to the Delinquent Party, in addition to its own, said Party shall have the right after sixty (60) days of delinquency to have the Operator deliver to it the total of the Delinquent Party's participation in the Contract Area (excluding the percentage corresponding to the royalty), up to such an amount of the production to give the Performing Party a net income from the sales made equal to the amount the Delinquent Part failed to pay, plus an annual interest of one and one-half (1-1/2) times that of the commercial interest rate beginning sixty (60) days after the initial date of the delinquency. It is understood that "Net Income" will be the difference between the sale price of the crude oil taken by the Performing Party, less the cost of transportation, storage, loading and other reasonable expenses incurred by the Performing Party from the sale of products taken. The right of the Performing Party may be exercised at any time after thirty (30) days after notifying the Delinquent Party in writing of its intention to take part or all of the production belonging to the Delinquent Party.

	 22.6 	Without consideration of the percentages of production
        received by each of the Parties in the development of the contract, all costs and expenses of the joint operation will be charged to the Parties in the proportion of fifty percent (50%) for each one.

	 22.7 	The monthly statements referred to in Clause 22.4 may be
        reviewed and objected to be either of the Parties up to a year after the end of the calendar year to which they pertain, clearly specifying the entries corrected or objected to and the reason therefore. Any account which has not been corrected or objected to within such period of time will be considered correct and final.

	 22.8 	The Operator will maintain accounting books, vouchers and
        reports for the Joint Account in Colombian pesos in accordance with Colombian Law and all charges and credits to the Joint Account will be made following the accounting procedure described in Addendum B which forms a part of this contract. In the event of a discrepancy between the Accounting Procedure designated as Addendum B and the provisions of this contract, the provision of the latter will prevail.

	 22.9 	The Operator may affect sales of materials or equipment
        during the first twenty (20) years of the exploitation period for the benefit of the Joint Account when the value of that which is sold does not exceed five thousand dollars (U.S.$ 5,000.00) or its equivalent in Colombian pesos; this type of operation may not exceed the amount of fifty thousand dollars (U.S.$ 50,000.00) or its equivalent in Colombian pesos for each calendar year. These sales or the sale of fixed assets in excess of these amounts must be approved by the Executive Committee.

	 22.10 	All the machinery, equipment or other assets or chattels
        acquired by the Operator in the execution of this contract and charged to the Joint Account, will be the property of the Parties in equal shares. Nevertheless, in the event that one of the Parties should decide to terminate its interest in the contract before the end of the first seventeen (17) years of the period of exploitation, except as foreseen in Clause 25, said Party agrees to sell to the other Party, part or all of its interest in said assets at a reasonable commercial price or their book value, whichever is the lesser. In the event that the other Party does not wish to buy such assets within ninety
        (90) days following the offer to sell formally made to it, the Party wishing to retire shall have the right to take and withdraw its proportionate share of such machinery, equipment and chattels. If TRITON decides to retire after seventeen (17) years of the development period, its right in the joint operations will pass freely to ECOPTEROL.

CHAPTER VI.	DURATION OF THE CONTRACT

	CLAUSE 23.	MAXIMUM DURATION

	This contract shall be in force beginning with its effective date and shall have a maximum duration of not more than twenty-eight (28) years divided as follows: Up to six (6) years as of period of exploration in accordance with Clause 5, without prejudice to the stipulation in Clauses 9.3. and 9.8., and twenty-two (22) years as the period of exploitation beginning on the date when the exploration period ends. It is understood that in the events contemplated in this contract, in which the exploration period is extended, the total term shall not be extended beyond twenty-eight (28) years in any circumstance.

 	CLAUSE 24.	TERMINATION

	This contract shall terminate in any of the following instances:

	 24.1 	At the end of the exploration period if TRITON has not
        discovered a commercial field, except as provided in Clauses 9.5., 9.8. and 34.

	 24.2. 	When the contract expires under Clause 23.

	 24.3. 	At any time at the wish of TRITON after having complied
         with its obligations referred to in Clause 5 and other obligations acquired in accordance with this contract.

	 24.4  	For the special reasons described in Clause 25.

	CLAUSE 25.	SPECIAL CAUSES FOR TERMINATION

	 25.1 	ECOPETROL may unilaterally declare this contract
        terminated at any time before the termination of the agreed upon period in Clause 23 in any of the following cases:

	 A.   	Dissolution of TRITON and its transferees;

	 B.   	If TRITON or its transferees should transfer this contract,
        totally or partially, without complying with the provisions of Clauses 27.1 and 27.2.

	 C.   	Because of financial incapacity of TRITON and its
        transferees, which will be assumed in the event of a bankruptcy declaration or if a legal suit is brought against it by its creditors.

	 D.   	When TRITON does not comply with the obligations acquired in accordance with this contract.

	 25.2 	In case of a declaration of determination, TRITON's rights
        shall cease as expressed in this contract, not only as a Party but as Operator, if at the time of the declaration of determination TRITON occupies both capacities.

	 25.3 ECOPETROL may not declare this contact expired except after sixty (60) days of having notified TRITON or its transferees in writing, clearly specifying the causes invoked to make such a declaration, and only if TRITON has not given ECOPETROL satisfactory explanations of if TRITON has not corrected the failure in the compliance of the contract, without prejudice to the right of TRITON to avail itself of the legal recourses in its favor which it deems expedient. Nevertheless, if the correcting of the failure invoked by ECOPETROL as the cause of the termination requires more than sixty (60) days and TRITON is trying diligently to correct it, ECOPETROL will give it the necessary time in accordance with good petroleum practices, to make the aforesaid correction.

	CLAUSE 26.		OBLIGATIONS IN CASE OF TERMINATION

	 26.1 	If the contract is terminated in accordance with Clause
        24, during its period of exploration or exploitation, TRITON shall leave in production those wells which on that date are producing and will deliver the installations and other fixed assets of the Joint Account that are located in the Contract Area, all of which will pass freely to the ownership of ECOPETROL with the rights of way and assets acquired for the benefit of the contract, regardless of whether or not these assets be located outside of the Contract Area.

	 26.2	 If the contract is terminated for any reason after the
        first seventeen (17) years of its exploitation period, all of Triton's interest in the machinery, equipment or chattels acquired by TRITON or by the Operator in the exercise of this contract shall pass freely to ECOPETROL.

	 26.3 	If the contract is terminated before the end of the
        seventeen (17) years of the exploitation period, the conditions of Clause 22.10. shall apply.

	 26.4 	If the contract is terminated through a declaration of
        determination at any time, all current assets and fixed assets acquired for the exclusive benefit of the Joint Account, shall pass freely to the ownership of ECOPETROL.

	 26.5 	If the contract is terminated for any reason and at any
        time, the Parties have the obligation to satisfactorily fulfill their legal obligations to each other and to third Parties and to those contracted under this contract.

CHAPTER VII.	MISCELLANEOUS CONDITIONS

	CLAUSE 27.	RIGHT TO TRANSFER

	 27.1 	TRITON shall have the right to transfer or convey all or
        part of its interests, rights and obligations under this contract, with prior written approval of ECOPETROL, to any person, company or group with the economic and technical capacity to fulfill the contract with the legal capacity to act in Colombia.

	 27.2	 If said transfer is partial, TRITON and the transferee
        shall be jointly responsible to fulfill the obligations of this contract.

	 27.3	 If TRITON requests ECOPETROL's authorization to transfer
        all or part of this contract, and if at the end of sixty (60) calendar days after such request is received by ECOPETROL by certified mail, no negative reply is received, it shall be understood for all purposes, that the request had been accepted, provided that in such request this Clause is invoked.

	CLAUSE 28.		DISAGREEMENTS

	 28.1 	Disagreement between the Parties as to regulations
        relating to the interpretation and performance of the contract, which cannot be resolved amicably, shall be submitted for examination and determination by the proper Colombian legal public authority.

	 28.2 	Any difference as to matters of a technical nature between
        the Parties, relating to the interpretation, and/or the application of this contract, which cannot be resolved amicably, shall be submitted to arbitration in the following manner. Each Party shall appoint an expert representative, one for each Party, and a third mutually agreed upon expert will be designated by Party's representative.


	If the Parties cannot agree as to the naming of the third, the Board of Directors of the "Colombian Society of Engineers", with headquarters in Bogota, will choose the third candidate proposed by either Party.

  28.3  	Any difference concerning the accounting which may arise
         between the Parties by reason of the interpretation or performance of this contract and which cannot be resolved amicably, shall be submitted to arbitration. The arbitrators shall be sworn Certified Public Accountants, and shall be named in this manner: one by each of the Parties and a mutually agreed upon third one by the two experts. Upon failure of the former two to reach agreement and at the request of either of the Parties, said third expert shall either be named by the Central Board of Accountants in Bogota, or by the Colombia Society of Engineers.

  28.4  	Both Parties agree that the decision of the experts shall
         have the same effect as a transaction between themselves and consequently, said decision will be binding.

  28.5  	In the event of a disagreement between the Parties
         concerning the technical, accounting or legal aspect of the contract, said disagreement shall be considered legal and Clause
         28.1 shall apply.


CLAUSE 29.	LEGAL REPRESENTATION

	Without prejudice to the rights which TRITON may legally have a consequence of legal regulations or pursuant to the provisions of this contract, ECOPETROL shall represent the Parties before the Colombian authorities with respect to the exploration and exploitation of the Contract Area whenever it must do so, and it shall submit to governmental officers and entities all the date and information which may be legally required.  The Operator shall be obliged to prepare and furnish ECOPETROL with the
pertinent information.    Any expense that ECOPETROL may incur
pursuant to any matter referred to herein, shall be at the expense of the Joint Account and when such expenses exceed two thousand five hundred dollars (U.S..$2,500.00) or its equivalent in Colombian currency, the Operator's prior approval shall be required.. The Parties declare that, insofar as any relation with third Parties is concerned, neither the conditions of this Clause nor of any other clause of the Contract, shall imply the granting of a general power of attorney, or give the right for the Parties to form a joint civil or commercial venture, or allow the Parties to associate in any manner which would exempt either Party from being responsible for the other's acts or omissions with respect to the obligations stated in this contract. The contract is concerned with operation within the territory of the Republic of Colombia, and although ECOPETROL is not a United States company, considering the TRITON is a company established in the United States, the Parties agree that TRITON may elect to be excluded from all the regulations of Subchapter
K, entitled Partners and Partnerships, of the Internal Revenue
Code of the United States: TRITON will make such an election in its name in the proper manner.


CLAUSE 30.	RESPONSIBILITIES

	The responsibilities contracted by ECOPETROL and TRITON in connection with this contract before third parties shall not be joint liabilities, and consequently, each Party shall be solely responsible for its share of the expenses, investments or obligations which result as a consequence of such responsibilities. The Operator shall conduct the operations which are the subject of this contract in an adequate and efficient manner and in accordance with the standard practices for this type of operation, it being understood that at no time shall it be responsible for errors in judgment, or for losses or damages which are not the manifest result of the Operator's gross negligence or willful misconduct. It is understood that gross negligence in this case is limited to the lack of judgment and care to by the Operator's poor judgment in appointing qualified employees and contractors for the Joint Operation.


CLAUSE 31.	TAXES, DUTIES AND OTHER

  31.1 	The taxes and duties imposed after the establishment of the
        Joint Account and before the Parties receive their shares in production, which may be imposed on the exploration of Petroleum, will be charged to the Joint Account. The Colombian income, patrimony and complementary taxes will be charged individually to each of the Parties accordingly.


CLAUSE 32.	PERSONNEL

  32.1 	TRITON shall appoint the Operator's Manager with prior
        consultation with ECOPETROL.

  32.2. In accordance with the terms of this contract and subject to the established standards, the Operator shall have freedom to appoint personnel that are required for the operations under this contract, and shall have the authority to fix their remuneration, functions, rank, number and conditions. The Operator shall adequately and diligently train Colombian personnel that are required to replace foreign personnel needed for operations under this contract.

  32.3	 In any case, the Operator shall comply with the legal
        provisions which set the proportion of national and foreign employees and laborers.

  32.4 	TRITON during the period of exploration, and the Operator
        during the period of exploitation, shall have the right to carry out any work under with this contract through contractors, provided the Executive Committee approves contracts which exceed the amount of ten thousand dollars (U.S. $10,000.00) or its equivalent in Colombian currency.


CLAUSE 33.	INSURANCE

	The Operator shall take out all the insurance required by Colombian Law. It shall equally require of each contractor performing any work under this contract that they obtain and maintain in force the insurance that the Operator considers necessary. The Operator shall also take out any other insurance that the Executive Committee may deem necessary.



CLAUSE 34.	FORCE MAJEURE

	The obligations of this contract shall be suspended whenever the Parties are not in a position to fulfill them wholly or partially due to unforeseen events which constitute force majeure or unexpected circumstances such as strikes, shut-downs, war, earthquakes, floods or other catastrophes, laws or government regulations or decrees which prevent obtaining the necessary materials, and in general any non-financial reason which actually prevents the work, also including any events not described above which affect the Parties and are beyond their control. If one of the Parties is not able, due to force majeure, or unforeseen events, to fulfill its obligations under this contract, it must promptly notify the other Party for its consideration, specifying the causes of such impediment. In no event shall the Force Majeure reasons extend or prolong the total exploration and exploitation period beyond the twenty-eight (28) calendar years beginning on the effective date in accordance with the conditions of Clause 23, but any Force Majeure impediment with a duration of more than thirty (30) days during the six-year exploration period indicated in Clause 5, shall extend such six-year period by the same length of time as that impediment lasts.


CLAUSE 35.	APPLICATION OF COLOMBIAN LAW.

	For all the purposes of this contract, the Parties set as their domicile the city of Bogota, Republic of Colombia. This contract is in force under Colombian Law and TRITON is subject to the jurisdiction of the Colombian Courts and renounces any intention to make any claim through diplomatic channels with respect to its rights and obligations arising under this contract, except in the event of justice denied. It is understood that justice will not be denied when TRITON in its capacity of Party or Operator has exhausted all the recourses and means of action that, according to Colombian law, may be employed before the juridical branch of the public powers.


CLAUSE 36.	NOTICES.

	The notices or communications required by this contract or occasioned by it shall require for their validity mention of the pertinent Clause and shall be sent to the Parties at the following addresses:

		to ECOPETROL:  Carrera 13 #36-24, Bogota, Colombia

		to TRITON;           1400 One Energy Square, 4925 Greenville
                       Avenue, Dallas,  Texas  75206

	In case of a change of address, the other Party will be notified in advance.


CLAUSE 37.	VALUE OF THE PETROLEUM.

	The reimbursements and payments referred to in Clauses 9.2, 9.4, and 22.5 shall be made in United States of America dollars, or in Petroleum on the basis of the market price and the limitations established under Colombian law for the sale of the portion payable in dollars, of Petroleum or natural gas originating in the Contract Area destined for a refinery in the national territory.


CLAUSE 38.	PRICE FOR CRUDE OIL.

  38.1 	TRITON's crude Petroleum share hereunder, destined for
        domestic refining, pursuant to Resolution No. 50 of 1976, issued by the Petroleum and Natural Gas Price Commission, and delivered at the refineries where it is to be processed, shall be paid at the international price CIF Cartagena for similar crude oils.

  38.2 	For purposes of this clause, the term "Similar Crude Oils"
        is understood to be crude oil having the same API gravity and similar physical and chemical properties.

  38.3 	To determine the price CIF Cartagena of similar crude oil,
        the average sales price of crude oil FOB three export ports that regularly supply significant volumes to the East Coast market of the United States of America, shall be used. The price so determined, and the average freight cost to Cartagena shall be added to the determined price and such freight cost shall be calculated according to the known method of monthly weighted AFRA rates, or any other internationally accepted method.

  38.4 	The prices referred to above shall be determined quarterly
        and shall be applied to subsequent period.

  38.5 	Any difference that could arise in the application of this
        Clause will be reconciled according to the ways and means established in this contract.


CLAUSE 39.	AUTHENTICITY.

	The authenticity of this contract will be subject to the establishment of a branch by Triton in Colombia within ninety
(90) days from the date of the signing of this contract. Also the granting of an irrevocable letter of credit to ECOPETORL for $500,000 U.S. Dollars within thirty (30) days from the date of this document, or as a substitute, the presentation of a geophysical contract reflecting the seismic work to be performed under Clause 5.


IN WITNESS WHEREOF, Signed in Bogota, before Witnesses, on the
11th day of June of Nineteen Hundred and eighty-two.


EMPRESA COLOMBIANA DE PETROLEOS

"Jose Fernando Isaza Delgado"
President


TRITON COLOMBIA, INC.

"John P. Tatum"
President


WITNESSES:




ANNEX "B"

Of the Contract by and between EMPRESA COLOMBIANA DE PETROLEOS and TRITON COLOMBIA, INC., dated July 1, 1982, with regard to the SANTIAGO DE LAS ATALAYAS I areas, hereinafter called "the said Contract".

1.0.	ACCOUNTING PROCEDURE

	    This procedure shall serve as the basis to effect the credits and debits incurred between the Parties concerned, covering operations in the properties defined by said Contract. The terms used or defined in the said Contract shall have the same meanings when used in this Accounting Procedure. The joint activities shall be called hereinafter "Joint Operations", and all charges shall be made to the Joint Account that will be opened in accordance with the provisions of Clause 22 of the said Contract. This Accounting Procedure may be revised by means of written agreement between the Parties. The Parties shall be called hereafter ECOPETROL and TRITON, and these terms shall have the same meaning as attributed to them in the said Contract.

	    The Joint Account defined in Clause 4-D of the said Contract shall be divided into three (3) principal sections, as follows:

	   (a) 	Joint Account (Clarification, Charges and Entries)

		       This account shall reflect all the accounting entries as specified hereinbelow, and all expenses shall be shared equally on a monthly basis, fifty percent (50%) by ECOPETROL and fifty percent (50%) by TRITON i.e., this account shall serve as the basis for monthly invoicing, as established hereunder, each month being ended with a zero balance (0). All the accounting operations relating to the Joint Account shall be registered by the Operator in Colombian pesos according to the laws of the Republic of Colombia, but the Operator at the same time may carry auxiliary records showing disbursements which occurred in currency other than Colombian pesos.

	   (b) 	Joint Operation Current Account

		       This account shall carry the advances received from the Parties and the debits or credits covering the invoices submitted to the Parties, so that it will at any time show the credit or debit balance of each Party, as applicable. This account shall be divided into two sub-accounts depending on the monetary currency of the transaction, i.e., pesos or U.S.
         Dollars.

	   (c) 	Joint Properties Register

		       Operator shall carry a record of all assets acquired through the Joint Account subject to inventory, specifying in detail the type of asset, date of acquisition and original cost.  The account mentioned under (a), (b), and (c) shall be a part of the
         Operator's official accounting records and should not be
         combined or mixed with other accounting records not pertaining to the Joint Account.  The three will be subject to Section 6.6 referred to herein as "Auditing".


                             FIRST PART

2.0	  ADVANCES, INVOICING AND ADJUSTMENTS

2.1	  Advances.  Notwithstanding the fact that Operator shall pay and discharge first of all and any costs and expenses incurred under the Contract, charging to each Party the percentage of its participation, it is agreed that to finance such participation, each Party shall, at Operator's request, as stipulated hereinbelow, following the acceptance by all Parties of the existence of a commercial reservoir and, by the first five (5) calendar days of each month, advance to the Operator, its share of the expenses estimated for the month's operations. The request for advance must be accompanied by a detailed list explaining how the advance had been calculated. These advances shall be made in United States Dollars and in Colombian Pesos, in accordance with the requirements shown in the budgets and in the requests for funds prepared by Operator. The request for funds shall be made by the Operator during the first twenty (20) calendar days of the month immediately preceding the one in which the contribution is to be made. If the Operator had to make extraordinary expenditures not included in the monthly advance, he should request in writing to all non-Operators special advances covering their shares of said expenditures. Each participant should advance his proportionate part during the 15 calendar days following the Operator's request.

2.2	  Invoicing.

	     (a) 	The Operator shall prepare an initial invoice for ECOPETROL
      after the acceptance of a commercial reservoir, for fifty
      percent (50%) of the costs and expenses of producing Exploratory
      Wells.  Said costs shall include all expenses incurred by
      drilling, such as tests, completion, well equipment, as well as flow lines, separators and other equipment required for
      production.  Said invoices shall likewise include fifty percent
      (50%) of the cost of the additional operations referred to in
      Clause 9.3 of the said Contract, and shall be paid as stipulated in said Clause.  The invoicing shall include a summary of the costs, showing separately the currency in which they were
      incurred, i.e., Colombian Pesos or U.S. dollars.

	     (b) 	From the date of the initial invoice onward, the Operator
      shall bill the Parties, within thirty (30) calendar days from the last day of each month, for their proportionate participation in costs and expenses during that month. The invoices shall include the usual accounting details that are required in the Operator's accounting procedures, including analysis of expenses, investments, inventories and other bills, and separately show the costs and expenses incurred in pesos and in dollars.

2.3 	 Adjustments.

	     The invoices shall be adjusted between Operator and the Parties after the dollar and peso advances have been deducted. When the advances made by either Party differ from its participation in the actual costs, as determined for each period, the differences in pesos and/or dollars shall be adjusted and reflected in the following month's invoice.

2.4	  Acceptance of Invoices.

	     Payment of invoices shall not affect the Parties' right to protest or inquire into the accuracy of same within twelve (12) months following the end of each calendar year to which the invoice pertains.

                           SECOND PART

3.0	  CHARGES

	     Subject to the limitations set forth hereinbelow, the Operator shall charge to the Joint Account and invoice each Party, in accordance with the established percentages (Section 1.(a) of this Annex), the following expenses:

3.1	  LABOR

	     3.1.1 	Local and Foreign Employees:

		          (a)	The salaries of Operator's employees or workers who are
                working directly for the  benefit of the Joint Operation,
                including overtime, extra pay for night work, extra pay for work on Sundays and holidays and the respective compensatory rest and in general, any payment constituting salary.

		          (b)	Social benefits, indemnification, insurance, subsidies,
                allowances, bonuses, and in general, any benefit that is not salary and that is granted to the workers and/or their family members or dependents, whether granted individually or
                collectively, and whether granted by virtue of labor contracts, law, collective agreements and/or arbitration awards, with exception of housing plans.  Among the above, shall also be enumerated the following:  severance pay ("cesantia"),
                vacations, retirement pensions or disability benefits, and assistance originating from industrial or non-industrial illness or accidents, service bonuses, life insurance, indemnity due to termination of contract, labor union aid, any kind of
                allowances, subsidies and assistance for savings, health,
                education and, social security in general.  Also, dues paid to the ICBF, National Training Service, SENA, the Colombian Social
                Security Institute - ICSS, and any other similar or analogous entities established henceforth.

		          (c)	All expenses incurred for the benefit of the Joint
                Operation related to the maintenance and operation of its office and its service facilities. These expenses include but are not limited to the following, whether furnished free of charge or on a remunerated basis, whether furnished to the workers or theirdependents, and whether provided on a voluntary or obligatory basis:

		           1.	Medical, pharmaceutical, surgical and hospital services;

	            2.	Camp and full services of same, including repairs and
                improvements;

		           3.	Training expenses;

		           4.	Recreation of workers;

		           5.	Maintenance of schools for workers, their families and
                dependents;

		           6.	Safety or social assistance programs and guard service for
                the camp.

		           (d)	It is understood that the expenses and services mentioned
                 under subsections (a), (b) and (c) above shall be charged
                 to the Joint Account when, by stipulations of the law,
                 or collective agreements and/or arbitration awards,
                 or voluntarily, they apply directly or severally to
                 the contractors, sub-contractors,intermediaries
                 and/or their workers who are working for the
                 benefit of the operation.

		           (e)	Indirect labor expenses, referred to in subsection (b)
                 above, may be charged directly or prorated according to the rates agreed upon between the Parties at periodic
                 intervals, and assigning to them a percentage of the
                 direct payroll referred to in (a) above.  In this
                 case an invoice shall be prepared but
                 payment shall not be due until reimbursements are made.
                 With regard to retirement and disability pensions,
                 the Operator will account for 100% of this provision,
                 but will invoice ECOPETROL and any other Party for
                 their respective interests.  This choice
                 shall be treated as a long-term debt and shall
                 vary according to the worker's length of employment
                 with the association.

			              The partners shall contribute according to their
                 interests in the joint operation, monies required to
                 establish a fund which shall be invested in the
                 most conservative and lucrative stocks
                 in the stock market (including insurance company programs).
                 This fund shall be managed by the Operator in conjunction
                 with guidance by the Executive Committee.  The fund
                 will guarantee the future obligations in accordance
                 with the actual results calculated as of December 31 of
                 each period, and if the need arises to pay any retirement
                 benefits, these payments shall be charged directly to
                 the operation, in accordance with each
                 Party's respective interest.  In the event an employee
                 working on behalf of the joint operation should retire,
                 one of the following situations could occur and should
                 be treated as follows:

			              a)	By retiring, the retiree loses all pension rights, in
                 which case it will be deducted from the insurance actuary
                 study.

			             b)	The withdrawal from operations by the Operator leaves some
                future pension benefits, because at the moment of discharge, none of the prerequisites for retirement have been meet.  In this case the pension due shall be charged to the joint
                operation, in accordance with the proportionate time of
                service.

			             c)	The employee continues working for the Operator without
                fulfilling his retirement prerequisites.  In this case the obligation owed by the joint operation shall be frozen,
                and its value plus the interest it would have accrued in
                the fund shall be delivered to the Operator only when the
                payment matures. Once the money has been delivered, the
                joint operation shall no longer be responsible.

			             d)	There is no termination and the employee continues working
                even after having met all of his retirement prerequisites.
                In this case, the Operator will become responsible for the individual's retirement immediately and the obligation
                shall no longer be part of the joint operation.

			             e)	Termination is caused by retirement.  In this case the
                pension benefits shall be charged to the joint account in
                accordance with the proportionate length of service.

	   3.1.2	Specialized Consultants.

		        Qualified personnel who do not reside regularly in Colombia and who may be required occasionally to perform services or supervision for the Joint Operation, and whose services in part or in whole have not been charged otherwise to the Joint
          Account, shall be charged in an appropriate proportion and shall include salaries, travel expenses, living expenses (as long as they are residing in Colombia) and in general, any expenses included under Clause 3.1.1.

3.2	Materials, Equipment and Supplies.

   	All materials, equipment and supplies acquired by the Operator for the Joint Operation shall be charged directly to the Joint Account. Any other materials, equipment and supplies necessary for the performance of the Joint Operations, acquired and controlled by TRITON or ECOPETROL, shall be charged to the Joint Account at "Book Cost" as they leave TRITON's or ECOPETROL's warehouse to be used in the Joint Operations. The units of Capital Equipment will be charged directly to the Joint Account. The "Book Cost" will be determined as follows:

		   3.2.1	"Book Cost"

			        It is understood that "Book Cost" means the last average
           price of the stock in the warehouse based on the cost obtained from the list of import quotes or the local cost, as follows:

			        (a)	For imported materials, equipment and supplies, the book
           cost will include the net invoice price from the manufacturer or supplier (after deducting all of the discounts), purchase costs, freight and delivery charges between the supply area and the shipping port, freight to the delivery port, insurance, import duty or whatever other tax, handling from the ship to the
           customs warehouse and transpiration to the operations are.

			        (b)	For materials, equipment and supplies acquired locally,
           the "Book Cost" will include the net invoice of the seller
           (after deducting all discounts), plus sales tax, purchase costs, transportation, insurance and other similar costs paid to third parties, from the place of purchase to the operations area.

			        (c)	The materials will be charged to the Joint Account in
           accordance with the monetary origin of the acquisition, thereby charging each Party proportionately.

 		  3.2.2	Return of Materials to the Joint Account's Warehouse.

			       The materials, equipment and supplies returned by the
          operations to the Joint Operation's warehouse will be valued as follows:

		  	     (a)	New materials, at their book cost:

			       (b)	Second-hand materials, in good condition and that may be
          used, and equipment usable without repairs, may be returned by the Operator to the Operator's warehouse at seventy-five percent
          (75%) of their book cost, with the appropriate credit to the
          Joint Account.

			       (c)	Second hand materials and equipment that could be used
          with repair may be returned by the Operator to the Operator's warehouse at 50% off their book cost.  Such materials on being used again, shall be charged to the Joint Account at the new book cost.

		  3.2.3	Sales by the Parties.  The materials, equipment and
          supplies sold by the Parties to the Joint Operation shall be valued at the price of repossession agreed to by the Parties;
          the cost of corresponding transportation shall be paid by the Joint Operation.

		  3.2.4	Local Transportation of Materials.

			       (a)	For materials sent by an outside carrier, the cost shall
          be according to the invoice of the transport company.

			       (b)	For materials transported by one of the parties, the cost
          shall be the actual cost.

		  3.2.5	Materials for Projects Canceled, Postponed or Changed.

			       When an accumulation of stocks arises in the warehouse due to a change, postponement or cancellation of projects approved by the Parties, the cost of such materials shall be charged to the
          Joint Account.  These materials may be sold to third parties according to conditions under Section 5.1. of this annex and their value credited to the Joint Account.

3.3	Travel Expenses.  All travel expenses incurred for the
    benefit of the Joint Operation by local or foreign personnel, such as transportation, hotels, food, etc.

3.4	Service Units and Facilities.  Services performed by
    equipment and facilities owned by any Party shall be charged to the Joint Account at reasonable rates, as established in the Sixth Part hereunder. The rates so established shall be used until they are modified by mutual agreement.

3.5	Services.  Services acquired from third parties for the
    Joint Operation, including contractors, at their actual cost.

3.6	Repairs.  Expenses for repairs made to either Party's
    equipment or items destined to be used in the Joint Operation, except if such costs had been charged already by way of leases or otherwise.

3.7	Litigation.  Expenses incurred for the Joint Operation
    relating to threatened or actual litigation (including investigation and securing of evidence), lifting of embargoes, legal decisions and claims and processing of claims, compensation for accidents, settlement for death and burial expenses, provided these charges have not been paid by an insurance company or covered by the proportional surcharges mentioned under 3.1.1 above. When legal services are furnished in these matters by employee attorneys or outside attorneys, whose total or partial compensation is included in the administrative surcharge, no additional charges shall be made for such services, but the direct expenses incurred in such legal proceedings shall be charged.

3.8	Loss and Damage of Joint Operation Property and Equipment.

	   Any costs or expenses necessary to replace or repair damage or loss caused by fire, flood, storm, theft, accident or the like. Operator shall advice the Parties in writing of the damage or loss sustained, as soon as possible.

3.9	Taxes and Rentals.  The amount of any taxes paid or accrued
    for the benefit of the Joint Operation shall be charged to the Joint Account. Also charged to the Joint Account shall be the amount of any rentals, rights or way of indemnities for improvements, land occupancy, etc.

3.10	Insurance.

	    (a)	Premiums paid on insurance carried for the  benefit of the
     operations hereunder, together with any expenses and indemnities accrued and paid, and any losses, claims, and other expenses not covered by the insurance companies, including legal services as mentioned under 3.7 hereinabove, shall be charged to the Joint Account.

	    (b)	When there is no insurance, the actual expenses incurred,
     as mentioned in the preceding paragraph, and paid by Operator, shall also be charged to the Joint Account.

 3.11	Department Operation Charges.  A proportionate part of the
      salaries, social benefits and office expenses of the Operator and other departments with assigned responsibilities to the operation of the area hereunder, such as the Production and Exploration Departments, Petroleum Engineering, Drilling, Land, Geological and Geophysical Departments. Such charges shall be based on the direct services rendered to the Joint Account by the personnel of these offices and departments, whatever their location to the said operations, in proportion to similar services rendered to TRITON's solely-owned operations or to operations of any third party to whom TRITON renders its services. The work timesheets shall be taken as basis for these charges.

3.12	Administrative Surcharges.  Administrative services for the
     Joint Operations, such as Accounting, Legal, Treasury, Industrial Relations, Administrative Services, Medical Department, Industrial Services and the like, shall be furnished by TRITON. To pay for such services, the Operator shall make the following administrative surcharges for the Joint Account applicable to the investment budget and operations budget approved by the Executive Committee as each budget is being expended. The previous administrative surcharges shall be revised and readjusted by the Parties to reflect an approximate cost of those expenses and submitted for the Executive Committee's approval., within the first year following the date of acceptance of a commercial reservoir. Thereafter, said administrative surcharges shall be revised and readjusted annually to the value of actual costs.

3.13	Other Expenses.  Any other appropriate expenses incurred by
     the Operator for the development, maintenance and operation of the Contract Area hereunder, including civic contribution.



                            THIRD PART

4.0	CREDITS

4.1	The Operator shall credit to the Joint Account for income
    coming from:

	   (a)	Collection of insurance in relation to the Joint Operation,
    the premium on which had been charged to said operation.

	   (b)	Sales of geological information, previously authorized by
    the Parties, provided the costs of such information had been charged to the Joint Operation;

	   (c)	Sales of properties, plant, equipment and materials of the
    Joint Operation;

	   (d)	Rentals received, reimbursements under customs duties or
    transport tax claims, etc. shall be credited to the Joint
    Operation provided such rentals or reimbursements apply to same.

	   (e)	Any other income from operations or contracts authorized by
    the Executive Committee.

4.2	Guaranty.  In the case of defective equipment, the credit
    shall be made to the Joint Operation when Operator has received the applicable readjustment from the manufacturer or his agents.


                             FOURTH PART

5.0	DISPOSAL OF CAPITAL EQUIPMENT AND MATERIALS.

5.1	Sales made by Operator to third parties of major materials
    and capital equipment charged to the Joint Account shall be made only with the Executive Committee's approval (Chapter V of the said contract).

    	The proceeds shall be credited to the Joint Account.   For this
     purpose, only, major materials are defined as any assets having an estimated sales value of over five thousand dollars (US
     $5,000) or its equivalent in Colombian currency.

5.2	Minor materials charged to the Joint Account that are not
    required in the operation or returned to warehouse may be sold by the Operator and their proceeds credited to the Joint Account.

5.3	The Executive Committee's prior authorization is required to abandon or dismantle any assets having a cost or estimated value of five thousand dollars (US $5,000) or over, or its equivalent in Colombian currency.

5.4	Neither Party is obligated to purchase the other Party's
    interest in surplus material, whether new or second-hand. Withdrawals of major items of surplus material, such as derricks, tanks, motors, pump units and pipe, shall be subject to the Executive Committee's approval; however, the Operator shall have the right to discard the damaged or useless materials in any way.


                                 FIFTH PART

6.0	INVENTORIES AND AUDITING

6.1	At reasonable intervals, the Operator shall take inventories of all of the Joint Operations assets.

6.2	The Operator shall give notice of its intention to take an
    inventory, to the Parties in writing, one (1) month in advance of the date of commencement of such inventory so that the Parties may be represented at same. The absence of either Party at such inventory taking shall not make the inventory so taken by the Operator less valid or effective.

6.3	The Operator shall furnish the Parties with a copy of each
    inventory, together with a copy of the reconciliation of same.

6.4	Inventory adjustments due to surpluses or missing items
    shall be made known to the Executive Committee for its consideration and approval of same.

6.5	At midnight of the last day of the 22 years of exploitation
    the Parties shall make an inventory of the materials in the warehouse that are owned by the Joint Account, as well as of the products extracted that are in the gathering tanks, in the pipelines leading from same to the storage tanks, and inside the latter, within the areas of exploitation, and such inventories shall be divided up between the Parties, after deducting the royalty in the manner provided for in Clause 13 of the Contract.

6.6	Auditing.  Subject to Clause 2.4 of the First Part of this
    Part of this Accounting Procedure, the Parties may have their own auditors examine and control the Operator's accounting records relating to the Joint properties and joint operation. However, to facilitate the review of expenditures and costs for exploitation wells, considered under Section "2.2 Invoicing", at the beginning of this annex, once the Operator advises the non-operators of the termination date, provided previous notification was given by the Operator, and inventory date of any producing well will allow. ECOPETROL's auditors to review periodically the invoices for drilling of wells, so that if a field is declared as commercial, this review has already been accomplished under the best weather and location conditions.

   	Besides the representatives of the Parties, representatives of the "Contraloria General de la Republica" may take part in Auditing revisions foreseen under this Annex, if considered convenient by such entity. The costs and expenses of such inspection shall be for the account of the Party concerned.


                             SIXTH PART

7.0	TABLE OF TARIFFS.

	   Subject to the limitations set forth hereinabove, services rendered to the Joint Operation by facilities solely owned by ECOPETROL and/or TRITON shall be charged to said operations at the appropriate rates, so as to allow for the recovery of the actual costs. Said costs shall include the normal costs of labor, salaries, social benefits, depreciation and any other operation expenses, bearing in mind the following:

	   (a)	The rates of transport units, which are normally calculated
    on the basis of time in operation, shall include the time spent in loading and unloading, the time spent in waiting for the loading and the time spent in waiting for the unloading to be completed. The charges for transport units assigned to the operation shall include Sunday and holidays, except when the units are out of service for repairs.

	   (b)	When the material for the aforementioned Operations is
    transported together with other material by river or land units solely owned by ECOPETROL or TRITON, the charge shall be based on the tonnage transported, at rates no higher than commercial rates.

IN FAITH WHEREOF, the Parties sign this Accounting Procedure document in duplicate, on the 11th day of the month of June of 1982.



EMPRESSA COLOMBIANA DE PETROLEOS		        TRITON COLOMBIA, INC.


Jose Fernanda Isaza D.,					              John P. Tatum
President							                          President

Witnesses:







                               REPUBLIC OF COLOMBIA

                                 (Official Seal)


                                 NOTARY ELEVEN OF

                                THE DISTRICT OF BOTOGA

Carrera 7a. No. 35-11 Telephones 232 2670 - 232 0106 - 232 0625
                           - 232 1420

Third photocopy of Public Deed No. 3556


DATE:  7th December 1990


GRANTORS: TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V.


CONTRACT: Official Registration of an Oil Association Contract in the Rio Chitamena Sector


                                        NESTOR HERNANDO PARRA E.

 								                               NOTARY ELEVEN







Public deed number: 3556 THREE THOUSAND FIVE HUNDRED FIFTY SIX granted in notary eleven of Bogota. Granting date: seventh (7th)
December, nineteen ninety (1.990).


Type of Act:  Official Registration of an Oil Association
Contract in the Rio Chitamena Sector.


Individuals participating in this Act: Jorge Lara Urbaneja, acting as the legal Representative of TOTAL EXPLORATIE EN
PRODUKTIE MAATSCHAPPIJ B.V.


In the city of Bogota, Special District, Department of Cundinamarca, Republic of Colombia, before me, NESTOR HERNANDO PARRA ESCOBAR, the Notary Eleven of the District of Bogota, the public deed consigned under the following terms has been granted: Before me appeared JORGE LARA URBANEJA, identified with Citizenship Card No. 17.104.450 of Bogota and holder of Military License number B-626935 of Military District number 1, resident of this vicinity, who acts as Legal Representative of TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V., in accordance with the authority evidenced in the certificate of incorporation and legal representation issued by the Chamber of Commerce of Bogota, enclosed for the record. He equally manifested that he submits the following documents for record in this notary: a) Association Contract for the Rio Chitamena Sector, entered between the EMPRESA COLOMBIANA DE PETROLEOS ECOPETROL and TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V., on 3rd. December nineteen ninety (1.990). b) Drawing of Contract area and Gauss coordinates chart, which constitute Exhibit A of the mentioned Contract. c) Operation Agreement, which constitutes Exhibit B of the said Contract.



                        GRANTING AND AUTHORIZATION


One (1) sheet of notarial paper - number AB-19783526 - was used in this deed. The present deed read as per legal regulations require, the appearing Party agreed to it, accepted it as it is written and in witness of approval and consent, signs it with myself, for which I in turn give faith and so authorize it.



Notarial duties $3.000


(signed)

JORGE LARA URBANEJA

I.D. 17.104.450 Bogota

M.L. No. B-626935 M.D. No. 1


(signed and sealed)

NOTARY ELEVEN

NESTOR HERNANDEZ PARRA ESCOBAR


                        BOGOTA CHAMBER OF COMMERCE

                               MAIN OFFICE

Date:  Day 06  Month 12  Year 90  Time 14:05:07


Certifies:

Certificate of Incorporation and Legal Representation of branch in Colombia of: "TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V."


The Secretary of the Chamber of Commerce of Bogota, based on the records and registers of the trading register, certifies:


Name: "TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V."

Domicile:  Bogota



                                 CERTIFIES:

Trading register No. 287279


                                 CERTIFIES:

Opening of a branch by way of Public Deed No. 600, Notary 11 of Bogota - dated 11th March 1.987, inscribed on 16th March 1.987, under number 6.696 of book VI, original copies of incorporation of the society "TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V." with main domicile in Rotterdam, The Netherlands, its by-laws, and the resolution agreeing the establishment of a branch in Colombia.

                                 CERTIFIES:

Reforms:

Public deed No. 1.652,  Date 26-V-1.987, Notary Eleven (11)
Bogota, Registree 2-VI-1,987 No. 6986.


                               CERTIFIES:

Effectiveness: The Society has not been dissolved.  Duration:
From March 11. 1.987, to March 11. 2.017.


                               CERTIFIES:

Social Objective:   The exploration and exploitation of oil and
natural gas; to comply with this objective, acquire, possess, impose and alienate any kind of goods and chattels or real estate, enter any civil or commercial contracts related to such objective; execute, render, accept, negotiate, discount and charge any and all types of valuables and other civil and commercial documents; acquire interest in other companies, either as stock holder or founder; grant or take money on loan with or without real or personal guarantees and, in general, perform all type of acts or agreements required or convenient to the main objective of the Colombian branch.



                               CERTIFIES:

Authorized Capital:  $10.000.000.oo


                               CERTIFIES:

Attorney: The following individuals were granted power of attorney as per the opening document referred to above:

Position				Name                Identity Document

Legal Representative

Manager				Jorge Lara Urbaneja		17.104.450 Bta.

Deputee				Antonio Duarte Amezquita	19.232.082 Bta.


Power of the Attorney: To exercise legal representation of the Company in Colombia and perform on its behalf and representation, perform such activities and paperwork as may be necessary in relation to all legal and administrative matters, having the authority to represent the Company before whichever and all national, departmental, municipal or police authorities, such appointee being invested with powers as could be necessary or adequate to fulfill all requirements for the exercise of the powers conferred upon him; to subscribe all and any documents and petitions; to comply with the Company's tax obligations in Colombia and to obtain the certificate of freedom of debt (paz y salvo); take all necessary steps to set domicile and qualify the Company so it can make business in Colombia, obtaining the necessary permits for such purpose. Additionally, empowered with equal authority is his substitute, doctor Antonio Duarte Amezquita as appointee, of age and resident in Bogota, D.E., so he may represent the principal during his absolute or temporary absences. In all events in which the principal's substitute acts in the name of the Company exercising the powers upon him conferred, third parties shall presume that he acts during an absolute or temporary absence of the principal.

                              CERTIFIES:

Statutory Auditor: The following individuals were granted power of attorney as per the opening document referred to above:

Position			Name				Identity Document

Fiscal Auditor		Pedro Bonilla		19.256.243 Bogota

Deputee				Hugo Ospina		 8.235.849 Medellin



                             CERTIFIES:

That as per Resolution No. EX-08171 26th June 1.987 from the
Superintendency of Corporations, registered 2nd July 1.987 under
No. 7129 of book VI, the definitive operation permit was conceded to the society.

                            CERTIFIES:

That no registrations have been made after the above date which would modify in full or in part the contents of this
certificate.  Bogota, D.E.   Date: Day 06  Month 12  Year 90

The Secretary of the Chamber of Commerce of Bogota

(signed and sealed)

Cost $285.oo

Does not require stamp tax


                          NATIONAL TAX ADMINISTRATION

                                872051288530


                   DECLARATION AND PAYMENT OF THE NATIONAL STAMP TAX


1)	Tax Administration:  Bogota           Code: 03

2)	Telephone:  2851400

3)	Identification Document:  NIT 860.536.185-9

4)	Surname and Names of Social Name of the Parties (maximum 60
   characters)  TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V.

5)	NIT:  899.999.058-1

6)	EMPRESA COLOMBIANA DE PETROLEOS ECOPETROL

7)	Address of the person or entity identified in box 4:  Calle
   35 No. 7-25, piso 4   Municipality: Bogota   Department:
   Cundinamarca

8)	Amount of documents:  One

9)	Concept (list the type(s) of document(s) noting number, date and nature of transaction):  Rio Chitamena Sector Oil
   Association Contract, entered 3rd December 1.990.  value:
   undetermined.


Signature:

Individual responsible for the payment:

Name:

Id. 17.104.450 Bogota


Payment:

1.	Tax Amount					                       $ 2.000

2.	Penalties:					                       $  -0-

3.	Interests on Delayed Payments:	       $  -0-

4.	Total Payments (1+2+3):		             $ 2.000

	  Cash:						                           $ 2.000

	  Bank payment receipt stamp



COLOMBIAN OIL COMPANY

E C O P E T R O L



                          ASSOCIATION CONTRACT


ASSOCIATED PARTY:		       TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ
                          B.V.

SECTOR:					              RIO CHITAMENA

DATE OF EFFECTIVENESS:	   FEBRUARY 1, 1.991



The Contracting parties:   On one side, the Colombian Oil
Company, which hereinafter shall be called ECOPETROL, a State industrial and commercial company created by Law 165 of 1948 and ruled by Decree 062 of 1970, the domicile of which Home Office is located in Santafe de Bogote, Special District, being represented by ANDRES RESTREPO LONDONO, of age, identified with Colombian citizenship card 8.235.895 issued in Medellin, having permanent address in Bogota, who declares: 1. That in his position as President of ECOPETROL, he acts in representation of such Company, and 2. That he has been duly authorized by the Board of Directors of ECOPETROL to enter into this present Contract, as is evidenced in Minutes of the Meeting No. 1.926 dated 1st. October 1.990 and, on the other part TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V., a society organized under the Laws of the Netherlands, having its main domicile in Rotterdam, and which henceforth shall be referred to as THE ASSOCIATE, which has a branch office established in Colombia such branch having headquarters with domicile in Bogota, incorporated under public deed number No. 600 dated 11th. March 1.987, issued by Notary Eleven (11) of the District of Bogota, represented by JORGE LARA URBANEJA, a Colombian citizen of age, identified with Citizenship Card No. 17.104.450 issued in Bogota, who declares:
1) That in his position as Legal Representative, he acts in representation of the company TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V. and 2) That he is fully authorized to enter into this present contract as is evidenced in Certificate of Incorporation and Legal Representation issued by the Chamber of Commerce of Bogota. Under the conditions set forth hereinabove, ECOPETROL and THE ASSOCIATE leave evidence that they have entered the contract contained in the following Clauses:

CHAPTER I - GENERALITIES

CLAUSE 1 - OBJECT OF THIS CONTRACT

1.1	The object of this contract is the exploration of the
Contracted Area and the exploitation of Oil property of the nation which would be found to exist in such area as described in Clause 3 herein.

1.2	In accordance with article 1st. of Decree 2310 of 1974, the
exploration and exploitation of hydrocarbons property of the nation shall be the responsibility of ECOPETROL, who in turn may carry out such activities either directly or by way of contracts with private parties. Based on such regulation, ECOPETROL has agreed with the ASSOCIATE to explore the Contracted Area and exploit the Oil that may be found to exist therein, under the terms and conditions set forth herein this document, in Exhibit
"A" and Exhibit "B" (Operations Agreement) hereto, documents which form integral part of this contract.

1.3	Without detriment of the contents of this contract, it is
understood that THE ASSOCIATE shall have on the Oil produced in the Contracted Area and in whichever part thereof that would correspond to it, equal rights and obligations as would have before the Colombian law any party who within the national territory exploits oil property of the nation.

1.4	ECOPETROL and THE ASSOCIATE agree that they shall carry
forward exploration and exploitation works in territories of the Contracted Area, the costs and risks of which efforts shall be divided between both parties in the proportion and under the terms set forth herein this contract, and that the properties acquired and the Oil produced and stored shall pertain to each Party in the proportions provided for herein.


CLAUSE 2 - CONTRACT APPLICATION

This contract applies to the Contracted Area, the limits of which are described in Clause 3, or to any part thereof, subject to the terms of same wherever Clause 8 would have been applied.


CLAUSE 3 - CONTRACTED AREA

The Area Contracted is known as "RIO CHITAMENA", and comprises an extension of four thousand six hundred eighty one (4.681) hectares and two thousand three hundred ten (2.310) square meters; it is located within the jurisdiction of the Municipality of Tauramena in the Intendancy of Casanare.

This area is described herein as shown on the map attached under Exhibit "A", which forms part of this Contract, as well as the corresponding charts of calculations: the point of reference is Geodesic Point MENA-910 as described by the "Agustin Codazzi" Geographic Institute; the Gauss plain coordinates of same taken with an origin in Bogota are: N-1.041.738,38 Mts. and E-1.150.006,64 Mts. which correspond to geographical coordinates Latitude 4deg.58'30.350" North of the Equator and Longitude 72deg.43'42.600" West of Greenwich. From this geodesic vertex, a distance of 3.977,88 Mts. is measured in a straight line heading S-5deg.40'30.281"-E, until reaching point "A", located on the right margin downstream of the Chitamena river, which point becomes the starting point for the boundaries of the surface land of concern: such point "A" coordinates are: N-1.037.780,oo Mts. & E-1.150.400,oo Mts. From this point "A", the line continues downstream the right margin of the Chitamena river, until reaching point "B", which is located on such margin, and the coordinates of which are: N-1.035.000,oo Mts. and E-1.158.900,oo Mts. The straight line joining point "A" to point "B" is directed S-71deg.53'21.158"-E to a distance of 8.943,06 Mts. Throughout its full extension, line "A-B" is adjacent to line "A-G" of Triton's "Tauramena" Association Contract. From point "B", the line continues heading S-6deg.23'12.122"-W to a distance of 4.081,33 Mts. until reaching point "C" the coordinates of which are: N-1.030.944,oo Mts. and E-1.156.446,oo Mts. From this point "C", the line continues heading N-63deg.03'00.879"-W to a distance of 7.859.51 Mts. until reaching point "D" the coordinates of which are:
N-1.034.056,oo Mts. and E-1.151.44,oo Mts. From this point "D" the line continues heading N-63deg.03'06.822"-W to a distance of 7.224,45 Mts. until reaching point "E" the coordinates of which are: N-1.037.780,00 Mts. and E-1.145.000,00 Mts. Throughout its
full extension, line "D-E" is adjacent to line "B-A" of Lasmo's "Upia" Block A1 Association Contract. From point "E" the line continues heading N-69deg.02'06.976"-W to a distance of 5.086,74 Mts. until reaching point "F" the coordinates of which are:
N-1.039.600,oo Mts. and E-1.140.250,oo Mts. From this point "F" the line continues heading N-24deg.15'48.927"-E to a distance of 2.236,oo Mts. until reaching point "G", located on the downstream right margin of the Chitamena river, the coordinates of which are: N-1.041.638.48 Mts. and E-1.141.168.85 Mts. Lines
"E-F" and "F-G" are adjacent in throughout their full extension to line "C-B" and to the southern end of line "B-A" of Maxus's "Recetor" (sic) Association Contract. From point "G" the line continues downstream on the right margin of the Chitamena river until reaching point "H", located on such margin, and the coordinates of which are: N-1.038.750,oo Mts. and E-1.145.110,oo Mts. The straight line joining point "G" with point "H" is oriented S-53deg.45'43.940"-E to a distance of 4.886,31 Mts. In the southeast, line "G-H" is adjacent in a straight line extension of 4.678,31 Mts. with line "C-B" of Triton's "Tauramena" Association Contract. From point "H" the line goes downstream the right margin of the Chitamena river until reaching point "A", which is the starting point for the surface land boundary and the closing point for the polygon. The straight line joining point "H" with point "A" heads S-79deg.36'33.825"-E to a distance of 5.378,20 Mts. Throughout its full extension, line "H-A" is adjacent to line "B-A" of Triton's "Tauramena" Association Contract. The extension of the area located inside the polygon described above, is 4.681 hectares and 2.310 square meters and is located within the jurisdiction of the Municipality of Tauramena in the Intendency of Casanare.



Paragraph One - Whenever any person should express any claim in the presumption of being the holder of the proprietorship of the subsoil within the Contracted Area, ECOPETROL will assume the attention of the case and the obligations that could arise thereof.



CLAUSE 4 - DEFINITIONS

To the effects of this contract, the terms hereunder described shall be understood to mean the following:

4.1	Contracted Area:  The terrain defined in Clause 3
hereinabove, subject to Clause 8 hereunder.

4.2	Commercial Field: That portion of the Contracted Area
capable of producing Oil in economically exploitable volumes and quality.

4.3	Executive Committee: The body to be set up within thirty
(30) days after acknowledgment of the Commercial Field, to oversee, control and approve all operations and actions that be carried out during the effectiveness of this contract.

4.4	Direct Exploration Costs:  Those currency-disbursements
incurred by THE ASSOCIATE for the drilling of the Exploration Wells that would result in producer wells, as well as those incurred in locations, terminations, equipment and testing of such wells, flow lines and separators. Direct Exploration Costs do not include Home Office administrative or technical support nor those costs arising in Company's headquarters.

4.5	Joint Account:  Records held in accounting books kept in
conformity with the Colombian legislation, to credit or debit the Parties for their participation in the Joint Operation.

4.6	Budget Execution: Resources actually disbursed and/or
committed in each and all programmes/schedules and projects approved for a specific calendar year.

4.7	Date of Effectiveness (Effective Date):  Sixty (60) calendar days taken as of the date this contract is signed, date which will serve to calculate all agreed terms, subject to the effectiveness of the selfsame contract.

4.8	Cash Flow: Physical movement of money (income and
disbursements) of the Joint Account to cover those obligations acquired or contracted by the Association in the course of normal operations.

4.9	Natural Gas:  Mixture of hydrocarbons in gaseous state, made up by the most volatile members of the hydrocarbon paraffin series.

4.10	Direct Expenses: All disbursements chargeable to the Joint
Account under the heading of personnel expenses directly connected with the Association, or for the purchase of material and supplies, contracting of third-party services, and all other general expenses required by the Joint Operation in the normal course of activities.

4.11	Indirect Expenses:  Those disbursements chargeable to the
Joint Account under the heading of technical and/or administrative support, which would eventually be rendered by the Operator of the Joint Operation with its own organization.

4.12	Commercial Interest:  When dealing in pesos, the ordinary
interest for the corresponding period, as certified by the Banking Superintendency; when dealing with U.S.A. dollars, the New York CITY BANK prime rate.

4.13	Interest in the Operation: That participation in the
obligations and rights acquired by each of the Parties in the exploration and exploitation of the Contracted Area.

4.14	Development Investments:  They relate to the sum of money
invested in goods and equipments capitalized in assets of the Joint Operation in a Commercial Field upon acceptance of the existence of same by the Parties.

4.15	Production Objectives:  Formations, layers (strata) or sand
possibly holding a hydrocarbon accumulation.

4.16	Joint Operation: Activities and works carried out by or
being executed on behalf of the Parties and on their account.

4.17	Operator: Individual appointed by the Parties to carry out
and complete in a direct manner and on their behalf in the Contracted Area the operations required to explore and exploit the existing Oil.

4.18	Parties:	On the Date of Effectiveness, ECOPETROL and THE
ASSOCIATE. Subsequently and at any time thereafter, on the one part, ECOPETROL, and on the other part, THE ASSOCIATE and/or its assignees.

4.19	Exploration Period:  Term available to THE ASSOCIATE to
comply with its obligations as stated in Clause 5th. herein this contract, but not to exceed six (6) years as of the Date of Effectiveness, with the exceptions noted in Clauses 9 (numerals
9.3 and 9.8) and 34.

4.20	Exploitation Period:  Time elapsed as of the completion of
the Exploration Period, through the date of termination of this contract.

4.21	Oil:	Mixture of natural hydrocarbons in liquid or gaseous
state at normal conditions, along with the substances existing alongside it or derivable of such, except for helium and extraneous gas.

4.22	Exploration Well:  Any well so designed by THE ASSOCIATE,
to be drilled or explored deeper in the Contracted Area in search of Oil, at its account. To comply with the obligations acquired under Clause 5 of this contract, the corresponding
Exploration Wells shall be classified as such jointly by ECOPETROL and THE ASSOCIATE.

4.23	Exploitation Well (or Development Well):  Any well within
the Commercial Area programmed for Oil production by the Executive Committee.

4.24	Budget:  Basic planning instrument by which resources are
assigned to specific projects to be applied within a calendar year or parts thereof, aiming to attain the goals and objectives proposed by THE ASSOCIATE or the Operator.

4.25	Extensive Production Tests:  Operations carried forward in
one or several producer Exploration Wells, aiming to evaluate production conditions and field behavior.

4.26	Reimbursement:  The proportional payment corresponding to
ECOPETROL on account of Direct Exploration Costs (incurred by
THE ASSOCIATE) in the Exploration Wells that would have resulted producers.

4.27	Exploration Works: Those operations carried out by THE
ASSOCIATE related to the search and discovery of hydrocarbons within the contracted area.



CHAPTER II - EXPLORATION

CLAUSE 5 - TERMS AND CONDITIONS

5.1.1	During the first year taken as of the Date of
Effectiveness of this contract, THE ASSOCIATE commits itself to attain a program of new seismic of minimum twenty-five (25) kilometers. During the second year, THE ASSOCIATE shall drill one (1) Exploratory Well until reaching the formations which could be oil-bearing structures. At the end of each year, THE ASSOCIATE shall have the option to relinquish the Contract, if and when having complied with the said obligations.

5.1.2	During the third year, THE ASSOCIATE shall drill one (1)
Exploratory Well until reaching the formations which could be oil-bearing structures. At the end of this year the contract shall terminate if its extension has not been requested and authorized in accordance with numeral 5.2 of this Clause or if no Commercial Field has been found to exist.

5.2	If THE ASSOCIATE has satisfactorily complied with the
obligations set forth in Clause 5, ECOPETROL - at the request of THE ASSOCIATE - shall extend the Exploration Period by periods of one-year each during a maximum of three (3) additional years; during each one-year extension THE ASSOCIATE shall be committed to perform Exploration Works in the Contracted Area, which consist in drilling a minimum of one (1) Exploration Well per year until penetrating the formations which in the area could be oil-bearing structures.

5.3	During any year of the Exploration Period, THE ASSOCIATE may decide to carry out the work commitment of the subsequent year;
should this be the case, then it may request ECOPETROL for approval to perform such works. Should ECOPETROL accept such request, ECOPETROL shall determine the way and amount of the transference of the said obligations.

5.4	During the effectiveness of this contract, THE ASSOCIATE may perform Exploration Works in the areas retained by it in accordance with Clause 8; in such cases, THE ASSOCIATE shall be the sole party responsible for the risks and costs of such activities, therefore holding full and exclusive control on same; however, the maximum terms of duration of this contract shall not be modified for such reasons.



CLAUSE 6 - INFORMATION TO BE PROVIDED DURING EXPLORATION

6.1	ECOPETROL shall provide THE ASSOCIATE, whenever the latter
so requests, all information available for the Contracted Area.
The costs incurred in the reproduction or provision of such information shall be on the account of THE ASSOCIATE.

6.2	During the Exploration Period, THE ASSOCIATE shall render
ECOPETROL - whenever the former obtains it - all the geological and geophysical information - delivered in originals that may be duplicated - edited magnetic tapes, processed seismic sections, and all the field information supporting same; magnetic and gravimetric profiles; copies of the geophysical reports; originals that may be duplicated of all logs/surveys/records of the wells drilled by THE ASSOCIATE, including each well's final compounded graphic; and copies of the final drilling report, including core samples analysis, production tests results and any other information related to the drilling, study or interpretation of any nature whatsoever that be performed by THE ASSOCIATE for the Contracted Area, with no limitation whatsoever, ECOPETROL has the right, at any time, and by whatever procedures it deems appropriate, to witness all operations and verify the afore-listed information.

6.3	The Parties agree that during the effectiveness of this
contract, all information obtained in the course of same shall be of a confidential nature. In this same manner, the Parties agree that in each case they shall be able to make exchange of information with companies associated or not with ECOPETROL. It is understood that this agreement shall be effective with no impairment of the obligation of providing the Ministry of Mines and Energy all information requested in accordance with legal rulings and the legislation in force. However, it is also understood, and so agreed, that THE ASSOCIATE may provide to its sole discretion the information required by its affiliated companies, consulting parties, contractors and financial entities: or which would be required by the corresponding authorities having jurisdiction over THE ASSOCIATE or its affiliates; or by the regulations of any stock exchange wherein THE ASSOCIATE or any related corporation would have registered shares.



CLAUSE 7 - EXPLORATION BUDGET AND SCHEDULES/PROGRAMMES

THE ASSOCIATE shall bear the obligation of preparing all programmes or schedules and budgets required by the terms of this contract, in connection with the exploration of the Contracted Area. Such Budgets and Schedules shall be submitted in due time to ECOPETROL.



CLAUSE 8 - REDEMPTION OF AREAS

8.1	At the end of the initial exploration period, or the
extensions thereof obtained by THE ASSOCIATE, but no later than the termination of the sixth (6th.) year when a Commercial Field has been discovered in the Contracted Area - such area shall be reduced to fifty percent (50%) of its original size; after two
(2) additional years, the area shall be further reduced to an extension equal to twenty-five percent (25%) of the initially Contracted Area; and after two (2) supplementary years, at the latest, such area shall be furthermore reduced to the Commercial Field or Fields that be in production or under development, plus a five (5)-kilometer wide zone reserved around each field. The Commercial Field(s) plus the zone(s) around each field shall be called the exploitation area and shall be the only part of the Contracted Area to remain subject to the terms of this contract.

8.2	THE ASSOCIATE shall determine the areas to be returned to
ECOPETROL in plots of land of at least five thousand (5.000) hectares each, unless THE ASSOCIATE demonstrates that this would not be possible. Notwithstanding the obligation of returning the areas as set forth in Clause 8 (numeral 8.1), THE ASSOCIATE is not obliged to return areas that be under development or in production, including the five-kilometer-wide zone withheld around such areas, unless when - by clauses traceable to THE ASSOCIATE - such development or production operations undergo stoppage without just cause during one (1) uninterrupted year or more, in which case THE ASSOCIATE shall return to ECOPETROL such areas, and the contract for such areas or partial areas shall terminate. This provision is equally valid to exploitation carried forward under the sole-risk method.



CHAPTER III - EXPLOITATION


CLAUSE 9 - TERMS AND CONDITIONS


9.1	To start the Joint Operation under the terms of this
contract, it is understood that the exploitation works start on the date that the parties acknowledge the existence of a Commercial Field, or whenever the provision of Clause 9 (numeral 9.5) be fulfilled. The existence of a Commercial Field shall be determined by THE ASSOCIATE drilling within the proposed Commercial Field a sufficient amount of wells to allow for a reasonable definition of the field and the commerciality of such
field.   In this case, THE ASSOCIATE shall inform in writing to
ECOPETROL of said discovery of a Commercial Field, providing the studies on which such conclusion is based. Within ninety (90) calendar days as of the date in which THE ASSOCIATE renders the whole amount of supporting information, ECOPETROL shall accept or disapprove the existence of the Commercial Field. Within thirty (30) days after the date of submittal of the first supporting information, ECOPETROL may request whatever additional information is considered necessary.

9.2.1	If ECOPETROL accepts the existence of a Commercial Field,
it shall so advise THE ASSOCIATE within the ninety (90) calendar days stated in Clause 9 (numeral 9.1) and shall begin to participate - as stipulated whereunder this contract - in the development of the Commercial Field discovered by THE ASSOCIATE.

9.2.2	ECOPETROL shall reimburse THE ASSOCIATE fifty percent
(50%) of the Direct Exploration Costs incurred in the wells which, having been drilled by THE ASSOCIATE as Exploration Wells within the Commercial Field described in Clause 9 (numeral 9.1), would have resulted in commercially producing fields.

9.2.3	The amount of these costs shall be defined in U.S.A.
dollars: the date of reference shall be that date in which ECOPETROL advises THE ASSOCIATE of its acknowledgment (acceptance) of the existence of a Commercial Field; therefore, costs incurred in Colombian pesos shall be determined at the official exchange rate of the Central Bank (Banco de la Republica) effective on the said date.

9.2.4	ECOPETROL shall reimburse THE ASSOCIATE for the proportion
corresponding to it in the costs of each well, by way of whatever figure in dollars would correspond to it under the heading of its direct participation in the production of the corresponding well.

9.3	If ECOPETROL does not acknowledge the existence of the
Commercial Field as noted in Clause 9 (numeral 9.1), it may advise THE ASSOCIATE of the additional work deemed necessary to demonstrate such existence; however, the cost of such efforts may not exceed TWO MILLION U.S. DOLLARS (U.S. $2.000.000) and may not require a length of time longer than one (1) year; in this case, the Exploration Period for the Contracted Area shall automatically be extended by a term equal to that period of time agreed by the Parties as the needed amount of time for the execution of the additional efforts requested by ECOPETROL in this clause, but without impairment of the conditions as to reduction of areas per Clause 8 (numeral 8.1).

9.4	Should ECOPETROL - upon completion of the additional works
requested per Clause 9 (numeral 9.3) - acknowledge the existence of the Commercial Field described in Clause 9 (numeral 9.1), it will begin to participate in the operations for the development of the aforementioned field in accordance with this contract and, per Clause 9 (numeral 9.2.2), will reimburse THE ASSOCIATE fifty percent (50%) of the costs related to the additional works requested in Clause 9 (numeral 9.3); the works so carried out shall become part of the Joint Account.

9.5	Should ECOPETROL - upon completion of the additional works
requested per Clause 9 (numeral 9.3) - determine the non-approval of the existence of a Commercial Field, then THE ASSOCIATE has the right to carry out whatever works it deems necessary to exploit such field and to reimburse itself two hundred percent (200%) of the total costs of the works performed on its sole risk and account; to fulfill this clause, the reimbursement may be by way of the value of the oil produced less the royalty set forth in Clause 13. deducting the costs of production, collection, transportation and sale. To determine the value in dollars of the disbursements made in pesos, the amount shall be translated at the exchange rate effective on the date ECOPETROL advises THE ASSOCIATE about the non-existence of the Commercial Field. To the purposes of this clause, each barrel of oil produced in such field during a calendar month shall have the average price per barrel received by THE
ASSOCIATE for the sales of the volume of oil corresponding to its participation in the production of the Contracted Area during the same monthly period. When THE ASSOCIATE has reimbursed itself with the percentage established hereinabove and upon acknowledgment by ECOPETROL of its participation in the development of the said field, then all wells drilled, installations constructed and goods procured by THE ASSOCIATE for the exploitation of the field, paid as herein stated, shall become - at zero cost - the property of the Joint Account.

9.6	At any time ECOPETROL may come to participate in the
operation of the field discovered and developed by THE ASSOCIATE, without detriment of the right held by THE ASSOCIATE to reimburse itself for investments made at its own account, in the way and percentages stated in Clause 9 (numeral 9.5). Upon completion of the recovery by THE ASSOCIATE, ECOPETROL shall begin to participate in the economic results of the wells developed under THE ASSOCIATE's sole account.

9.7	To set the boundaries of a Commercial Field, all the
geological and geophysical information and the information from the wells drilled within said field or having any connection with same, shall be taken into consideration.

9.8	If at the end of the six-(6)-year Exploration Period noted
in Clause 5 (numeral 5.2), THE ASSOCIATE has drilled one or several Exploration Wells which indicate the probable existence of a Commercial Field, ECOPETROL - at the request of THE ASSOCIATE - shall extend the Exploration Period as required but not to exceed one (1) year, to allow THE ASSOCIATE the opportunity of demonstrating such existence, without detriment of the stipulations in Clause 8.



CLAUSE 10 - TECHNICAL CONTROL ON THE OPERATIONS

10.1	The parties agree that THE ASSOCIATE is the Operator and
that - except for the restrictions anticipated herein this contract - the Operator shall hold control on all operations and activities it deems necessary to achieve a technical, efficient and economic exploitation of the Oil encountered within the Commercial Field.

10.2	The Operator is obliged to carry out all development and
production operations in compliance with the rules and standards practiced by the industry, using the best technical methods and systems to achieve an economic and efficient oil exploitation, and applying all legal and regulative engagements on the subject matter.

10.3	For all aspects of this contract, the Operator shall be
considered an entity separate from the Parties, difference also applicable to the civil, labor and administrative legislation and to the personnel employed by the Operator per Clause 32.

10.4	The Operator shall have the right to relinquish being the
Operator, by way of written notice to the Parties with a six-month anticipation to the date it wishes to make its resignation valid. The Executive Committee shall appoint the new Operator in conformity with Clause 19 (numeral 19.3.2).



CLAUSE 11 - EXPLOITATION SCHEDULES AND BUDGETS

11.1	Within the three(3)-months following the acknowledgment of
a Commercial Field in the Contracted Area, the Operator shall submit the Parties a schedule of activities and a budget for the remaining part of the calendar year. If less than 6.5 months are left before the end of that year, the Operator shall - within the said 3-month term - prepare and submit a Budget and schedules for the subsequent calendar year. Future budgets and schedules shall be submitted to the parties during the Executive Committee's ordinary meeting, expected for July of the immediately preceding year to the budgeted year. Within twenty
(20) days after receipt of the Budgets and schedules, the parties shall advise the Operator in writing of the changes proposed. The Operator shall take into consideration the observations and proposed modifications submitted by the parties and shall prepare the Budget and the schedules to be presented for final approval of the Executive committee in the ordinary meeting of November each year, except for the case when the acknowledgment of the commercial Field occurs within less than
6.5 months before year-end. If the total budget is not agreed by November each year, the budget aspects on which an agreement has been reached shall be approved by the Executive Committee, while those not agreed upon shall immediately be submitted for further study of the Parties, who will make a final decision on same as anticipated in Clause 20.

11.2	The parties may propose additions or revisions of the
approved Budget and schedules; however, except in the case of an emergency, they should be stated at intervals of three (3) or more months. The Executive Committee shall decide on proposed additions and revisions in a meeting which shall be summoned for a date within the thirty (30) days following the presentation of same.

11.3	The main objectives of schedules and budgets are:

11.3.1	To determine the operations to be performed during the
next calendar year, and

11.3.2	To decide expenses and investments which the Operator is
authorized to incur.

11.4	The terms Schedule and Budget mean the work plan designed
and the expenses and investments estimated to be made by Operator during the different stages of the operation, as are:

11.4.1	Investments in operating capital: drilling for the
development of reservoirs, well recondition or overhaul, and specific production constructions.

11.4.2	General construction and equipments; industrial
facilities and camps, transportation and construction equipment, drilling and production equipment. Other constructions and equipment.

11.4.3	Maintenance and operation expenses: production expenses,
geological expenses and administrative expenses for the operation.

11.4.4	Working capital requirements.

11.4.5	Funds for incidental expenses.

11.5	The Operator shall disburse all expenses and investments
and shall complete the development and production operations as per the schedules and budgets referred to in Clause 11 (numeral 11.1), but shall not go beyond total budget in more than ten percent (10%) each year, except under authorization of the Parties for special cases.

11.6	The Operator shall not start any project at its sole
discretion nor shall it acquire commitments for the Joint Account when lacking Budget approval of same if they exceed by project or by quarter the figure of Forty Thousand Dollars (US$ 40.000) or its equivalent in Colombian currency.

11.7	The Operator is authorized to disburse expenses chargeable
to the Joint Account without prior consent of the Executive Committee, when same be associated with emergencies ordained to safeguard party's personnel and property, emergency expenses originated by fire, flood, storms and other disasters; emergency expenses vital to production, including maintenance of wells to attain maximum production efficiency; emergency expenses essential for the protection and conservation of material and equipment needed for the operations. In these cases the Operator must summon a special meeting of the Executive
Committee at the earliest possible date, to obtain final approval to continue with such emergency measures.



CLAUSE 12 - PRODUCTION

12.1	As frequent as it be necessary, the Operator - with the
approval of the Executive Committee - shall determine each Commercial Field's MER (Maximum Productive Efficiency Rate). Such MER shall be the maximum rate of oil production that may be obtained from a reservoir, so as to achieve a maximum final recovery of the reserves. Estimated production shall be reduced wherever necessary to compensate for real or anticipated operation conditions, such as wells that be undergoing repair and which not be in production, restrictions of the capacity of collector lines, of the pumps, of the separators, of the tanks, of the pipelines and of other facilities.

12.2	Periodically but at least once a year, the Operator - with
the approval of the Executive Committee - shall determine in each field the area considered to be oil-producing in commercial volumes, and shall propose Exploration Wells spacing and drilling schedules, based on economy and efficiency factors.

12.3	The Operator shall prepare and deliver to each of the
parties, at 3-month regular intervals, a schedule of participation in the production plus a schedule of production distribution by Parties for the subsequent six (6) months. The production forecast shall be based on the MER (Maximum Productivity Efficiency Rate) as described in Clause 12 (numeral 12.1), to be adjusted to each Party's rights per this contract.
 The production distribution schedule shall be determined on the basis of periodic requests made by each Party in accordance with Clause 14 (numeral 14.2), along with whatever corrections be needed to ensure that, when being able to draw-out, none of the parties will receive a volume lower than that to which it is entitled as per Clause 14, without impairment of Clauses 21 (numeral 21.2) and 22 (numeral 22.5).

12.4	If any of the Parties anticipates a reduction of its
capacity to receive oil per the forecast provided by the Operator, it should so advise the latter at the earliest possible date and, if such reduction is due to an emergency situation, the Operator must be notified within the twelve (12) hours following the occurrence of the situation which originated the reduction. Thus such Party shall provide the Operator with a new receiving schedule which accounts for the corresponding reduction.

12.5	 The Operator may use the crude oil and gas consumed in the
development of production operations in the Contracted Area and such consumption shall be exonerated from the royalties discussed in Clause 13 (numerals 13.1 and 13.2).



CLAUSE 13 - ROYALTIES

13.1	During the exploitation of the Contracted Area and before
the production is distributed to the Parties, the Operator shall deliver to ECOPETROL a royalty in kind consisting in twenty percent (20%) of the liquid hydrocarbons supervised production volume in such area. ECOPETROL at its own risk and account, shall take, in kind from the Joint Account tanks, such production percentage which corresponds to the royalty.

13.2	The Operator shall deliver a royalty to ECOPETROL
consisting in twenty percent (20%) of the gas production.

13.3	Out of the production percentage corresponding to the
royalty, ECOPETROL shall pay the royalties on the total production of the Commercial Field, as be payable to the Nation, the Departments and the Municipalities in accordance with the terms set forward by the laws; in no way shall THE ASSOCIATE be responsible for any payment to such entities or individuals on said headings.

CLAUSE 14 - OIL DISTRIBUTION AND AVAILABILITY

14.1	Except for the oil volumes used for the operations
hereunder this contract and the volume that is inevitably wasted in such operations, the oil shall be transported to the tanks property of both Parties or to any other measuring facilities agreed by the Parties. The Oil shall be measured in accordance with the standards and methods accepted in the oil industry and, based upon such measurement, the percentages referred to in Clause 13 shall be determined. As from such moment, the remaining oil becomes the property of each Party in the proportions set forth in this contract.

14.2	Sealer Distribution of the Production.  After deduction of
the royalty percentage, the rest of the oil and the gas produced proceeding from the field becomes the property of the Parties in the following proportion:


Total Accumulated Production

(Barrels) (%)					            ECOPETROL (%)     	Associate

From 0 to 60.000.000				            50			          50
From 60.000.001 to 90.000.000			    55			          45
From 90.000.001 to 120.000.000		    60			          40
From 120.000.000 to 150.000.000		   65			          35
From 150.000.001 and onwards			     70			          30


14.2.1	For all purposes of this clause, a field is understood to
be any hydrocarbon accumulation stored within an area acknowledged as commercial, including the five-kilometer wide reserve zone around such field as stated in Clause 8 (numeral
8.1) of this contract.

14.2.2	Whenever during the development of this contract several
commercial fields be discovered within a selfsame block, the production distribution percentage to be applied to the field holding the largest total accumulated production shall be also applied to the distribution of the production of all the remaining Commercial Fields within the Contracted Area.

14.2.3	When a field produces crude oil and gas at the same time,
the total accumulated production that would apply for the purposes of the afore distribution chart, will be the one corresponding to the main hydrocarbon as per the authorization granted by the Ministry of Mines and Energy for the exploitation of said field. To determine total accumulated production, the equivalent gas measure is 7.000 standard cubic feet of gas per barrel of oil.

14.3	In addition to the tanks and other facilities of joint
property, each Party shall have the right to construct its own production facilities in the Contracted Area for its sole and exclusive use, after compliance with legal regulations to the effect. Transportation and delivery of each Party's oil to the pipeline and other deposits which are not the joint property of the parties, shall be made on the sole account and risk of the Party receiving the Oil.

14.4	Should production be obtained at locations not connected to
pipelines, the Parties may agree to make expenditures chargeable to the Joint Account to install pipelines to those points where the oil can be sold or to a site that would connect to the pipelines. If the Parties agree to the construction of such pipelines they shall enter into the contracts deemed convenient to the effect and shall appoint the Operator in accordance with the legal regulations in force.

14.5	Each party shall be the owner of the oil produced and
stored as a result of the Operation and which be made available to it per the clauses of this contract, and it shall receive same in kind at its expense or sell it or dispose of it separately as stipulated in Clause 14 (numeral 14.3).

14.6	If any of the Parties, for any reason whatsoever, cannot
separately dispose or draw-out from the tanks of the Joint
Account all or part of the oil belonging to it per this contract, then the following procedure shall be followed:

14.6.1	If ECOPETROL is the Party that cannot draw-out in full or
in part its oil share (participation plus royalty) in accordance with Clause 12 (numeral 12.3), the Operator may continue producing in the field and delivering to THE ASSOCIATE, in addition to THE ASSOCIATE's proportion of the production in the operation based on one hundred percent (100%) of the MER, all the amount of oil that THE ASSOCIATE would elect to receive and be in capacity to draw-out, up to a limit of one hundred percent (100%) of MER, crediting ECOPETROL accordingly for future delivery, that amount of Oil which ECOPETROL had the right to draw-out but didn't. However, regarding the volume of oil not drawn-out during a monthly period and which would correspond to the royalties payable to ECOPETROL, at the request of ECOPETROL can be paid by THE ASSOCIATE to ECOPETROL in dollars of the United States, by calculating the difference between the volume of oil drawn-out by it and the volume of oil which would correspond under the heading of royalties as noted in Clause 13 (numerals 13.1 and 13.2); it is understood that any oil drawn-out by ECOPETROL shall be applied in first instance to the payment in kind of the royalty and that only after such royalty is fully covered, shall any additional withdrawals of oil made by ECOPETROL by applied to its participation in the production as set forth in Clause 14 (#14.2).

14.6.2	In the event that THE ASSOCIATE be the Party that cannot
draw-out in full or in part its proportion of oil as defined under Clause 12 (numeral 12.3), the Operator shall deliver to ECOPETROL - based on one hundred percent (100%) of MER - not only the participation and the share that belongs to it, but also the oil that ECOPETROL could be able to draw-out, up to a limit of one hundred percent (100%) of MER, crediting to THE ASSOCIATE for future delivery, that part which was not drawn-out by THE ASSOCIATE and which corresponds to its participation.

14.7	When both Parties regain capacity to receive the oil
belonging to each per Clause 12 (numeral 12.3), then the Operator shall deliver oil to that Party which before was unable to receive its share of production and, at the request of same, in addition to its participation in the operation, and by joint agreement of the parties, a minimum of ten percent (10%) per month of the production which on a monthly basis corresponds to the other Party, until such time as one hundred percent (100%) of the volume corresponding to the unreceived share be credited (canceled) to the Party previously unable to receive its oil.

14.8	Without detriment of the legal stipulations on the matter
and in conformity with this contract, each Party shall be free at all times to sell or export their shares of oil obtained or to dispose of such oil in any way.



CLAUSE 15 - GAS UTILIZATION

Should one or more fields be discovered to have liquid oil along with associated gas, the Operator - within the two (2) years following the start-out of the commercial production of the field - shall submit a project to take advantage of the Natural Gas in benefit of the Joint Account. The Executive Committee shall approve the project and shall define the execution schedule thereof. Should the Operator not submit such project within a period of two (2) years or should it not carry out the project approved within the terms set forth by the Executive Committee, ECOPETROL may take for itself - free of all costs - all available gas in the development reservoirs, less the amounts required for the efficient exploitation of the field.



CLAUSE 16 - UNIFICATION

Whenever an economically exploitable reservoir extends continuously to a structure located within the Contracted Area plus other area(s), the Operator - by agreement with ECOPETROL and all other interested parties and upon approval by the Ministry of Mines and Energy - shall put into practice a unified development plan, which shall adjust to the Oil development engineering techniques.



CLAUSE 17 - PROVISION OF INFORMATION AND INSPECTION DURING
            EXPLOITATION

17.1	The operator shall deliver the Parties - upon procurement
of same by or to it - originals that may be copied (sepia) and copies, of the electric, radioactive and sound logs of the wells drilled, records, core analysis, production tests, and all routine reports produced or received in connection with the operations and activities developed in the Contracted Area.

17.2	Each of the Parties, at their sole account and risk, shall
have the right, by way of authorized representatives, to inspect the wells and the installations of the Contracted Area and all related activities. Such representatives will be empowered to examine cores, samples, maps and logs of the drilled wells, survey and mappings, books of all types and any and all other sources of information connected with the development of this contract.

17.3	In order for ECOPETROL to comply with the agreements in
Clause 29 hereunder, the Operator shall prepare and submit to ECOPETROL all reports required by the National Government.

17.4	The information and records regarding exploitation works
shall be kept as confidential material in equal manner as stated in Clause 6 (numeral 6.3) of this contract.



CHAPTER IV - EXECUTIVE COMMITTEE

CLAUSE 18 - CONSTITUTION

18.1	Within the thirty (30) calendar days following the
acknowledgment of a Commercial Field, each Party shall appoint a representative and his corresponding first and second delegates, to set up the Executive Committee, and shall advise in writing to the other Party the names and addresses of such representative and his delegates. The Parties may at any time change their representative or his delegates but when doing so, must advise the other Party in writing. Each Party's Representative vote or decision will commit such Party. When a representative cannot attend a Committee Meeting, he shall in writing appoint the delegate who will attend on his behalf and who will be invested with equal authority as himself.

18.2	The Executive Committee shall hold ordinary meetings in
March, July and November; such meetings shall review the Operator-executed exploitation schedules, along with the immediate-future programme. On a yearly basis and during the July ordinary meeting, the Operator shall submit to the Executive Committee the annual operating schedule/programme and the Expenses and Investment Budget for the subsequent calendar year, which shall be studied and approved during each year's November ordinary meeting.

18.3	The Parties and the Operator may request that extraordinary
meetings of the Executive Committee be summoned to study
specific operation conditions.   The President of such Committee
shall notify within at least ten (10) days anticipation, the date of the meeting and the proposed agenda. Any matter not included in the agenda may be discussed after consensus to the effect is obtained from the representatives of the Parties to the Committee.

18.4	The representative of each of the Parties shall have in all
matters discussed by the Executive Committee, a vote equal to the percentage of its total interests in the Joint Operation.
To be valid, any and all resolutions or decisions made by the Executive Committee must be approved by affirmative vote of more than fifty percent (50%) of the total Interest. As per this procedure, all decisions made by the Executive Committee shall be binding to and final for the Parties and for the Operator.



CLAUSE 19 - DUTIES

19.1	The representatives of the Parties shall make part of the
Executive Committee endowed with full authority and responsibility to set forward and adopt exploitation, development and operation Schedules/Programmes and Budgets related to this present contract. One representative of the Operator shall attend the Executive Committee meetings.

19.2	The Executive Committee shall name a Secretary.  The
secretary shall keep full and detailed minutes and records of all meetings as well as notes of all discussions and all decisions made by the Committee. To be valid, the copies of such minutes must be approved and signed by the representatives of the Parties within the five (5) work days following the end of the meeting and therefore shall be submitted for their signature at the earliest possible time.

19.3	The following are, amongst others, Executive Committee's
duties:

19.3.1	To adopt its own regulations.

19.3.2	To appoint the Operator in case of resignation or
dismissal.

19.3.3	To appoint the External Auditor to the Joint Account.

19.3.4	To approve or disapprove the annual operations (or
programme), and the expense budget and any modifications or revisions thereof, and to authorize extraordinary expenses.

19.3.5	To set forward expense rules and policies.

19.3.6	To approve or disapprove any expense recommendation made
by the Operator (not included in the approved Budget), when such expenses exceed Forty Thousand U.S. Dollars (U.S.$ 40.000) or its equivalent in Colombian currency.

19.3.7	To advise the Operator and decide on matters brought to
its consideration.

19.3.8	To create the sub-committees deemed necessary and to set
forward the duties of same, which shall be developed under its direction and chargeable to the Joint Account.

19.3.10	To overview the operation of the Joint Account.

19.3.11	To authorize the Operator to enter into contracts on
behalf of the Joint Operation when their value does not exceed
U.S. $40.000 (Forty Thousand Dollars) or its equivalent in
Colombian currency, and

19.3.12	In general, to perform all duties authorized in this
contract when the responsibility for same would not fall on another entity or individual by express clause or legal or regulatory stipulation.



CLAUSE 20 - DECISIONS IN THE EVENT OF DISAGREEMENT BETWEEN
            PARTIES

20.1	Any project related to the Joint Operation, which is to be
executed should require the approval of the Executive Committee as per this contract and over which no agreement would have been reached by the representatives of the Parties to such Committee, shall be presented to each of the Parties' chief executive officer resident in Colombia, for them to make a joint decision.

 If the Parties reach an agreement or make a decision on the matter within sixty (60) calendar days as of the date of submittal of the query, they shall so advise the Secretary for the Executive Committee, who shall summon a meeting of such body within fifteen (15) calendar days after the receipt of said notice; the members of the Committee are obliged to ratify in such meeting said agreement or decision.

20.2	If the parties do not reach an agreement on the difference
within sixty (60) calendar days after the query is submitted, then the operations may be executed in accordance with Clause 21.



CLAUSE 21 - OPERATIONS AT THE SOLE RISK OF ONE OF THE PARTIES

21.1	Should at any moment in time one of the Parties wish to
drill an Exploration Well not approved in the schedule of operations, it shall in writing advise the other Party, with at least thirty (30) calendar days anticipation to the next meeting of the Executive Committee, of its intention to drill such well; such advise must include information as to location, recommendations to drill, depth and an estimate of costs. The Operator shall include such proposal in the Agenda for the following Executive Committee Meeting. Should the proposal be approved by the Executive Committee, such well shall be drilled chargeable to the Joint Account. Should the Executive Committee not approve such proposal, then the Party who wishes to drill said well - which hereinafter shall be called the Partaker - shall have the right to drill, complete, produce and abandon such well at its sole cost and exclusive risk. The Party that does not wish to participate in the aforesaid operation shall be called the Non-Partaker. Partaker shall commence drilling such well within one hundred and eighty (180) days following the decline of the proposal by the Executive Committee. Should drilling not be started within such time frame, it shall again be taken to the consideration of the Executive Committee. At Partaker's request, the Operator shall drill said well, on the sole account and risk of Partaker, if and when in Operator's opinion such operation would not interfere with the normal field operations developed by the Operator, but only after Partaker makes advanced payment in favor of the Operator of those amounts of money Operator would consider necessary to satisfy drilling efforts. Should the Operator be unable to drill such well without interfering with the normal course of operations, then Partaker shall be entitled to drill the well directly or through a qualified service company, in which case the Partaker shall be responsible for said operation, without interference of the normal course of field operations.

21.2	Should well completion as specified in Clause 21 (numeral
21.1) render a producing well, same shall be managed by the Operator of the production of said well - after deducting the royalty stated in Clause 13 - shall be the property of the Partaker, who shall reimburse itself for all operation costs of the well until such time as the net value of production - after deducting production, collection, storage and transportation costs, and similar cost, and the cost of sale - be equal to two hundred percent (200%) of said well's drilling and completion costs; thenceforth and to the purposes of this present contract, the well shall become the Joint Account's property, just as if it would have been drilled under approval of the Executive Committee and on account of both Parties. To the effects of this Clause, the value of each barrel of Oil produced in said well during a calendar month - prior to the deduction of the aforelisted costs - shall be the average price per barrel of oil that the Partaker would receive during said month for the sale of its portion in the Oil produced in the Contracted Area.

21.3	Should at any time any one of the Parties wish to
recondition, deepen or cap a well which at such time is not a commercially producing well or if it is a dry hole drilled by the Joint Account, and when such operations would not have been included in the schedule approved by the Executive Committee, then such Party must advise the other Party of its intention to recondition, deepen or cap the said well. When no equipment exists at such location, the procedure set forth in Clause 21 (numerals 21.1 and 21.2) shall be applied. When equipments exist at the well location which be adequate to carry forward the proposed operations, then within a term not to exceed forty eight (48) hours as of the moment of receipt of the notice, the Party who receives such notice about the operations intended by the other Party, must present its approval or disapproval to such actions; should no answer be received during that term, it will then be understood that the operations to be executed shall be performed on the account and risk of the Joint Operation. If the proposed work is executed on the sole account and risk of the Partaker, the well shall be managed in accordance with Clause 21 (numeral 21.2).

21.4	If any Party at any given time wishes to construct new
facilities for the extraction (lift) of liquids from gas and for transportation and export of the oil - which henceforth shall be called additional facilities - such Party shall notify the other in writing with the following information:

21.4.1	General description, design, specifications and estimated
costs for the additional facilities.

21.4.2	Projected capacity.

21.4.3	Approximate date of initiation of construction and
duration of same. Within ninety (90) days taken as of the date of notice, the other Party, by way of written advice, has the right to decide whether or not it will participate in the projected additional installations. Should such Party decide not to participate in the additional installations, or should it omit surrendering a response to the Partaker's proposal - which as of that moment shall be called the Constructing Party - the latter shall be able to proceed ahead with the additional facilities and may order the Operator the construction, operation and maintenance of said facilities, at the sole account and exclusive risk of the Constructing Party, without impairment of the normal development of the Joint Operations. The Constructing Party may negotiate with the other Party the use of such facilities for the Joint Operation. During the period of time in which the facilities be operated at the sole account and risk of the Constructing Party, the Operator shall debit same with all operation and maintenance costs of the additional installations based on generally accepted accounting principles.



CHAPTER V - JOINT ACCOUNT

CLAUSE 22 - MANAGEMENT

22.1.	Without detriment of other Clauses in this contract,
Exploration Work expenses shall be on the account and risk of THE ASSOCIATE.

22.2	As from the date on which the Parties acknowledge the
existence of a Commercial Field and subject to the terms of Clause 5 (numeral 5.2) and Clause 13 (numerals 13.1 and 13.2), the property of the rights or Interest in the Operation of the Contracted Area, shall be divided as follows: ECOPETROL fifty percent (50%) and THE ASSOCIATE fifty percent (50%). Thenceforward, all expenses, payments, investments, costs and obligations made or committed for the development of operations, as per this contract, and all investments made by THE ASSOCIATE before and after the acknowledgment of the Commercial Field, in the drilling and conclusion of the wells that would have resulted produced wells within the field, shall be debited to the Joint Account. Except for those set forth in Clauses 14 (numeral 14.3) and 21, all properties procured or used thenceforth to comply with the operation activities in the Commercial Field, shall be paid by and belong to the Parties in equal proportion as described in this Clause.

22.3	During the first five (5) days of each month the Parties
shall provide the Operator, in the bank same would designate, the share of the Budget corresponding to each in accordance with the needs and in the currency in which the expenses must be disbursed, this is, in Colombian pesos or in U.S.A. dollars, as the Operator would have requested in accordance with the schedules and budgets approved by the Executive Committee. Whenever THE ASSOCIATE would lack to have the Colombian pesos needed to cover that portion corresponding to its share in such currency, ECOPETROL will be able to provide such pesos and to receive the corresponding credit for them by way of credit to the contributions the latter must make in dollars, translated at the official purchase rate of the Central Bank's (Banco de la Republica) exchange certificates on the day ECOPETROL must make the correlative contribution, if and when such transaction be allowed by law.

22.4	The Operator shall submit on a monthly basis to the
Parties, within thirty (30) calendar days following each monthly end, a monthly statement of accounts showing figures anticipated, expenses incurred, pending obligations and a report of all debits and credits made to the Joint Account, report which shall be prepared in accordance with Exhibit "B" hereunder. If the payments considered in Clause 22 (numeral 22.3) are not made under the terms anticipated, and in the event that the Operator would decide to cancel them, the debtor Party shall pay the former - on such sum and in the same currency as the payment made - the Commercial Interest incurred during the term of the delay.

22.5	Should any of the Parties, on the due date omit payment to
the Joint Account of those sums of money which would correspond to it, as of that date such Party shall be considered a Delinquent Party and the other Party the Compliant Party.
Should sixty (60) days of delayed payment elapse, the Compliant Party can make the deposit which would otherwise correspond to the Delinquent Party, and the former would then be entitled to have the Operator deliver to it, besides its own corresponding share, the full amount of the Delinquent Party's total participation in the Contracted Area (less the royalty percentage), up to a production volume such to allow the Compliant Party a net income on sales made equivalent to the volume not paid by the Delinquent Party, plus an annual interest equal to the Commercial Interest as of the sixty (60) days following the date on which the delayed payment has started.
"Net income" shall mean the difference between the price of sale of the crude drawn-out by the Compliant Party, less transportation, storage, loading and other reasonable expenses made by the Compliant Party for the sale of the products drawn-out. The right of the Compliant Party may be exercised at any time after thirty (30) days of having notified the Debtor Party in writing about the former's intention to draw-out all or part of the production which corresponds to the Debtor Party.

22.6.1	Regardless of the production percentages received by each
of the Parties in the development of this contract, all Direct
Expenses of the Joint Operation shall be debited to the parties in the following proportion:


Total Accumulated Production
(Barrels)						                 ECOPETROL (%)         	Associate(%)

From	     0		 to  60.000.000		       50	                   50
From	 60.000.001	 to  90.000.000		   55                   	45
From	 90.000.001 to	120.000.000		    60                   	40
From	120.000.001	 to	150.000.000		   65                   	35
From	150.000.001	 and onwards		      70                   	30


22.6.2	Indirect Expenses shall be debited to the Parties in the
same proportion as set forward for Direct Expenses in numeral

22.6.1 of this clause. The amount of these expenses shall result from taking the total annual value of investments and expenses (less technical and administrative support), and applying the formula "a+m (X-b)" where "X" is the total value of annual investments and expenses, and "a", "m" and "b" are constant figures, the values of which are shown in the following chart, as they relate to the amount of the annual investments and expenses.

This formula shall apply only once for each year, in each case with the value of the constants which correspond to the total value of annual investments and expenses.


     AMOUNT OF  INVESTMENT AND EXPENSES  				 	 CONSTANT VALUES
                                                    "m"
	           "x" (US$) 				                "a" (US$)  (fraction) "b"
                                          (US$)


1 	         0 	      to 	25.000.000 	 	           0   0.10  	          0
2 	25.000.001 	      to 	50.000.000 		    2.500.000   0.08   	25.000.000
3 	50.000.001 	      to 	100.000.000 		   4.500.000  	0.07 	  50.000.000
4 	100.000.001 	     to 	200.000.000 		   8.000.000   0.06  	100.000.000
5 	200.000.001 	     to 	300.000.000 		  14.000.000   0.04  	200.000.000
6 	300.000.001 	     to 	400.000.000 		  18.000.000   0.02  	300.000.000
7 	400.000.001 	and 	onwards    		       20.000.000   0.01  	400.000.000



The equation shall be applied only once per year in each case with the constant value corresponding to the total amount of annual investments and expenditures.

22.7	Monthly statements of account as described in clause 22
(numeral 22.4) may be revised or reprobated by any of the Parties as from the moment they are received by that Party up to a term of two (2) years after corresponding calendar year-end, with clear specification as to the entries corrected or disapproved and the corresponding reasons for such actions. Any account not corrected or disapproved within such period, shall be deemed final and correct.

22.8	The Operator shall keep Joint Account's records, vouchers
and reports in Colombian pesos per the Colombian regulations and all debits and credits to the Joint Account shall be made following the accounting procedures set forth in Exhibit "B", which forms part of this contract. Should differences arise between such accounting procedures and the terms of this contract, the latter shall prevail.

22.9	The Operator may perform sales of materials or equipment
during the first twenty (20) years of the Exploitation Period if they benefit the Joint Account and when the value of the goods sold does not exceed Five Thousand U.S. dollars (US$ 5.000) or its equivalent in Colombian currency. Such type of operations, by calendar year, cannot surpass the figure of Fifty Thousand U.S. Dollars (US$ 50.000) or its equivalent in Colombian currency. Sales above such amounts or sales of real estate, must be approved by the Executive Committee. Sale of such materials or equipment shall be made at a reasonable commercial price per such goods usage conditions.

22.10	All machinery, equipment and other movable property
acquired by the Operator for the execution of this contract and debited to the Joint Account, shall be the property of the Parties in equal amounts. However, if one of the Parties would have decided to terminate its interest in the contract before the first seventeen (17) years of the Exploitation Period - except for the cases set forth in Clause 25 - such Party commits itself to sale to the other one, all or part of its Interest in such elements at a reasonable commercial price or at its book value, whichever be lower. If the other party expresses no desire to buy them within ninety (90) days following the formal offer of sale presented to it, then the Party that wishes to relinquish will have the right to assign to a third party its interests in those machinery, equipment and elements. Should THE ASSOCIATE decide to relinquish after the first 17 years of the Exploitation Period. THE ASSOCIATE's rights in the Joint Operation shall become ECOPETROL's rights, at zero cost for the latter.



CHAPTER VI - CONTRACT TERM

CLAUSE 23 - MAXIMUM DURATION

This contract shall have a maximum duration of twenty eight (28) years taken as of its Date of Effectiveness, to be distributed as follows: six (6) years Exploration Period as per Clause 5, without impairment of the terms of Clause 9 (numeral 9.3 and 9.8); and twenty-two (22) years Exploitation Period taken as of the date of termination of the Exploration Period. It is understood that whenever the Exploration Period is extended in consideration with the terms of this contract, such extension shall in no way imply an extension of the maximum duration of the contract, which shall remain being a term of twenty-eight
(28) years maximum duration.



CLAUSE 24 - CONTRACT TERMINATION

This contract shall terminate in any of the following cases:

24.1	Completion of the Exploration Period without THE ASSOCIATE
having discovered a Commercial Field, except for the terms of Clauses 9 (numerals 9.5 and 9.8) and 34.

24.2	Whenever the term of the contract as set forth in Clause
23, would have elapsed.

24.3	At any time, by decision of THE ASSOCIATE, after complying
with the obligations noted in Clause 5 and all others committed in accordance with this contract.

24.4	Due to the special causes set forth in Clause 25.



CLAUSE 25 - CAUSES FOR UNILATERAL CONTRACT TERMINATION

25.1	ECOPETROL may call this contract terminated by unilateral
decision at any time before the term agreed in Clause 23 is completed, on the following grounds:

25.1.1	Dissolution or liquidation of THE ASSOCIATE and its
assignee.

25.1.2	Should THE ASSOCIATE or its assignees assign this
contract without having complied with Clause 27.

25.1.3	Due to financial incompetency of THE ASSOCIATE or its
assignees, understood to exist when a meeting of creditors is summoned or if bankruptcy proceedings are judicially opened.

25.1.4	Due to a lack of compliance on the part of THE ASSOCIATE,
of its obligation as herein contracted.

25.2	Should unilateral termination be called for, THE
ASSOCIATE's rights set forward in this contract shall cease to exist for both conditions: as Party to the contract and Operator of the project, when at such termination THE ASSOCIATE would hold both positions.

25.3	ECOPETROL may call for unilateral termination of this
contract only after sixty (60) days of written notice to THE ASSOCIATE and its assignees, clearly explaining the causes alleged, should the latter fail to submit satisfactory explanations to ECOPETROL or should THE ASSOCIATE neglect correction of the fault incurred in contract compliance - all the above without impairment of THE ASSOCIATE's right to
interpose the legal resources considered convenient.   However,
should the fault alleged by ECOPETROL as termination cause require for its correction more than sixty (60) days and should THE ASSOCIATE be diligently setting remedy to it, then ECOPETROL shall allow sufficient time for the execution of such emendatory actions, which shall observe suitable oil standards and procedures.



CLAUSE 26 - OBLIGATIONS IN THE EVENT OF CONTRACT TERMINATION

26.1	Whenever this contract be terminated as per Clause 24,
during its Exploration, Exploitation or - if applicable - Development Period(s), THE ASSOCIATE shall leave in production those wells which on such date be productive wells and shall deliver the facilities, pipelines transference lines and all other Joint Account real estate (located in the Contracted
Area), all of which shall gratuitously become the property of ECOPETROL, along with the rights-of-way and goods acquired profitable to the contract, even whenever they be located outside the perimeter of the Contracted Area.

26.2	Should this contract be terminated on any grounds after
the first 17 years of the Exploitation Period have elapsed, all Interests held by THE ASSOCIATE in the machinery, equipment and other goods and movable elements used or acquired by THE ASSOCIATE or by the Operator for contract performance, shall become the property of ECOPETROL at zero cost to same.

26.3	Should this contract terminate before the first 17 years of
the Exploitation Period have elapsed, then the terms of Clause
22 (numeral 22.10) shall apply.

26.4	Should this contract at any time terminate by unilateral
termination cause, all real estate and movable goods acquired for the exclusive benefit of the Joint Account, shall become the property of ECOPETROL at zero cost to same.

26.5	Should this contract terminate on any grounds and at any
time, the Parties are anyhow obliged to satisfactorily comply with the legal obligations between themselves and before third parties, plus those contracted hereunder this contract.



CHAPTER VIII - GENERAL PROVISIONS

CLAUSE 27 - ASSIGNMENT RIGHTS.

THE ASSOCIATE holds the right to assign or transfer its interests, rights and obligations in this association contract, in full or in part, to another individual, company or group, after approval to the effect obtained from the Ministry of Mines and Energy and from the president of the Colombian Oil Company ECOPETROL.

27.1	Thus, any project which implies a total or partial
assignment or transference of interests, rights and obligations in the contract shall be taken to the attention of the Ministry of Mines and Energy and the President of the Colombian Oil Company ECOPETROL, by way of certified document written by THE ASSOCIATE and containing the essential negotiation elements, such as assignee, amount, interests, rights and obligations to be assigned, scope of the operation, etc. Within the thirty
(30) work days following such notice, the Ministry of Mines and Energy and the President of ECOPETROL shall exercise their discretionary right to study the possible assignees' qualifications; they shall thereafter take their decision, without obligation to disclose the reasons for it. In any case, the criterion of the Ministry of Mines and Energy shall prevail.

27.2	Should more than thirty (30) work days elapse as of the
date of receipt of the request by the Ministry of Mines without THE ASSOCIATE having received a response thereto, the request shall be understood to be approved for all effect.

27.3	Assignments made during the Exploration Period between
companies legally incorporated in Colombia, shall not be subject to the aforesaid paperwork but shall become official by way of written approval from the Colombian Oil Company ECOPETROL and the signing of the corresponding document.

27.4	All changes or modifications in the contractual
relationship between THE ASSOCIATE and ECOPETROL as a consequence of total or partial negotiation of THE ASSOCIATE's interests, participations or shares, shall also be subject to approval by the Ministry of Mines and Energy and the President of the Colombian Oil Company ECOPETROL.

27.5	Notwithstanding the above, such changes or modifications
shall not require the approval of the Ministry of Mines and Energy and the Colombian Oil Company in the following events:

1)	Whenever the negotiations be made in the stock exchange or
   free stock market.

2)	When the assignment or transfer occurs as a result of events out of the control of THE ASSOCIATE or of the control of those companies controlling the latter, such as government decisions, judicial sentences, apportionment and/or adjudgement or allotment of goods and auctions.

3)	Whenever the negotiations are made directly by the
   company(ies) controlling or governing THE ASSOCIATE, or branch offices or subsidiaries thereof, or between companies that from a selfsame economic group - in which cases it will be sufficient to advise in due time the Ministry of Mines and Energy and the Colombian Oil Company ECOPETROL about such assignment or transference.

27.6	Except for those cases mentioned above, any and all
assignments, transfers, negotiations, transactions or operations mentioned in this clause, whenever made without prior written consent or approval from the Ministry of Mines and Energy and the President of the Colombian Oil Company ECOPETROL, whenever required - shall give way to the exercise of the terms of Clause 25 of the association contract.

27.7	Transactions executed as per this clause and which be
subject to Colombian tax laws, shall pay the corresponding taxes.



CLAUSE 28 - DISAGREEMENTS

28.1	Whenever discrepancies or contradictions arise in the
interpretation of the clauses of this Contract as they relate to those contained in Exhibit "B" of the "Operation Agreement", the former shall prevail.

28.2	All disagreements arising between the Parties on matters of
law related to the interpretation and execution of the contract and which cannot be agreed by amicable means, shall be subject to the decision of the Colombian judiciary.

28.3	All factual or technical differences between the Parties
arising in the interpretation or application of this contract and which cannot be agreed by amicable means, shall be subject to the final decision of arbitrators appointed as follows: one for each of the Parties and a third one by joint agreement of both. Should they not reach an agreement as to the third arbitrator, same shall then be appointed - upon request of the Parties - by the Board of Directors of the Colombian Engineering Society.

28.4	All accounting differences between the Parties, arising
from contract interpretation or performance and which cannot be agreed by amicable means, shall be subject to the decision of arbitrators, who shall be certified public accountants appointed as follows: one by each of the Parties and a third one appointed by both; should the two principal arbitrators be unable to reach agreement as to the third individual, at the request of any of the Parties the third one shall be appointed by the Bogota Central Board of Accountants.

28.5	Both Parties declare that the arbitrators' decision shall
have the effect of a negotiation between both parties and that therefore, such decision will be considered final.

28.6	If the Parties have conflict as to the technical,
accounting or legal quality of the disagreement, same shall be considered of a legal nature and Clause 28 (numeral 28.2) shall apply.

CLAUSE 29 - LEGAL REPRESENTATION

Without impairment of the legal rights held by THE ASSOCIATE as a consequence of the legal stipulations or the Clauses to this contract, ECOPETROL shall represent the Parties before the Colombian authorities in all matters related to the exploitation of the Contracted Area, whenever such representation be needed, and shall provide the governmental bodies and the officers thereto whatever reports and information could legally be required. The Operator shall be obliged to prepare and provide ECOPETROL with the corresponding reports. The expenses incurred by ECOPETROL to cover any matter referred to in this Clause, shall be debited to the Joint Account; the Operator's prior approval shall be required when such expenses exceed the amount of two thousand five hundred U.S.A. dollars (US$ 2.500) or its equivalent in Colombian currency. The Parties declare that in any relationship with third parties, neither the terms of this Clause nor any other stipulation anywhere else in this subject contract, imply the granting of a general power of attorney, nor that the Parties would have become civil or commercial partnership or society, nor any other relationship under which any of the Parties could be considered jointly responsible for the acts or omissions of the other Party, nor to hold authority or power of attorney that could commit the other Party as to any obligation. This contact refers to operations within the territory of the Republic of Colombia, and although ECOPETROL is an industrial and commercial enterprise of the Colombian government, the parties agree that THE ASSOCIATE - should the case come to exist - may choose to be excluded from the application of the terms of the U.S.A. Internal Revenue Code, subchapter "K", entitled Partners and Partnerships. THE ASSOCIATE shall make such selection in adequate manner and on its own behalf.



CLAUSE 30 - RESPONSIBILITIES

30.1	The Operator shall perform the operations of this contract
in an efficient and adequate manner and shall to the effect follow the practices of the oil industry as they are accepted for this type of operations; it is understood that the Operator shall not at any time, be responsible for errors of discernment or for loss or damages which not be the result of the Operator's serious fault or negligence.

30.2	The responsibilities acquired by ECOPETROL and THE
ASSOCIATE related to this contract before third parties, shall not be joint responsibilities; therefore, each Party shall be separately responsible for its share of the expenses, investments and obligations as they would result in the consequence of same.

30.3	Whenever expenses incurred and contracts entered into by
the Operator exceed the authorized amount of Forty Thousand U.S. Dollars (US$ 40.000) or their equivalent in Colombian pesos, without such disbursement having been in due time authorized by the Executive Committee - and except for those events anticipated in Clause 11 (numeral 11.7) - the only responsible party before third parties shall be the Operator, who shall therefore assume the entirety of corresponding value. Whenever the expense be accepted by the Executive Committee, the Operator shall be reimbursed with the amount of the work, survey or purchase, in accordance with rules to be defined by the Executive Committee. Should the expense or the good not be accepted by the Executive Committee, the Operator - if possible
- - may withdraw the subject good, reimbursing the partners for any costs that such withdrawal could cause to the operation. Whenever the Operator be unable to withdraw such goods, or when it declines doing so, the profit thereof or the resulting patrimony increase resulting from such expenses or contracts, shall thereafter belong to the parties in a proportion equal to their interest in the operation.

30.4	Environmental Control.  THE ASSOCIATE, when carrying out
all contract activities, shall comply with the terms of the National Code for Natural Replaceable Resources and Environmental Protection, and with all legal stipulations on the matter. To do so, THE ASSOCIATE obliges itself to execute a permanent prevention plan to ensure the preservation and replacement of natural resources within the areas where exploration, exploitation and transportation works be performed under this contract.

Such plans and programs must be communicated by THE ASSOCIATE to the communities and to the national and regional entities related to or with said subject matter.

In the same fashion, specific contingency plans must be prepared to respond to emergencies that could arise and to perform whatever actions be needed to set remedy to same. To this purpose, THE ASSOCIATE must coordinate such plans and actions with the entitier adequate thereof.

The corresponding schedules and budgets must be prepared by THE
ASSOCIATE in accordance with the corresponding clauses hereunder this contact.

All expenses incurred shall be on the account of THE ASSOCIATE during the Exploration Period and chargeable to the Joint
Account during Exploitation.



CLAUSE 31 - TAXES, DUTIES AND OTHERS

Duties and rates that be created after the Joint Account is established but before the Parties receive their participation in the production, and that be chargeable to the Oil exploitation, shall be charged to the Joint Account. Income tax, patrimony tax and complementary taxes, shall be on the exclusive account of each of the parties as would to each correspond.



CLAUSE 32 - PERSONNEL

32.1	THE ASSOCIATE shall consult with ECOPETROL and appoint the
Operator's Manager.

32.2	Pursuant to the terms of this contract and subject to the
rules set forth, the Operator shall be autonomous to appoint the personnel required for the operations referred to in this contract and shall be free to determine the amount of their compensation, their duties, categories, number of employees and conditions. The Operator shall give adequate and timely training to the Colombian personnel required to replace expatriate personnel whenever the Operator deems such replacement are needed for the execution of the operations under this contract.

In any case, the Operator must comply with legal regulations as to the proportion of national and expatriate officers and employees.

32.3	Transfer of Technology.  THE ASSOCIATE obliges itself to
carry forward at its expense, a training program oriented to ECOPETROL professionals in areas related to contract development. To comply with this obligation during the Exploration Period, oriented training may be - amongst others - in the areas of geology, geophysics and related matters, reserve evaluation and reservoir characteristics, drilling and production. Oriented training shall take place during the whole of the initial exploration period and all of its extensions, by way of the integration of ECOPETROL professionals appointed to THE ASSOCIATE's work team assigned to the Contracted Area, or to other ASSOCIATE's related activities.

To select the relinquishment as expressed in Clause 5 of this contract, THE ASSOCIATE must have complied in anticipation with the training programs herein expected.

During the Exploitation Period, the scope, duration, place, participants and conditions of the training, as well as all other aspects, shall be set forth by the Association's Executive Committee. All costs associated to oriented training, except for labor costs of those professionals receiving such training, shall be assumed by THE ASSOCIATE during the Exploration Period and by both Parties by debit to the Joint Account, during the Exploitation Period.

Paragraph: THE ASSOCIATE shall comply with the oriented training programme to be rendered during the Exploration Period as follows: During the first year of the Exploration Period, THE ASSOCIATE binds itself to incorporate during a period of at least two (2) months, one ECOPETROL geophysics to its Home Office work team working in the seismic interpretation of the Area. For the second and third year of the Exploration Period and in case this is extended, the oriented training shall contain programmes similar to the one provided for above, on subject matters to be agreed upon by the Parties.

32.4	Pursuant to this contract, during the Exploration Period
the Operator shall be entitled to carry forward works by way of subcontracts, subject to the authority held by the Executive Committee of approving contracts over Forty Thousand U.S. Dollars (US$ 40.000) or its equivalent in Colombian currency.



CLAUSE 33 - INSURANCE

The Operator shall open all insurance policies required by the Colombian law and it will demand from any subcontractor working on matters related to this contract, to obtain and keep effective all insurance policies the Operator could consider adequate. In this same manner, the Operator shall open the Insurance Policies that the Executive Committee would deem convenient.



CLAUSE 34 - FORCE MAJEURE OR FORTUITOUS EVENT

The obligations set forth and contained in this contract shall cease to exist during those periods of time when the Parties be impeded to comply with same in full or in part due to events that fall under the categories of Force Majeure or Fortuitous Event, such as strikes, shut-down, wars, earthquakes, floods and other natural disasters, government laws or rulings or decrees that would hinder procurement of essential materials and, in general terms, any reason outside the scope of finances that would truly impede the works, even when the cause is different to those listed hereinabove, but having an effect upon Parties and being outside their control. Should one of the Parties be unable to comply with this contract's obligations on the grounds of force majeure or fortuitous events, it must so immediately notify the other party for its consideration, explaining the reasons for such impediment. The total contract term taken as of the Date of Effectiveness stated in Clause 23, may in no event be extended due to force majeure or fortuitous event, above the twenty-eight (28) year term. However, any impediment on the grounds of force majeure or fortuitous events during the six (6) year exploration period set forth in Clause 5, the duration of which be greater than thirty (30) calendar days, shall extend such six-year period for a term equal to the time of the impediment.



CLAUSE 35 - COLOMBIAN LEGISLATION

Pursuant to compliance of this contract, the Parties agree that the domicile of same is the city of Bogota, Republic of Colombia. This contract shall be ruled in all its parts by the Colombian law and THE ASSOCIATE subdues itself to the jurisdiction of Colombia courts, waiving any attempt to allegate diplomatic claim wherever related to its rights and obligations as acquired under this contract, except whenever denial of justice would occur. Denial of Justice will not exist as long as THE ASSOCIATE - either as the Party to the Contract or as the Operator to the project - would have access to all means of action and resources which per the Colombian legislation may be used in the Colombian judiciary.



CLAUSE 36 - NOTICES

To be effective, all notices or communications between Parties regarding aspects of this contract must bear reference to the corresponding contract Clauses, and must be sent to the Parties at the following addresses: ECOPETROL: Carrera 13 Nr. 36-24 Bogota, Colombia. THE ASSOCIATE PARTY: Calle 35 Nr. 7-25, Bogota, Colombia. Any change of address shall be notified to the other Party in due anticipation.



CLAUSE 37 - OIL VALUATION

The payments or reimbursements called for in Clauses 9 (numerals
9.2 and 9.4) and 22 (numeral 22.5) shall be made in dollars of the U.S.A. or based on oil volumes at the effective rate and under the restrictions set forth in the Colombian legislation for the sale of the portion paid in dollars, of Oil and Gas coming from the Contracted Area and destined to refining within Colombia.



CLAUSE 38 - OIL PRICES

38.1	Oil that would correspond to THE ASSOCIATE in development
of this contract and that be destined to refining or local consumption, shall be paid at the refinery where it will be processed or at the collection station that the Parties agree, as follows:

38.1.1	Gas shall be paid in accordance with Resolution number 61
of 1983 of the Oil and Natural Gas Price Commission and Decree number 196 of 17 January 1986, issued by the President of Colombia, or in accordance with any other government superseding same.

38.1.2	Crude oil shall be paid in accordance with Resolution
number 60 of 21st January 1986, issued by the Ministry of Mines and Energy, and Decree 196 of 17 January 1986, issued by the President of Colombia, or any government regulations that would supersede them, for similar type oils international F.O.B. price shipping port.

38.2	To all purposes of this Clause, it will be understood that
similar type oils are those having similar API gravity and similar physical and chemical characteristics.

38.3	To determine the FOB price shipping port of a similar
crude-oil, a mean shall be established by taking the average sale price of a set of crudes coming from the western hemisphere and from the North of Africa, set which shall be agreed by the parties but made up by at least three crudes; such average shall be applied to a six-month period and shall be extensive to equal amounts of time.

38.4	The above item's values shall be determined on a monthly
basis and applied during the course of the month following that month during which the decision was taken.

38.5	Any differences arising from the application of this Clause
shall be cleared as stated in this contract.



CLAUSE 39 - EFFECTIVENESS

To be effective, this contract requires the approval of the Ministry of Mines and Energy.



In witness whereof this contract is signed with witnesses on the third (3rd) day of December nineteen-ninety (1990).



THE COLOMBIAN OIL COMPANY			          TOTAL EXPLORATIE EN PRODUKTIE

ECOPETROL						                       MAATSCHAPPIJ B.V.


(Signed)						                        (Signed)


ANDRES RESTREPO LONDORO			            JORGE LARA URBANEJA

President						                       Legal Representative


Witnesses:   (Signed)			             (Signed)


                         EXHIBIT B

                    OPERATION AGREEMENT <F1>1

   ATTACHMENT TO THE CHITAMENA RIVER SECTOR ASSOCIATION CONTRACT



Entered into between the "Empresa Colombiana de Petroleos - ECOPETROL" and "TOTAL EXPLORATIE EN PRODUKTIE MAATSCHAPPIJ B.V." with Date of Effectiveness, First (1st) of February, nineteen ninety one (1991), which hereinafter will be called the Contract.

                 PART I - TECHNICAL ASPECTS

                Section One - Exploration

CLAUSE 1 - PROVISION OF INFORMATION DURING EXPLORATION.

The geological and geophysical information to be delivered by THE ASSOCIATE to ECOPETROL, must be provided under international industry standards, compatible with standards used by ECOPETROL.
 To allow regional appraisals of sedimentary river basins. To complement Clause 6 (number 6.2) of The Contract the Operator will send ECOPETROL, as it be obtained by the former, the following information regarding exploratory activities carried out by THE ASSOCIATE.

1.1	Schedules and Budgets to be developed, prior to their
execution.

1.2	Processed seismic sections for each line, obtained in two
scales, along with an interpretation report  containing:
information used, background seismic programs, and geological information.

1.3	Two (2) sets of magnetic tapes corresponding to seismic
lines one with demultiplexed information and the other with stack information, along with their supporting information and processing report. In case of vibrators, a copy of the field tape should be supplied instead of the demultiplexed one.

1.4	Shooting points map for seismic programs, in copying sepia
and a copy, with coordinates and elevations information. This information must also be delivered in magnetic tapes.

1.5	Magnetic and gravimetric profiles and residual maps in
copying originals, their copies and magnetic tapes holding all supporting information generated.

1.6	Seismic, gravimetric and magnetometrical interpretation
report, along with all construed sections, profiles and maps, submitted according to the standards that for this purpose
ECOPETROL has established.

1.7	Geological, structural, isophacous, isolithos, of facies,
seismic, etc. maps of The Contract area, in copying sepias and copies of the scales established by ECOPETROL for each basin.

1.8	For well drilling: before starting well drilling: drilling
intention (form 4CR), drilling schedule, well location map and geological prognosis, duly approved by the Ministry of Mines and Energy. Exploration Wells location should be related to seismic maps which were used to define the prospect. At each Exploration or Stratigraphic Well drilled in The Contract Area, a satellite obtained geodesic precision point, along with its corresponding azimuth line, which be accepted by the Agustin Codazzi Geographical Institute - "IGAC", should be materialized.

1.9	Daily drilling reports.   These reports should be sent
preferably by telex and they will include well basic information, drilling conditions, drilling fluidal properties, results being obtained and daily and accrued cost.

1.10	Copy of fortnightly reports sent to the Ministry of Mines
and Energy (form 5CR).

1.11	Daily geology reports.  Will be received by the Exploration
Geology Department on a daily basis, and may be reported on the telephone or via telex.

1.12	Final geology report.  This report is obligatory for every
well drilled in the country whether exploratory, stratigraphic or developmental, and it should be submitted in Spanish, by a registered Geologist, not later than ninety (90) days after the date of well termination or abandonment; it should include the following information by chapters:

1.12.1	Summary of all activities carried out during drilling.

1.12.2	Well location and 1:250,000 scale maps.

1.12.3	Stratigraphy:  it should include a stratigraphic column,
environment determination and age of each formation drilled.

1.12.4	Biostratigraphy: it should submit dispersion maps,
analysis performed and possible corelations.

1.12.5	Geochemical:  It should include all analysis performed
both to trench sample and to each core recovered.

1.12.6	Electrical Logs: They should include all calculations
performed for RW, SW determination. Speed registry analysis should be included in this chapter.

1.12.7	Formation tests:  They should present all the results
obtained from each test performed, as well as the results of water and crude analysis carried out in the laboratories.

1.12.8	The report should include the following annexes:

Annex A:	Description of trench samples taken each ten (10) feet.

Annex B:	Detailed description of wall cores and samples that
have been recovered.

Annex C:	All laboratory analysis made to wall cores and samples.

Annex D:	Composed graphic registry, in reproducible sepia and
copies at 1:500 scale. For different lithologies included in composed graphic registry, symbols used in these cases by the American Association of Petroleum Geologists (AAPG) should be employed.

Annex E:	Final report of the company that performed "Logging" in
the well, including "Grapholog" registry.

1.13	Reproducible sepias and copies of all and each registry run
in the well, including speed registry, in 1:200 and 1:500 scale.
 Besides that, magnetic tapes of all registries, accompanied by computer tabulates in formats established by ECOPETROL for this case, must be delivered.

1.14	Report on formation and/or production tests performed,
including bottom pressure analysis (open and close well).

1.15	A set of unwashed trench samples taken each ten (10) feet
should be delivered to ECOPETROL with their detailed lithological description.

1.16	Coring report, when it is performed, including its detailed
description, as well as all analysis made. Together with this report THE ASSOCIATE must send ECOPETROL pictures and fifty percent (50%) of the core.

1.17	Report of all material used during drilling.

1.18	Biostratigraphic analysis with its dispersion map.  These
analysis should be made in Exploration and Stratigraphic Wells, because this information defines sedimentation environments and agent of each formation drilled. This kind of analysis will also be made to different cores recovered.

1.19	Geochemical analysis made to trench, wall and core samples.

1.20	Official report on well's completion, plugging or
abandonment (form 6CR or 10CR).

1.21	Final well report.  It should include all engineering
information and a summary of final geological report. Should be submitted in Spanish, not later than ninety (90) days after the date of well termination or abandonment, bearing the approval of a duly registered petroleum engineer.

1.22	While first contractual year is over, a quarterly report on
geology and geophysics operations performed and programmed, work estimates at short and long term, as well as executed and programmed budget.

1.23	A copy of yearly technical report submitted to the Ministry
of Mines and Energy, with its respective supports.

1.24	At the end of each calendar year, total amount of
investments and Direct Expenses incurred, allotted by concepts of seismic, geology and well drilled.

1.25	Any engineering or geology study performed.



CLAUSE 2 - REDEMPTION OF AREAS.

To ease delimitation of borders, without damaging commercial territories, the areas that THE ASSOCIATE will restitute to ECOPETROL in parcels having a minimum extension of five thousand (5,000) hectares each, should, if possible, be regular polygonal lots.

            Second Section - Exploitation

CLAUSE 3 - EXTENSIVE PRODUCTION TESTS.

The following is the procedure established to handle the crude for and to perform extensive production tests, before a field is accepted as a hydrocarbon commercially producer field.

3.1	For handling and transfer of volumes obtained, tests should
count with respective permit from the Ministry of Mines and Energy, as well as with ECOPETROL's acceptance.

3.2	Production obtained during tests will be distributed
according to proportions established in The Contract, Clause 14
(number 14.2), after a twenty percent (20%) is discounted for royalty fund; ECOPETROL will pay these royalties.

3.3	Volumes produced in these tests will be the volumes
recovered from the well during maximum test time approved on respective permit by the Ministry of Mines and Energy, discounting any volume of crude used as consumption in operations.

3.4	THE ASSOCIATE will be a hundred percent (100%) responsible
for disbursements incurred during production test. Should this test prove positive for commerciality, ECOPETROL will reimburse THE ASSOCIATE fifty percent (50%) of all expenses, including those of production tests along with production percentage corresponding to it. It is understood that reimbursement of costs paid in Colombian Pesos with production, will be applied in dollars, at the official exchange rate in effect on the date ECOPETROL declares commerciality (Clause 9, numbers 9.2.3 and 9.2.4 of The Contract.)

3.5	THE ASSOCIATE or the Operator, should enter into the
necessary agreements with the carrier for the transportation of the crude for extensive tests, up to Barrancabermeja or Cartagena refineries, or reception place agreed.
Transportation of crude corresponding to ECOPETROL, plus royalties, will be paid by ECOPETROL once it receives corresponding invoices with respective supports.

3.6	ECOPETROL must have knowledge in advance of the project
agreement for transportation of crude and must approve it before initiation of production tests.

3.7	THE ASSOCIATE or the Operator, should opportunely inform
ECOPETROL about the development of production tests program and send permits granted by the Ministry of Mines and Energy, as well as any other information, as they be obtained.

3.8	In the event that Reimbursement be made in crude Oil,
invoicing will be monthly submitted, starting at the initiation of well operation.

CLAUSE 4 - COMMERCIAL FIELD.

4.1	THE ASSOCIATE, once obtained enough information related to
development of the field, should make a study to define criteria on petrophysical parameters, best delimitation of productive area and, reserve calculation. The study must be carried out by THE ASSOCIATE using technical methods available in or out of the country; pertinent reviews will be carried out when circumstances demand them.

4.2	For new facilities, enlargements or modifications, basic
production and detailed engineering designs will be submitted to Technical Subcommittee consideration.

4.3	Engineering for production facilities must be contracted
with national companies, unless, Technical Sub-Committee's opinion determines its technological complexity requires the concurrence of a foreign company, preferably in consortium with a national company.

4.4	Final mechanical completion of the wells that become
property of Joint Account should be agreed by Technical Committee and this will be an obligatory requirement for the well to enter in optimum production. For Exploration Wells, reimbursement of this completion will be made as it reads in Clause 9 (number 9.2.2, 9.2.3 and 9.2.4) of The Contract.

CLAUSE 5 - SINGLE RISK MODALITY.

5.1	Reimbursement of two hundred percent (200%) of investment
corresponds only to investment directly linked to each producer well and production facilities to which Clause 9 (number 91.5) of The Contract refers. ECOPETROL will practice an audit that will determine the amount of reimbursable investments.

5.2	In proportion to the development of any field under the
Single Risk Clause, the Operator should send ECOPETROL all technical, economic, legal and administrative information, such as entering and execution of contracts, completion of wells, flow lines, production facilities, measurement systems, storage capacity, wells in production, restriction holes, production reports, economic studies, etc. It is understood that different Contract clauses and explanations to this document, have total applicability in the case of Clause 21 of The Contract. - Operations Under the Risk of One Party - regarding timely information, technical control of reserves and other administrative aspects.

CLAUSE 6 - OPERATION INSPECTION.

For inspection and controllership of Commercial Fields, ECOPETROL will be able to send there its representatives.
Operator should provide the official appointed by ECOPETROL, inasmuch as possible, equal lodging conditions to those offered to for its engineers.

CLAUSE 7 - PRODUCTION.

7.1	The Operator should also render the Parties any information
about production technical improvements that he develops during Exploitation Period.

7.2	For Oil loss control and prevention of environment damages,
the Operator and ECOPETROL will take the appropriate steps, with Oil industry generally accepted methods, in order to avoid Oil loss or spills of any kind during drilling, production, transportation and storage.

7.3	The Operator should keep a daily control of crude Oil
consumption for operation and it will submit a monthly report on them.

CLAUSE 8 - OIL DISTRIBUTION AND AVAILABILITY.

In accord with Clause 14 (number 14.1) of the Contract, measuring of crude Oil will be carried out as follows:

8.1	Corrections for temperature and pressure.

Crude volumes will be determined at sixty Fahrenheit degrees (60deg.F) and at atmospheric pressure, whichever be the temperature and pressure to which it is measured. To make the corrections, tables called Petroleum Measurement Tables Volume Correction
Volume I Table 5A Generalized Crude Oils Correction of Observed
API Gravity to API Gravity at 60deg.F (ATSM D-1250-80) and Table 6A Generalized Crude Oils Correction of Volume to 60deg.F, against API Gravity at 60deg. will be used. To make the correction of crude oils pressure, Table No. 2 Compressibility Factors per Pound per Square Inch of the API Standard 1101, will be used.

8.2	Measurement:

The volumes of crude oils the Operator accepts to transport, will be determined by gauges that for such purpose the Operator will have installed at the reception stations or delivery points and, in their absence, by direct measurement of the level of respective tanks, in accord with the gauging approved by the Ministry of Mines and Energy, and the API Standard 1101. For the liquidation of net volumes of crude oils received and delivered, the Operator will practice the analysis of water and sediment contents, using the Water by Distillation (ATSM D-95) (API 2560) method for water contents and, to determine the contents of sediments, the Sediment by Extraction procedure, ASTM D-473 method, last review, according to what is provided in Resolution No. 002297 dated October 21st, 1983, issued by the Ministry of Mines and Energy, will be used.

CLAUSE 9 - SUPPLY OF CRUDE OILS FOR EXPORT

For effects of Clause 14 of The Contract, to proceed to the export of crude oils THE ASSOCIATE will have as priority the internal necessities of the country before making any export of crude oils, in accordance with legal provisions which govern on this matter.



             PART II - COUNTABLE AND FINANCIAL ASPECTS

                Section One - Schedules and Budgets

CLAUSE 10 - EXPLORATION BUDGET AND SCHEDULES

10.1	Before the initiation of each calendar year, THE ASSOCIATE
must submit the Budgets and Schedules of exploration, discriminated in: geology, seismics and drilling of Exploration
Wells, with an indication of the currency in which work cost will be incurred.

10.2	THE ASSOCIATE must submit quarterly a comparison between
Budget and real execution.

CLAUSE 11 - EXPLOITATION SCHEDULES AND BUDGETS

11.1	For the effects of Clause 11 of The Contract, the Operator
must submit a development plan, and budget and schedule of the works open by quarters to ease the execution of different controls.

11.2	THE ASSOCIATE must submit to ECOPETROL an organizational
letter for the operation of Commercial Field and this letter must be agreed at Technical Sub-Committee level and, approved by the Executive Committee.

CLAUSE 12 - BUDGET MANUAL

The standards and procedures expressed below constitute the manual of budget applicable in the preparation, presentation and control of Budgets that the development of The Contract demand.
This manual includes three (3) parts, namely:

12.1	Income budget

12.2	Expense budget

12.3	Other provisions

CLAUSE 13 - INCOME BUDGET

This Budget is divided also in two (2) sections: the budget of current income and capital contributions.

13.1	Current income:

This is all the money caused in a current way on behalf of Joint
Account and which can be foreseen by the Operator. It includes the following concepts, when acceptable:

13.1.1	Sale of Products:

This is an income from crude or gas sales made by Operator to one of the Parties or to third parties on behalf of the Association (it should be understood that these sales are different from those made as share in the Association by each one of the Parties).

13.1.2	Services Rendered

They include all services the Operator renders to one of the Parties or to third parties, in accordance with the tariffs established Sub-committees and approved by Executive Committee.

13.1.3	Selling out of assets or materials

It includes sales made by the Operator, to the Parties or to third parties, of equipment and materials, in accordance to provisions of Clause 20 (number 20.2) of this Agreement.

13.1.4	Other income

It includes all money received by the Operator with destination
Joint Account under the head of returns on transitory investments.

13.2	Capital contributions:

This is all the money received by Operator in reason of advances made by each one of the partners in accordance with their participation in the Budget approved by the Association. This income is called cash call or advances and will be managed in accordance with procedures established in Clause 15 (number 15.5) of this Agreement.

CLAUSE 14 - BUDGET OF DISBURSEMENTS.

The budget of disbursements or appropriations is composed by
operation expenses and investment budget.   Each one of these
budgets will be prepared in accordance with monetary origin of its disbursement in Colombian Pesos and Dollars, and it will be submitted classified in schedules and projects. The schedules in numerical order - within each Budget - will represent different groups of homogeneous activities the Association will execute through the Operator. The projects in numerical and continuous order within each schedule will present the very purpose of the expense and will be duly supported and explained.

14.1	Budget of operation expenses.

The budget of operation expenses will be prepared by the Operator in accordance with the policies that on this subject the Executive Committee of the Association fixes (Clause 19 of the Contract) and on the basis of the economical parameters and indicators the Association had defined as the most representative for budget life.

projects in numerical and continuous order within each program will show the purpose of the expense and will be duly supported and explained.

14.1.1	Preparation procedure.

The Operator will submit the budget of operation expenses identifying the necessities of the Association and will discriminate the heads of expenses in accordance with classification mentioned in Clause 14 (number 14.1.2) of this Agreement.

The factors of cost for the appraisal of different activities scheduled to be carried out in the year to which Budget refers, will correspond to real figures known at the moment of its preparation, or to the best available information.

In every case, the budget of operation expenses will be calculated having into account the costs demanded by the dependencies which in a direct way render their services to Joint Operation and which, therefore, should be assumed by Joint Account in a one hundred percent (100%) and that will be charged to the Parties in accordance with the proportion mentioned in Clause 22 (number 22.6.1 of the Contract). The overheads that must be assumed by Joint Account will be charged to the Parties and will be determined in accordance with the provisions of Clause 22 (number 22.6.2) of the Contract. The appraisal of operation expenses will be carried out in the currency in which disbursement is projected (Dollars from the United States of America or Colombian Pesos). For control purposes, the Budget will be submitted in three columns, namely:

Dollars origin causation

Pesos origin causation and

Consolidated statement in dollars using projection of exchange rate for respective year

14.1.2	Classification per head of expenses

14.1.2.1	Organigram of personnel expenses

Salaries

Social Benefits

14.1.2.2	Materials and supplies

Repairs and maintenance

Tools

Other materials and supplies

14.1.2.3	Services from third parties

Technical services for the field

Utility services

Other services

14.1.2.4	Overheads

Equipment and office rent

Other overheads

14.1.2.5	Services from the Operator

Overheads

Other services rendered by the Operator

14.1.2.6	Other disbursements

Housing loans

Community assistance

14.1.3	Calculation basis

The budget of operation expenses will have the following basis for calculation:

The budget of salaries and social benefits will be calculated in accordance with organizational charts approved for the Association and its estimation will be carried out in accordance with the provisions of Clause 18 (number 18.1.1) of this Agreement.

The calculation of salaries, social benefits and other extralegal and special benefits originated by national and foreign personnel will be submitted apart, in accordance with disbursement origin, to be known by the Sub-Committees of the Association and the Executive Committee.

Cost estimation of the materials and supplies will be made on the basis of real prices or updated quotations, and in general, using the best available information.

Import expenses will have as calculation basis the FOB prices of materials and/or equipment that will be imported and in its preparation the following factors should be considered:
freights, insurances, "Puertos de Colombia" taxes, import taxes and other import expenses.

The cost of maintenance and operation service cost, will be estimated in accordance with contracts legalized or to be legalized that the Association has in the moment of preparing the Budget.

The Overheads that must be assumed by Joint Account under the head of services the Operator renders or can render, will be calculated in accordance with the procedure established in Clause 22 (number 22.6.2 of The Contract).

General expenses will be calculated having into account concrete necessities demanded by Joint Operation in the normal development of its activities. Community assistance will be budgeted in accordance with interested people requests and fulfilling the policies for that such purpose the Executive Committee determines. In special situations that deserve it, the Operator will be able to attend the request in accordance with his procedures, previous notification to both Parties.

14.1.4	Execution of the Budget

Budget execution of operation expenses will be carried out in accordance with the following considerations:

14.1.4.1	All the services, purchases or contracts that be
charged to Joint Account, under the head of operation expenses must be budgeted and totally justified.

14.1.4.2	When a service or an act to be contracted doesn't imply
a disbursement higher than the limits established for the Association, the Operator will have complete autonomy to contract, in accordance with internal procedures of responsibility and authority.

14.1.4.3	Purchases, contracts or any other act that implies in a
partial or global way a cost higher than the limits established must be submitted before the Technical Sub-Committee of the Association for its study and recommendation.

14.1.5	Control of budget execution.

The Operator will be in charge of the control of expense budget execution, and he must watch the correct assignment of the expenses.

The Operator will prepare a quarterly budget report explaining the results of its execution, and it will contain:

14.1.5.1	Accrued expenses to the date, detailed according to
concept of expenses showed in Clause 14 (number 14.1.2).

14.1.5.2	Special comments to those headings whose execution
presents significant deviations with respect to budgetary average or quarterly estimate.

14.1.5.3	Projection of estimated expenses to be disbursed by
quarter or for the rest of the year.

14.1.5.4	Justification of possible budgetary additions,
adjustments or transfers the Operator considers convenient or are proposed by one Party.

14.2	Budget of investments.

It is a basic planning, execution and control tool of each one of the investment schedules and projects that Joint Operation can plan to carry out, and it acts as a mean to estimate the funds required in the execution of the different programs approved by Executive Committee.

As a previous step to its preparation, the Executive Committee through respective Sub-Committees will establish the general policies and parameters that must be contemplated by the plan of investments.

14.2.1	The budget of investments will be formed by entries
appropriated for the following headings:

14.2.1.1	Acquisition of lasting goods, materials and services
needed for the execution of the different projects established by the Association.

14.2.1.2	Acquisition of major maintenance equipment and tools
bound for Association workshops, in order to guarantee the normal development of operations.

14.2.1.3	Equipping of social services, and other constructions
and/or enlargement of buildings demanded by the operation, including facilities bound for Joint Account workers.

14.2.2	Classification of Investment Budget

For all submitting effects the budget of investments will be grouped in schedules and projects in the following way:
Development wells, production facilities, civil works, other assets, special studies, warehouse and other projects. These will also be sub-divided in projects as follows:

14.2.2.1	Development Wells

Pumping or surface equipment and recompletings

Production wells

Locations

14.2.2.2	Production Facilities

Crude oils collection system

Storage system

Crude oils treatment system

Improved recovery system

Pumping stations



This page is intentionally missing.






                     ** EMPRESA COLOMBIANA DE PETROLEOS **

                    EXPLORATION GROUP - GEOLOGY GROUP

                            PROGRAM EX-012

    GAUSS COORDINATE CALCULATION FROM DATE (ILLEGIBLE) AND DISTANCE

                  AND AREAS CALCULATION FROM COORDINATES

                           BOGOTA ORIGIN

                     TABLE OF DATA AND RESULTS

             FROM RIO CHITAMENA JOINT VENTURE SUPPLY



TAURAMENA  MUNICIPALITIES

CASANARE DEPARTMENT



VERTEX    COURSE    DIST. MTS.   LAT. DIFF.  LON. DIFF.
COORDINATE  VERTEX  N. LAT E. LAT

(TRANSLATOR'S NOTE:  SEVERAL FIGURES APPEAR HERE - SEE ORIGINAL.
 THERE IS ALSO A MAP).

                     -----------------------------

At this point contained in the document is the division of exploration which is in Spanish; therefore, it is not filed within. Also contained is a map of the sector of Rio Chitamena, which is also not filed.



Transfer lines

Others

14.2.2.3	Civil works

Roads

Bridges

Constructions (camp, workshops, warehouses and offices)

14.2.2.4	Other assets

Automotive equipment

Fire equipment

Communication equipment

Office equipment

Equipment for electromechanical maintenance

Major tools

Cleaning or workover equipment

14.2.2.5	Special studies

Environmental impact

Studies of deposits

Simulation studies

Interference tests

14.2.2.6	Warehouses

Fluctuation of material stock

14.2.2.7

Each one of these projects can be divided in as many sub-projects as necessary, keeping always a uniform identification and its final submitting will be made by project, in accordance with previous classification and using for such purpose, the forms two (2) and four (4) which can be adapted as agreed between the Parties, through the Financial Sub-Committee.
 In order to attain a greater clearness in preparation and making the budget of investments, the following considerations must be taken into account:

14.2.2.7.1	Maintenance Projects

They correspond to all those investments in equipment, materials and constructions bound for the maintenance of the facilities in efficient operation conditions, maintaining the limits of original capacity and performance.

14.2.2.7.2	Enlargement projects

Those investments whose objective is to increase the capacity of facilities, to increase authorized supply of automotive, office equipment, etc. will be called so.

14.2.2.7.3	Special projects

They will include all those projects which due to their cost, their importance in industrial activities or its impact at social or ecological level deserve to be classified as special.

14.2.3	Budget preparation and submitting

All and each one of the projects included in the budget of investments must be completely justified and analyzed before being included in general budget. For this purpose, the Operator must prepare an investment first draft containing the following general information:

Analysis of necessities

Justification of the project

General description of the project

Investment estimated sum

Time of execution

Economical appraisal

The first draft with above mentioned information, plus any other one considered necessary for its appraisal, will be studied in conjoint by Association Sub-Committees, which will recommend or object the project feasibility according to the policies designed by the Executive Committee.

Once said Sub-Committee recommends the carrying out of a determined project, this will be included in the general budget to be approved by the Executive Committee of the Association. All general information submitted to justify each project will constitute a technical-financial Annex that will serve as support in the presentation and approval of the budget by the Executive Committee.

14.2.4	Budget of investments consolidation

Once the necessities of Joint Operation are determined, the Operator will consolidate the budget of investments in accordance with classification of Clause 14 of this Annex (number 14.2.2) and will submit it to the Executive Committee of the Association for its definitive approval. The budget of expenses as well as the one of investments at schedule level, will be submitted in three columns, that will contain dollars origin causation, pesos origin causation and consolidated in dollars.

Additionally, the Operator will prepare with informative character, a disbursement chronogram, which shows cash necessities by quarter and by currency origin, at schedule level for the case of investment and of total of expenses for operation expenses.

14.2.5	Budget execution

The execution of the budget of investments will be carried out by Operator through its different dependences, and in accordance with execution chronograms previously established.

Appropriations assigned to each project will be identified with a previously defined code, which will be used in all documents originated in the transaction of their Budgetary Execution.

14.2.6	Budgetary control

The Operator will be responsible for carrying out each one of the schedules and projects of investment, and it will be liable for their execution inside the conditions in which they were approved.

In the same way, it will be responsible to verify that the procedures related to project execution be carried out properly and timely. In case of finding any obstacle which prevents the normal development of the projects, the Operator should inform immediately and in writing to each one of the Parties in order to start solving the difficulty presented.

The Operator, as responsible of the projects, will prepare the quarterly reports related to budgetary and technical progress of the same, which it should send to both Parties in advance to the date foreseen for the ordinary meeting of the Executive
Committee.

Quarterly report that must be prepared by the Operator through its dependences, will contain the following information.

Period covered by the report

Project code and description

Project total budget

Financial progress from its initiation up to date of closing

Investments by project in current year accrued up to the date

Technical progress of the work

Projection of the works to be carried out quarterly in the rest of the year, with informative character.

CLAUSE 15 - OTHER PROVISION

15.1		Budgetary additions

In all the cases the Operator is authorized to make all the operation expenses and investments demanded by Joint Operation in accordance with approved Budget, without exceeding the ten percent (10%) of appropriations assigned to each project for respective effect (Clause 11, number 11.5 of the Contract). However, when during the execution of the Budget it is necessary to increase the cost of appropriations approved by the Executive Committee, corresponding modifications can be requested.

Each time the Executive Committee has its ordinary meetings the requests of budgetary transfers or additions for expenses and investments can be submitted, studied and approved. However, Executive Committee can meet extraordinarily to treat budgetary matters every time that a special situation deserves it.

Therefore, each time a budgetary review is requested, the Operator must start, reasonably advance, the corresponding procedures, submitting the requests to respective Sub-committee for its study and recommendation to the Executive Committee.

In any case, budgetary addition requests must be completely justified, explaining the reasons that gave rise to variation of appropriated entries, with their respective technical and financial annexes contemplated in Clause 14 (number 14.2.3) of this Agreement.

15.2	Budgetary transfers.

Funds movements carried out from one year to the next, as a result of those projects which couldn't be completed during the term for which they were budgeted (due to reasons such as lack of equipment availability, import procedures, bad weather, etc.) will be considered as budgetary transfers.

The cost of the project not executed in its wholeness will become part of the budget of next immediate year and will be subjected to Executive Committee ratification. The submitting of these projects inside the Budget will be done in an express way and it will be taken into account in preparing the disbursement chronogram mentioned in Clause 15 (number 15.4) of this Agreement. Additionally, the budgetary transfers or projects in transit ("carry-over") will give rise to an annex in which budgetary transfer cause and way in which they will be executed in next term.

If a project wasn't executed in more than 80% during a determined term, it should be included again in the Budget and its treatment will be similar to the one for a new project and, therefore, it must be accompanied by the information contemplated in Clause 14 (number 14.2.3) of this Annex.

15.3	Approvals

The Executive Committee will be the body in charge of approving the budget recommended by the Sub-Committees of the Association and authorizing the Operator to purchase or contract on behalf of the Association all those goods and services demanded by Joint Operation.

15.4	Chronogram of disbursements

Along with the Budget recommended by the Sub-Committees of the Association, the Executive Committee will approve quarterly budget submitted by Operator and it will constitute the basis on which monthly advances of funds will be calculated.

15.5	Advance of funds

The requests of advances of funds will be formulated by the Operator to each one of the Parties based on the obligations contracted by the Association for the month immediately next to the one of the request, consulting for this purpose, the Budget approved by the Executive Committee for the Flow of Funds projected. The following requirements must be fulfilled in preparing and submitting the request:

15.5.1	Preparation

Based on approved budget and obligations contracted by the Association for next month, the Operator will prepare the requests of advances having into account the following conditions:

15.5.1.1	The request will be made by the Operator in a separate
format for expenses and investments and, each one of them, will give rise to pesos and dollars in accordance with the origin in which the disbursement is projected.

15.5.1.2	The request must come open by schedules and projects in
the case of investments, and, by center of cost and detail of expense, in case of expenses, in the same way it appears in the Budget approved by the Executive Committee.

15.5.1.3	For each one of the projects listed in the request of
advances can be considered, it should appear in the Budget;
otherwise, total requested amount will be discounted.

15.5.1.4	Projects should count with a sufficient Budget.
However, in special cases, appropriated amount for the term can be exceeded in a ten percent (10%), in accordance with Clause 11
(number 11.5) of The Contract.

15.5.2	Submitting

Every request of advance must be submitted for its processing in the format previously agreed by the Parties at the Financial
Sub-Committee and it will show current and estimated advances of investments and expenses, and it will be composed by the following documents:

15.5.2.1	Letter of request

15.5.2.2	Request format showing financial condition of each
project or program on the date in which the request is made.

15.5.2.3	General comments of technical character that identify
destination of requested funds, when considered necessary.



                          Section Two

                     Accounting Procedure

CLAUSE 16 - ACCOUNTING PROCEDURE

The basis to effect credits and charges incurred between the interested Parties, which cover operations related with properties that were defined in the Contract are detailed below.
 All charges will be made to Joint Account which will be initiated in accordance with provisions of Clause 22 of The
Contract.   The Joint Account defined in Clause 4 (number 4.5)
of The Contract will be divided in three main registries, as follows:

16.1	Joint Account (explanation, charges and entries).  This
account will be affected with all movements, as it is detailed below and, it will be distributed monthly in its wholeness in a proportion of a fifty percent (50%) for ECOPETROL and a fifty percent (50%) for THE ASSOCIATE, in what corresponds to investments, and in the proportion mentioned in Clause 22 (numbers 22.6.1 and 22.62) of The Contract for direct expenses, and overheads, it means, that it will serve as the basis for monthly invoicing, as it is established in this procedure, ending all the months with a zero (0) balance. All countable operations related with Joint Account, will be registered by the Operator in Colombian Pesos, in accordance with the laws of the Republic of Colombia, and the Operator will also be able to keep auxiliary records where disbursements in which he incurs in any currency different from Colombian Pesos, will appear.

16.2	Joint current account of operation.  In this account the
advances received from the Parties and the charges or credits corresponding to invoicing of the same will be kept, and at every moment it will show a balance on favor or against each one of the Parties as it is the case. This account will be divided into two sub-accounts, in accordance with monetary origin of transaction, it is, Pesos and Dollars.

16.3	Registry of joint property.  Through the Joint Account, the
Operator will keep a record of all acquired property, subjected to inventory, detailing kind of asset, date of acquisition, and its original cost. The accounts mentioned in Clause 16 (numbers 16.1, 16.2 and 16.3) of this Agreement, will be part of Operator's countable official registries, and they will be different from Joint Account. The three sub-accounts will be subjected to Clause 22 of this Agreement.

CLAUSE 17 - ADVANCES, INVOICES AND ADJUSTMENTS.

17.1	Advances. Although Operator will in first term pay and
discharge all costs and expenses incurred in accordance with The Contract, charging each one of the Parties with the percentage of its share, it is agreed that in order to finance said share, each Party, at Operator's request and as it is provided later, will advance the Operator, beginning with the acceptance by the Parties of the existence of a Commercial Field and, no later than within the first five (5) calendar days of each month, the proportion of the expenses that were estimated for the operations of respective month. Advance request must be accompanied by a detail according to provisions of Clause
15.5.1.2 of this Annex. These advances will be made in dollars of the United States of America and in Colombian pesos, in accordance with the necessities registered in the budgets and in the requests of funds prepared by the Operator. The request of funds will be made by the Operator within first twenty (20) calendar days of the month immediately previous to that in which contribution must be made. If the Operator had to make extraordinary disbursements, not contemplated when requesting monthly advance of funds, he must request in writing to no operators, special advances covering the participation of such disbursements. Each participant will advance its proportional part within the fifteen (15) calendar days following Operator's request.

17.2	Invoicing.  The Operator will prepare an initial invoice
for ECOPETROL after the acceptance of a Commercial Field, for a fifty percent (50%) of expenses and cost of Exploration Wells that had resulted producers. These costs will include all expenses caused by drilling, such as the tests, the completion and the equipment of the well, as well as flow lines, separators and cost of extensive production tests. Said invoice will also include a fifty percent (50%) of the cost of additional works referred in Clause 9 (number 9.3) of The Contract and it will be paid in accordance with said clause. This invoicing will include a summary of the costs expressing separately the currency in which investments and expenses were made, it is, in Colombian pesos or in dollars of the United States of America.

17.2.2	Beginning in the date of initial invoice, the Operator
will invoice the Parties within thirty (30) calendar days following the last day of each month, its proportional share in the costs and expenses for that month. Invoices will show the details used by Operator's countable procedures, including a detailed summary of accounts, expressing separately the costs and expenses originated in pesos and those originated in dollars.

17.3	Adjustments.  The invoices will be adjusted between the
Operator and the Parties after deducting the advances in dollars and in pesos.

When advances made by any of the Parties differ from their participation in effective costs determined for each period, the difference in pesos and/or dollars will be adjusted to next month invoices.

17.4	Invoice Acceptance.  The payment of the invoices will not
affect the right of the Parties to protest or inquire on the accuracy of the same in accordance with the terms of Clause 22
(number 22.7 of The Contract).

CLAUSE 18 - CHARGES

Subjected to limitations described below, the Operator will charge Joint Account and will invoice each Party, according to percentages established in Clause 16 (number 16.1) of this Agreement, the following expenses:

18.1	Labor

18.1.1	National and Foreign employees

18.1.1.1	The salaries of Operator's employees or workers who
were directly working in benefit of Joint Operation, including overtime payment, night extra charge, Sundays and holidays payment and their respective compensatory rests and, in general, every payment that constitutes salary.

18.1.1.2	Social benefits, indemnities, insurance, subsidies,
bonus and, in general, any benefit that is not considered salary and that is granted to workers and/or their relatives or dependents, whether granted in an individual or collective way, or that are granted in virtue of a work contract, the law, or arbitral sentences or conventions, except housing plans, in relation to which a special agreement will be necessary. Among above listed benefits we can mention as a simple list, the following: severance payment, vacation, retirement and invalidity pensions, benefits to retired people and their relatives, benefits and assistance caused by professional or no professional diseases and accidents, service premium, life insurance, indemnities for contract cancellation, union benefits, all kind of bonus, subventions and helps for health, savings, education and, in general, every social security.
Besides that, payments to Colombian Institute of Family Welfare
(ICBF), Learning National Service (SENA), Institute of Social Security (ISS) and other similar ones that can be established.

18.1.1.3	All expenses incurred in benefit of Joint Operation in
relation to maintenance and operation of the camp, its offices and its service facilities in the field. Among these expenses there are also included, not in a limitative way, but enumerative, those that will be shown later, whether the services be rendered in a free or paid way, or whether they are for the workers, their dependents or relatives, or that the services are rendered in a voluntary or obligatory way.

Among these services are:

18.1.1.3.1	Medical, pharmaceutical, surgical and hospital.

18.1.1.3.2	Camp and all its services, including its repair and
sanitation.

18.1.1.3.3	Training and qualifying expenses.

18.1.3.3.4	Worker's recreation.

18.1.3.3.5	Maintenance of schools for workers, their children
and dependent relatives.

18.1.1.3.6	Security or social assistance plans and camp
vigilance.

18.1.1.4	It is understood that expenses and services noted in
Clause 18 (number 18.1.1.1, 18.1.1.2, and 18.1.1.3), before
mentioned, will be on account of Joint Account, when by provision of the law, of collective conventions and/or arbitral sentences or voluntarily, are applied in a direct or solidary way to contractors, subcontractors, intermediaries and/or their workers who are working in benefit of the operation.

18.1.1.5	With regard to Retirement pensions and the Invalidity
Aid, once Operator's recommendation is hear, the Executive
Committee is totally authorized to decide among affiliating the workers to the Social Security Institute, an insurance company or a body legally authorized to assume these risks, or to constitute a fund that will be directly managed by the Operator under the control of Executive Committee. The Operator will make the contributions in a hundred percent to selected entity or to the fund, according to the case, and respective sums will be charged to Joint Account, without damage if health service is directly assumed by the Operator.

18.2	Materials, equipment and supplies.

The necessary materials and supplies for the development of the operations will be charged to Joint Account. The materials and supplies will be acquired for warehouse stocks when it is convenient for the operation and will be credited to it, at the cost in books as they leave the warehouse to be used. The units of Capital equipment will be directly charged to Joint Account. The cost in books is determined below:

18.2.1	Cost in books

It is understood that cost in books means the lst average price of stock in warehouse based on cost obtained from import liquidation sheets or local cost, as follows:

18.2.1.1	For import materials, equipment and supplies, the cost
in books will include net price of manufacturer or supplier invoices (after deducting every discount), cost of purchases, freights and delivery charges between supply place and shipping point, freights to entrance port, insurances, import duties or any other tax, handling from the ship to customs warehouse and transportation to operation site.

18.2.1.2	For materials, equipment and supplies locally acquired,
the cost in books will include seller net invoice (after deducting all discounts), plus sales taxes, purchase expenses, transportation, insurance and other similar costs paid to third parties, from purchase place to operation place.

18.2.1.3	The materials will be charged to Joint Account in
accordance with the monetary origin of its acquisition, for them, in the same way, to be charged to each Party.

18.2.2	Return of materials to the warehouse of Joint Operation.

The materials, equipment and supplies return by operations to the warehouse of Joint Operation will be valued as follows:

18.2.2.1	New materials, at cost in books:

18.2.2.2	Second hand materials, in good condition, that can
render any service and the equipment that can be used later without repairs, can be reincorporated to The Association warehouse by the Operator at seventy-five percent (75%) of their cost in books, giving credit to respective project of Joint
Account.

18.2.2.3	Second hand materials and equipment that, once
repaired, can be used, will be reincorporated by the Operator to warehouse of The Association for the fifty percent (50%) of their cost in books.

These materials, when used again, will be charged at their new cost in books.

18.2.3	Sales made by the Parties.  Materials, equipment and
supplies sold by the Parties to Joint Operation will be valued at replacement price agreed by the Parties. Corresponding cost of transportation will be on account of Joint Operation. In the cases of sale from Joint Operation to one of the Parties, above mentioned items will items will be valued at the replacement price agreed by the Parties, and transportation cost will be on account of purchasing Party.

18.2.4	Local Transportation of Materials.

18.2.4.1	For materials shipped through an external carrier, at
cost, according to carrier's company invoice.

18.2.4.2	For materials dispatched in transportation units owned
by the Parties at tariffs calculated to cover real costs, according to procedure established in Clauses 18 (number 18.4) and 23 (number 23.1.1) of this Annex.

18.2.5	Materials of canceled, postponed or changed projects.
When a stock accumulation is produced in warehouse caused by change, postponing or canceling of projects approved by the Parties, the cost of such materials will be charged to warehouse account. These materials can be sold to third parties according to what is provided in Clause 20 (number 20.2.1) of this Agreement and yield will be credited to Joint Account.

18.3	Travel expenses.

All travel expenses incurred for the benefit of Joint Operation by national or foreign personnel, such as transportation, hotels, food, etc.

18.4	Service units and installations.

Cost of services rendered by equipment and installations owned by any of the Parties will be charged to Joint Account at reasonable rates as established in Clause 23 of this Annex. Rates fixed must be applied up to when modified by mutual agreement.

18.5	Service

Services supplied by third parties for Joint Operation, including contractors, to their real costs.

18.6	Repairs

The expenses for repairs performed to equipment or elements of any of the Parties, destined to the use of Joint Operation, except that these costs have already been charged by means of rents or in other way.

18.7	Lawsuits

The expenses to Joint Operation regarding threats from effective lawsuits (including investigation and obtaining of proofs), releasing of attachments, judgments or sentences, legal claims and claim procedures, accident compensation, settlement for death or funeral expenses, provided that these charges hadn't been recognized by an insurance company or covered by proportional extra charges mentioned in Clause 18 (number 18.1.1) of this Agreement. When legal services be supplied on such matters by permanent or external lawyers whose total or partial fees be included in overheads, no extra charges will be made for their services, but they will be charged to General Expenses incurred in such procedures.

18.8	Damages and losses to Joint Operation properties and
equipment. All costs and expenses necessary to replace or repair damages or losses caused by fire, flood, storm, robbery, accident or any other similar fact. The Operator will communicate in writing to the Parties the damages or losses occurred, as soon as possible.

18.9	Tax and rents

Cost of all taxes paid or caused in the development of Joint
Operation, will be charged to Joint Account. This account will also be charged with cost of rents, easements and indemnities for improvements, ground occupation, etc.

18.10	Insurances

18.10.1	Premiums paid for insurances taken in benefit of the
operations to which The Contract refers, together with all expenses and indemnities caused and paid, and all losses, claims and other expenses that hadn't been covered by insurer companies, including legal services mentioned in Clause 18 (number 18.7) of this Agreement, will be charged to Joint Account.

18.10.2	When there is no insurance, the real expenses incurred,
previously mentioned and, paid by the Operator, will be also charged to Joint Account.

CLAUSE 19 - CREDITS

19.1	The Operator will credit to Joint Account the income from
the following headings:

19.1.1	Insurance collection regarding Joint Operations, whose
premiums had been charged to said operation.

19.1.2	The sales of geological information, previously
authorized by the Parties, provided that collections related to them had been charged to Joint Operation.

19.1.3	Sale of Joint Operation properties, plants, equipment and
materials.

19.1.4	Rents received, returns from custom taxes or
transportation claims, etc., must be credited to Joint
Operation, if such rents or returns belong to said operation.

19.1.5	Any other income from operation or contracts authorized
by the Executive Committee.

19.2	Warranty

In case of defective equipment, when Operator had received respective adjustment from the manufacturer or his agents, this warranty must be credited to Joint Operation.

CLAUSE 20 - DISPOSAL OF REMAINING MATERIALS AND EQUIPMENT.

20,1	Remaining materials and equipment.

The Operator will inform ECOPETROL in writing about the remaining materials and equipment from Joint Operation. Each one of the Parties will appoint a representative to review their condition and determine which materials or equipment can be sold. First purchasing option of usable materials or equipment will be for ECOPETROL and the second one for THE ASSOCIATE; these options must be exercised within next sixty (60) days following notice date. In case that ECOPETROL or THE ASSOCIATE don't exercise this right, the Operator will inform it in writing and goods will be sold in auction.

20.2	Disposal of materials and capital equipment

20.2.1	Sales - from Operator to third parties - of major
materials and capital equipment that had been charged to Joint Account will be made only with approval from Executive Committee. This yield will be credited to Joint Account. Only for this purpose, major materials are defined as any asset whose estimate sale price is higher than five thousand dollars of the United States of America (US$5,000) or its equivalent in Colombian currency.

20.2.2	Minor materials charged to Joint Account which aren't
required in the operation or reincorporated to warehouse, can be sold by Operator and their yield credited to Joint Account.

20.2.3	For any abandonment or dismantling of the assets that
have an estimated cost or value of five thousand dollars of the United States of America, or more, or its equivalent in Colombian currency, a previous authorization from the Executive
Committee is required.

20.2.4	No one of the parties will be obliged to purchase the
interest of the other one in remaining materials, being it new or second handed. Withdrawals from major lines of remaining materials, such as towers, tanks, engines, pumping units and pipe lines will be subjected to approval from the Executive Committee. However, the Operator will have the right to cast aside in any way those damaged or useless materials.

CLAUSE 21 - INVENTORY

By request of ECOPETROL, the Operator will submit the necessary information in order to carry out inventory analysis in warehouses and the Parties will agree on joint participation for inventory control. The Operator must supply everything ECOPETROL requires to perform a physical taking up of fixed assets at the facilities of The Association, previous agreement at the Financial Subcommittee, on the date, time and number of people who will carry out the inventory.

21.1	Inventory and audit

The Operator must practice at reasonable intervals, the inventories of all Joint Operation assets.

21.2	The Operator will give written notice to the Parties of his
intention to carry out an inventory, one (1) month in advance to the date in which it will start, for them to appear. But non attendance of one of the Parties to inventory taking, will not reduce the validity or effectiveness of the inventory in this way taken by the Operator.

21.3	The Operator will supply the Parties with a copy of each
inventory, and a copy of its reconciliation.

21.4	Inventory adjustments for remainings or missings will be
informed to Executive Committee for their consideration and approval.

21.5	At last day's midnight of the twenty-two years (22) term of
Exploitation Period, the Parties will take up inventories of the materials found in warehouse, and which are owned by Joint
Account, as well as of extracted products found in recollection batteries, in pipe lines which go from there to storage tanks or in storage tanks, all this inside operation terrains, and said inventories will be distributed between the Parties, after deducting royalties, in the same way foreseen in Clause 13 of The Contract.

CLAUSE 22 - AUDIT

Subjected to Clause 17 (number 17.4) of this Agreement, the Parties will be able to examine and control through their own Auditors, the Operator records related to joint properties and their operation. However, in order to facilitate the review of cost and expenses of Exploration Wells mentioned in Clause 17 (number 17.2) of this Agreement, once the Operator advises the non operator the date of inventory termination of any producer well, the Operator will allow that, previous timely notice, ECOPETROL's auditors examine periodically the drilling accounts of the wells in such a way that when a Commercial Field is declared, mentioned review had already been practiced in best conditions of time and place. During audit reviews foreseen in this Agreement, besides representatives from the Parties, representatives from General Controllership of the Republic can also be present, if said body esteems it convenient. Expenses and cost of such review will be on account of interested Party.--

CLAUSE 23 - TARRIF TABLES

23.1	Subjected to limitations previously described, services
rendered to Joint Operation by facilities exclusively owned by ECOPETROL or THE ASSOCIATE, will be charged at respective tariffs, in order to allow the recovery of real cost. Said cost should include normal cost of work, salaries, social benefits, depreciation and other operation expenses, having the following into account:

23.1.1	The tariff of transportation units that is normally
calculated on the basis of operation time, must include time used in loading and unloading, time elapsed waiting for loading and waiting time while unloading is being carried out. Charges for transportation units allotted to operation will include Sundays and Holidays, except when they are out of service for repairs.

23.1.2	When the material for mentioned operations is transported
along with any other material by fluvial or land fleet exclusively owned by ECOPETROL or THE ASSOCIATE, the charge must be made based on transported tons, at tariffs not greater than commercial ones.

23.2	Tariffs for rent of equipment and tools.

The procedure to calculate the tariff of rent for equipment and tools owned by the Parties, including drilling equipment and major equipment whose tariffs must be figured separately and approved by Executive Committee will include a depreciation cost plus a maintenance cost, and procedure will be as follows:

23.2.1	Equipment description, model, number, purchase date and
original cost.

23.2.2	Place where equipment will be used, reasons for its rent
and, estimated time of use.

23.2.3	Cost of equipment annual depreciation, calculated on the
basis of the sum depreciated in books and its estimated remaining useful life (minimum sum considered in books will be a ten percent (10%) of original cost, it is salvage sum).

23.2.4	Maintenance annual cost will be a percentage of original
cost which will vary from a five percent (5%) for new equipment up to a fifteen percent (15%) for depreciated equipment, depending upon depreciation time; for example:

Equipment A: (Five years (5) useful life)

Time (years) 1, 2, 3, 4, 5: a one hundred percent (100%) depreciated equipment.

Maintenance: 5, 6, 7 8, 9: 15%

Equipment B: (Ten (10) years useful life)

Time (years) 1, 2, 3, 4, 5, 6, 7, 8, 9, 10: One hundred percent
(100%) depreciated equipment.

Maintenance: 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15,: 15%.

Note: Time of useful life and depreciation will be established by countable techniques applicable to oil operation.

23.2.5	Annual rent tariff is equal to cost stipulated in Clause
23 (number 23.2.3) of this Agreement plus cost fixed in number
23.2.4 of this same clause.

23.2.6	Equipment monthly or daily rent tariff will be equal to
that established in Clause 23 (number 23.2.5) divided by 12 or 365, according to the case.

23.2.7	There will be no rent charged for "stand by", but it will
be charged to any third party.

23.2.8	Previous rent tariffs don't include transportation,
installation, operation, lubricants and fuels costs, which will be charged to the operation to which equipment is bound.

23.2.9	Previous rent tariffs will be applied to eventual use of
operation equipment or tools, one hundred percent (100%) of THE
ASSOCIATE or operator or vice versa.

23.2.10	In each case, Technical Sub-Committee will recommend
Executive Committee the necessity of using rented equipment, Financial Subcommittee will be able to apply the tariff system herein recommended.

23.3	Warehouses and fixed assets tariff.

To calculate rent tariff of warehouses owned by one of the Parties or by Joint Operation for a total or partial use, a procedure that will be agreed at the Financial Subcommittee will be followed.

CLAUSE 24 - CONTRIBUTIONS IN KIND.

ECOPETROL or THE ASSOCIATE will contribute, in kind, those materials it considers convenient according to agreements entered into by the Parties.



         PART III - ADMINISTRATIVE ASPECTS AND OTHER PROVISION

                Section One - Executive Committee

CLAUSE 25 - OPERATION CONDITIONS

To exercise its duties the Executive Committee must fulfill the conditions foreseen in Clause 19 of The Contract, as it is explained below:

25.1	Executive Committee will be presided alternatively by the
Parties, starting with ECOPETROL.

25.2	The Executive Committee will appoint its Secretary with
alternation of the people appointed by ECOPETROL and THE
ASSOCIATE. The same Party should provide President and Secretary.

25.3	The Executive Committee will have ordinary meetings during
the months of March, July and November and extraordinary ones, each time the Parties and/or the Operator consider it necessary.
 In said meetings, exploitation schedule developed by the Operator, and plan to be followed will be reviewed. This Executive Committee can be attended by the advisors each one of the Parties consider convenient, being understood that each company will take the smallest possible number of people.

25.4	For Executive Committee ordinary meetings, the
representative who will be in charge of presiding next meeting will advise the other Party representatives (principal and his deputies) and the Operator, ten (10) calendar days prior to the meeting date, the meeting date, place and issues to be treated (agenda).

25.5	In development of Clause 18 (number 18.3) of The Contract,
both for Executive Committee's ordinary and extraordinary meetings, those issues to be treated that hadn't been included in the agenda, must have been previously accepted by Parties' representatives through the Sub-Committees.



                SECTION TWO - SUB COMMITTEES

CLAUSE 26 - SUB COMMITTEES CREATION. In development of the duty foreseen in Clause 19 (number 19.3.8) of The Contract, the
Executive Committee will be able to create the advising sub-committees it considers necessary. In any case, the Executive Committee will appoint a Technical Sub-committee and a Financial Sub-committee.

These sub-committees will be the bodies established to control and define the technical, financial and juridical recommendations of The Contract before the Executive Committee and they must be governed by The Contract and this Agreement. Each sub committee must establish its own internal regulation approved by the Executive Committee.



                     Section Three - Operator

CLAUSE 27 - RIGHTS AND OBLIGATIONS

27.1	In accordance with this Agreement, the Operator has the
right to conduct the Joint Operations by itself or, through its contractors, under the general direction of the Executive Committee. In any case, the Operator remains responsible of Joint Operation, in accordance with provisions of The Contract.

27.2	Among Operator's obligations there are the following:

27.2.1	Preparation, presentation and implementation of
exploration and exploitation budgets and schedules, as well as the approval of expenses (AFES).

27.2.2	To direct and control all statistical and accounting
services.

27.2.3	To plan and obtain all the services and materials
required for the good development of Joint Operation.

27.2.4	To provide all techniques and advisorship necessary for
an efficient development of Joint Operation.

27.3	The Operator can't constitute any lien on Joint Operation's
properties.

27.4	Operator's resign or dismissal should be made without
damage or any right, obligation or responsibility acquired during the time the Operator performed as such; if Operator resigns or is dismissed before fulfilling obligations established in The Contract, it will not be able to charge Joint Account with costs and expenses it incurred by reason of the change. But if Executive Committee approves them, these costs and expenses can be charged to Joint Account.

27.5	Once the Operator is noticed of its dismissal or its resign
is accepted, for the transference of responsibilities, ECOPETROL will audit Joint Account and will carry out an inventory of all Joint Operation properties. Such inventory will be used for return and bookkeeping effects of said responsibility transfer procedure. All costs and expenses incurred in relation to such inventory and audit will be charges to Joint Account.

27.6	The Operator will not be responsible for any loss or damage
caused by Joint Operation, unless such losses or damages result from:

27.6.1	Operator's serious fault.

27.6.2	Operator's failure in the obtaining and keeping of any
one of the insurances required by Clause 33 of The Contract, except when Operator had compromised all its will to obtain and keep them and results of these efforts had been fruitless, a fact about which it must inform previously to the Parties in writing.

                Section Fourth - Contracting Procedure

CLAUSE 28 - REGISTRY OF SUPPLIERS AND CONTRACTORS.

28.1	The Operator must keep a registry of suppliers and
contractors classified by the different activities required by oil exploration, exploitation and transportation.

28.2	ECOPETROL will know suppliers and contractors list and will
inform the Operator its justified remarks, if any.

28.3	Registry review will be annually performed, and it will not
prevent- with THE ASSOCIATE's consent - the dropping out from the list of those people or entities that had given any justified motive to adopt such determination.

28.4	In every case implying a quotation request to buy or
contract, respective registry will be consulted, certifying it on respective document.

28.5	People or entities included in the registry of contractors
or suppliers must credit their technical, moral and economical solvency, besides their sufficient experience to attend the necessities of Joint Operation. It is considered as company experience that of the partners and those technicians linked to it on a permanent basis.

CLAUSE 29 - PURCHASE PROCEDURE

29.1	The Operator will prepare a purchase list, after verifying
items nonexistence in storages and warehouses created for Joint
Account.

29.2	The Operator will submit to Technical Sub Committee, for
their study and recommendation, and reasonably in advance, the analysis of different purchase requests, including among other aspects, the following:

If they correspond to warehouse or to immediate consumption

Budgetary heading and entry

Payment currency and offered warranties

Possible financing

Invitation to three (3) suppliers minimum

Cost center or investment authorization (AFE)

29.3	Awarding will generally occur through a system of three (3)
quotations system, except in the cases determined by Technical
Subcommittee.

29.4	Purchase requisitions must be presented with all supports
and justifications, duly signed.

29.5	Studied and approved requisitions, as well as those
postponed with a certificate of their postponement, will appear on meeting record.

29.6	Those requisitions whose cost is higher than forty thousand
(US$ 40,000) dollars of the United States of America or its equivalent in Colombian Pesos, will be submitted to Executive
Committee for their approval.

29.7	In every ordinary meeting of Executive Committee,
requisitions recommended by Technical Subcommittee will be informed for their ratification.

Purchase bids will also be governed by procedures established in Clause 29 (number 29.4) of This Agreement.

CLAUSE 3O - PROCEDURE TO CONTRACT WORKS AND SERVICES.

30.1	Technical Sub-committee will appoint a proposal appraisal
commission, if considers it pertinent.

30.2	Technical Sub-Committee will study award reports and
recommendations in accordance with their importance within the limits of established authorizations.

30.3	For each work or services to be contracted, a Budget will
be prepared following each one of following modalities:

Delegated administration

Lump sum

Prices per work unit

Prices per time unit

Rates established by entities or professional unionizations

Key in hand

30.4	Contracting of works and services whose cost exceeds forty
thousand dollars of the United States of America (US$40,000), will be carried out through a minimum of three (3) written quotations from bidders duly qualified and registered on Operator's registry. In case that the three (3) proposals can't be obtained, a minor number will be accepted, certifying justification on recommendation report from Technical
Sub-committee.

30.5	Original proposals must be kept in Operator's files for
later review effects.

30.6	A contracting request should be declared deserted, whenever
the Technical Sub-committee finds reasons to justify such decision and whenever the offers stand aside from real costs considered by Technical Sub-Committee.

30.7	If a modification arises which changes the price in a
percentage higher than a twenty percent (20%), all bidders will be informed to give them a chance to review their offers and it will be handled as a new offer request.

30.8	Award result will be communicated in writing.

CLAUSE 31 - PROCEDURE OF OFFER REQUEST.

31.1	Technical Sub-committee will recommend the cases in which
it is convenient to carry out an offer request, and the people it considers can be invited to present offers.

31.2	Foreign firms invited must be legally established in the
country.

31.3	The Operator will prepare bidding forms and will submit
them to Technical Committee consideration.

31.4	Once proposals are received, those submitted after term
fixed for that effect, will not be taken into account.

31.5	The offers will be appraised in a conjoint way, in
accordance with criteria established on the forms of offer request.

31.6	Any explanation or widening of technical information, will
be requested to bidders in offer requests, preferably by telex.
Besides that, these requests must be sent to all bidders in case that it is a general explanation. Any explanation requires timely knowledge of both Parties.

31.7	The Operator will submit its award recommendation in
writing to the consideration of Technical Subcommittee, supported by communications and respective documentation, including a comparative chart of the offers.

CLAUSE 32 - INSURANCES

For effects of Clause 33 of The Contract, as for Insurances it refers, the Operator must deliver the Vice Presidency of Associate Operations of ECOPETROL the following information for it to insure a fifty percent (50%) of assets corresponding to Commercial Field:

32.1	Description of assets, discriminated as possible in the
following way:

32.1.1	Offices, camps and other non-industrial assets.

32.1.2	Collection stations, specifying tanks (number and
capacity) and other equipment.

32.1.3	Various warehouses and other facilities.

Note: External oil pipe lines and wells aren't insured under fire policy, because in this case ECOPETROL assumes the risk directly.

32.3	Assets value, mentioning only the value of the part owned
by ECOPETROL and showing corresponding percentage of total value.

32.3	Geographical location.

32.4	Reception date, from which risk passes to Joint Operation.

CLAUSE 33 - FORCE MAJEURE OR FORTUITOUS EVENTS.

Clause 34 of the Contract only suspends the fulfillment of specific obligations, whose execution becomes impossible due to facts constituting force majeure or fortuitous events. Equally, it only interrupts obligations on goods, properties, production facilities, etc. that be affected by said circumstance. The Operator must notify termination of force majeure, detailing the magnitude of damages and corrective actions that affect the system.

CLAUSE 34 - REVIEW OF OPERATION AGREEMENT

This Operation Agreement can be reviewed when the Parties consider it convenient by request of any of them; the Executive
Committee is fully authorized to review and modify it.  This
Operation Agreement will be in effect up to the occurrence of any one of the following events:

34.1	Contract Termination.

34.2	Written agreement between the Parties.

34.3	Signature of a new Agreement

In witness whereof the Parties sign this Operation Agreement, on ECOPETROL contracting paper, on the third (3rd) day of December of nineteen ninety (1990).

EMPRESSA COLOMBIANA DE PETROLEOS	      TOTAL EXPLORATIE EN PRODUKTIE

  ECOPETROL					                          MAATSCHAPPIJ B.V.



ANDRES RESTREPO LONDONO			              JORGE LARA URBANEJA

(SIGNED)						                          (SIGNED)

President						                         Legal Representative.



WITNESSES:  (Three Illegible signatures).

Annex:  (Signed Illegible).











<F1> Translator's Note:  The terms "Contract" or "Agreement" have been used for "Contrato" or "Acuerdo" respectively.